As filed with the Securities and Exchange Commission on April 21, 2008
Registration No. 333-130833

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

POST-EFFECTIVE AMENDMENT NO. 3
TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING LIFE INSURANCE AND ANNUITY COMPANY

Connecticut
(State or other jurisdiction of incorporation or organization)
6311
(Primary Standard Industrial Classification Code Number)
71-0294708
(I.R.S. Employer Identification No.)

ING
One Orange Way
Windsor, Connecticut 06095-4774
(860) 580-4646
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael A. Pignatella, Esq.
ING Life Insurance and Annuity Company One Orange Way
Windsor, Connecticut 06095-4774
(860) 580-2831
(Name and Address of Agent for Service of Process)

Copy to:
John S. (Scott) Kreighbaum, Esq.
ING Life Insurance and Annuity Company
1475 Dunwoody Drive
West Chester, PA 19380-1478
(610) 425-3404

Approximate date of commencement of proposed sale to the public:
It is proposed that the public offering will commence as soon as practicable after effectiveness of this filing.

If any of the securities being registered to this Form are to be offered on a delayed
or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.	[ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)
under the Securities Act, check the following box and list the Securities Act registration
statement number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the
Securities Act, check the following box and list the Securities Act registration statement
number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the
Securities Act, check the following box and list the Securities Act registration statement
number of the earlier effective registration statement for the same offering.	[ ]

PART I
INFORMATION REQUIRED IN PROSPECTUS

ING Life Insurance and Annuity Company

GUARANTEED ACCOUNT (IICA)

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April 28 , 2008

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Introduction
The ILIAC Guaranteed Account (the “Guaranteed Account”) (formerly the IICA Guaranteed Account) is a fixed interest option available during the accumulation phase of certain variable annuity contracts (the “contracts”) issued by ING Life Insurance and Annuity Company (“ILIAC,” the “Company,” “we,” “us,” “our”). Prior to January 1,
2006, contracts offering the Guaranteed Account were issued by ING Insurance Company of America (“IICA”). On
December 31, 2005, IICA merged with and into ING Life Insurance and Annuity Company, and ING Life Insurance
and Annuity Company assumed responsibility for all of IICA’s obligations under the contracts, including
Guaranteed Account obligations. See “Other Topics - The Company” for information about the merger of IICA with and into the Company. Read this prospectus carefully before investing in the Guaranteed Account and save it for future reference.

General Description
The Guaranteed Account offers investors an opportunity to earn specified guaranteed rates of interest for specified periods of time, called guaranteed terms. We generally offer several guaranteed terms at any one time for those considering investing in the Guaranteed Account. The number of guaranteed terms offered may vary by state, we may not offer all guaranteed terms on all contracts, and the rates for a given guaranteed term may vary among contracts. Each guaranteed term offers a guaranteed interest rate for investments that remain in the Guaranteed
Account for the duration of the specific guaranteed term. The guaranteed term establishes both the length of time for which we agree to credit a guaranteed interest rate and how long your investment must remain in the Guaranteed
Account in order to receive the guaranteed interest rate.

We guarantee both principal and interest if, and only if, your investment remains invested for the full guaranteed term. Charges related to the contract, such as a maintenance fee or early withdrawal charge, may still apply even if you do not withdraw until the end of a guaranteed term. Investments taken out of the Guaranteed Account prior to the end of a guaranteed term may be subject to a market value adjustment which may result in an investment gain or loss. See “Market Value Adjustment (MVA).”

This prospectus will explain:

  Guaranteed interest rates and guaranteed terms;
  Contributions to the Guaranteed Account;
  Types of investments available;
  How rates are offered;
  How there can be an investment risk and how we calculate gain or loss;
  Contract charges that can affect your account value in the Guaranteed Account;
  Taking investments out of the Guaranteed Account; and
  How to reinvest or withdraw at maturity.

Additional Disclosure Information
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state or jurisdiction that does not permit their sale. We have not authorized anyone to provide you

ILIAC Guaranteed Account (IICA)

with information that is different than that contained in this prospectus. The Guaranteed Account is not a deposit with, obligation of or guaranteed or endorsed by any bank, nor is it insured by the FDIC. These contracts are not offered for sale in the State of New York.

Our Home Office:	Our Customer Service Center:
ING Life Insurance and Annuity Company	ING
One Orange Way	P.O. Box 9271
Windsor , CT 06095-4774	Des Moines, IA 50306-9271
(860) 580 -4646	(800) 531-4547

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ILIAC Guaranteed Account (IICA)

ILIAC Guaranteed Account (IICA)

SUMMARY

The Guaranteed Account is a fixed interest option that may be available during the accumulation phase of your variable annuity contract. The following is a summary of certain facts about the Guaranteed Account.

In General. Amounts that you invest in the Guaranteed Account will earn a guaranteed interest rate if left in the
Guaranteed Account for a specified period of time (the guaranteed term). You must invest amounts in the
Guaranteed Account for the full guaranteed term in order to receive the quoted guaranteed interest rate. If you withdraw or transfer those amounts before the end of the guaranteed term, we may apply a “market value adjustment,” which may be positive or negative.

Questions: Contacting the Company. To answer your questions, contact your sales representatives or write or call our Customer Service Center at:

ING
P.O. Box 9271
Des Moines, IA 50306-9271

Deposit Periods. A deposit period is the time during which we offer a specific guaranteed interest rate if you deposit dollars for a specific guaranteed term. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered.

Guaranteed Terms. A guaranteed term is the period of time account dollars must be left in the Guaranteed
Account in order to earn the guaranteed interest rate specified for that guaranteed term. We offer different guaranteed terms at different times. We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates. Check with your sales representative or the Company to learn the details about the guaranteed term(s) currently offered. We reserve the right to limit the number of guaranteed terms or the availability of certain guaranteed terms. The number of guaranteed terms offered may vary by state, we may not offer all guaranteed terms on all contracts, and the rates for a given guaranteed term may vary among contracts.

Guaranteed Interest Rates. We guarantee different interest rates, depending upon when account dollars are invested in the Guaranteed Account. For guaranteed terms one year or longer, we may offer different rates for specified time periods within a guaranteed term. The interest rate we guarantee is an annual effective yield; that means that the rate reflects a full year’s interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. The guaranteed interest rate(s) is guaranteed for that deposit period and for the length of the guaranteed term.

The guaranteed interest rates we offer will always meet or exceed the minimum interest rates agreed to in the contract. Apart from meeting the contractual minimum interest rates, we cannot guarantee any aspect of future offerings.

Fees and Other Deductions. We do not make deductions from amounts in the Guaranteed Account to cover mortality and expense risks. We consider these risks when determining the credited rate. The following other types of charges may be deducted from amounts held in, withdrawn or transferred from the Guaranteed Account:

  Market Value Adjustment (MVA). An MVA may be applied to amounts transferred or withdrawn prior to the end of a guaranteed term, which reflects changes in interest rates since the deposit period.
  The MVA may be positive or negative and therefore may increase or decrease the amount withdrawnto satisfy a transfer or withdrawal request. See “Market Value Adjustment (MVA).”
  Tax Penalties and/or Tax Withholding. Amounts withdrawn may be subject to withholding for federal income taxes, as well as a 10% penalty tax for amounts withdrawn prior to your having attained age 59½. See “Taxation;” see also the “Taxation” section of the contract prospectus.

ILIAC Guaranteed Account (IICA)

I-1

  Early Withdrawal Charge. An early withdrawal charge, which is a deferred sales charge, may apply to amounts withdrawn from the contract, in order to reimburse us for some of the sales and administrative expenses associated with the contract. See “Contract Charges;” see also the “Fees” section of the contract prospectus.
  Maintenance Fee. A maintenance fee of up to $30 may be deducted, on an annual basis, pro-rata from all funding options including the Guaranteed Account. See “Contract Charges;” see also the “Fees” section of the contract prospectus.
  Transfer Fees. During the accumulation phase, transfer fees of up to $10 per transfer may be deducted from amounts held in or transferred from the Guaranteed Account. See “Contract Charges;” see also the “Fees” section of the contract prospectus.
  Premium Taxes. We may deduct a charge for premium taxes of up to 4.0% from amounts in the Guaranteed Account. See “Contract Charges;” see also the “Fees” section of the contract prospectus.

Market Value Adjustment (MVA). If you withdraw or transfer your account value from the Guaranteed Account before a guaranteed term is complete, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of deposit. The MVA may be positive or negative depending upon interest rate activity at the time of withdrawal or transfer.

An MVA will not apply to:

  Amounts transferred or withdrawn at the end of a guaranteed term;
  Transactions made under the maturity value transfer provision;
  Transfers due to participation in the dollar cost averaging program (see “Market Value Adjustment” for certain restrictions);
  Amounts distributed under a systematic distribution option (see “Systematic Distribution Options” in the contract prospectus);
  Withdrawals for minimum distributions required by the Internal Revenue Code of 1986, as amended (Tax Code), and for which the early withdrawal charge is waived; and
  Withdrawals due to your exercise of the right to cancel your contract. See the “Right to Cancel” section of the contract prospectus.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an “aggregate MVA,”
which is the sum of all MVAs applicable due to the withdrawal (see sidebar in “Market Value Adjustment (MVA)”
section of this prospectus for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

  Withdrawals due to the election of a lifetime income option; and
  Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

· Withdrawals due to the election of a nonlifetime income option;

ILIAC Guaranteed Account (IICA)

I-2

  Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;
  Payment of a guaranteed death benefit more than six months after the date of death; and
  Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, as noted above).

See “Description of the Guaranteed Account” and “Market Value Adjustment (MVA).” Maturity of a Guaranteed Term. On or before the end of a guaranteed term, you may instruct us to:

  Transfer the matured amount to one or more new guaranteed terms available under the current deposit period;
  Transfer the matured amount to other available investment options; or
  Withdraw the matured amount.

Amounts withdrawn may be subject to an early withdrawal charge, a maintenance fee, tax withholding and, if you are under age 59½, tax penalties. See “Contract Charges;” see also the “Fees” and “Taxation” sections of the contract prospectus.

When a guaranteed term ends, if we have not received instructions from you, we will automatically reinvest the maturing investment into a new guaranteed term of similar length (see “Maturity of a Guaranteed Term” and
“Maturity Value Transfer Provision”). If the same guaranteed term is no longer available, the next shortest guaranteed term available in the current deposit period will be used. If no shorter guaranteed term is available, the next longest guaranteed term will be used.

If you do not provide instructions concerning the maturing amount on or before the end of a guaranteed term, and this amount is automatically reinvested as noted above, the maturity value transfer provision will apply.

Maturity Value Transfer Provision. This provision allows transfers or withdrawals of amounts automatically reinvested at the end of a guaranteed term without an MVA, if the transfer or withdrawal occurs during the calendar month immediately following a guaranteed term maturity date. As described in “Fees and Other Deductions”
above, other fees, including an early withdrawal charge and a maintenance fee, may be assessed on amounts withdrawn. See “Maturity Value Transfer Provision.”

Transfer of Account Dollars. Generally, account dollars invested in the Guaranteed Account may be transferred among guaranteed terms offered through the Guaranteed Account and/or to other investment options offered through the contract. However:

  Transfers may not be made during the deposit period in which your account dollars are invested in the Guaranteed Account or for 90 days after the close of that deposit period; and
  We may apply an MVA to transfers made before the end of a guaranteed term.

Investments. Guaranteed interest rates credited during any guaranteed term do not necessarily relate to investment performance. Deposits received into the Guaranteed Account will generally be invested in federal, state and municipal obligations, corporate bonds, preferred stocks, real estate mortgages, real estate, certain other fixed income investments and cash or cash equivalents. All of our general assets are available to meet guarantees under the Guaranteed Account.

Amounts allocated to the Guaranteed Account are held in a nonunitized separate account originally established under Florida law. Prior to January 1, 2006, these amounts were held in a nonunitized separate account of ING

ILIAC Guaranteed Account (IICA)

I-3

Insurance Company of America (“IICA”), a wholly-owned subsidiary of ours. In connection with the merger of
IICA with and into the Company, this nonunitized separate account was transferred to the Company on December
31, 2005. The nonunitized separate account now operates pursuant to Connecticut law. To the extent provided for in the contract, assets of the separate account are not chargeable with liabilities arising out of any other business that we conduct. See “Investments.”

Notification of Maturity. We will notify you at least 18 calendar days prior to the maturity of a guaranteed term.
We will include information relating to the current deposit period’s guaranteed interest rates and the available guaranteed terms. You may obtain information concerning available deposit periods, guaranteed interest rates and guaranteed terms by telephone (1-800-531-4547). See “Description of the ILIAC Guaranteed Account—General”
and “Maturity of a Guaranteed Term.”

DESCRIPTION OF THE GUARANTEED ACCOUNT

General
The Guaranteed Account offers guaranteed interest rates for specific guaranteed terms. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered. For guaranteed terms of one year or longer, we may offer different interest rates for specified time periods within a guaranteed term. We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates.

An MVA may be applied to any values withdrawn or transferred from a guaranteed term prior to the end of that guaranteed term, except for amounts transferred under the maturity value transfer provision, amounts transferred under the dollar cost averaging program, amounts withdrawn under a systematic distribution option, amounts withdrawn for minimum distributions required by the Tax Code and withdrawals due to your exercise of the right to cancel your contract.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an “aggregate MVA,”
which is the sum of all MVAs applicable due to the withdrawal (see sidebar in “Market Value Adjustment (MVA)”
section of this prospectus for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

  Withdrawals due to the election of a lifetime income option; and
  Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

  Withdrawals due to the election of a nonlifetime income option;
  Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;
  Payment of a guaranteed death benefit more than six months after the date of death; and
  Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations; see “Market Value Adjustment (MVA)”).

We maintain a toll-free telephone number for those wishing to obtain information concerning available deposit periods, guaranteed interest rates and guaranteed terms. The telephone number is (800) 531-4547. At least 18 calendar days before a guaranteed term matures we will notify you of the upcoming deposit period dates and information on the current guaranteed interest rates, guaranteed terms and projected matured guaranteed term values.

ILIAC Guaranteed Account (IICA)

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Contributions to the Guaranteed Account
You may invest in the guaranteed terms available in the current deposit period by allocating new payments to the
Guaranteed Account or by transferring a sum from other funding options available under the contract or from other guaranteed terms of the Guaranteed Account, subject to the transfer limitations described in the contract. We may limit the number of guaranteed terms you may select. Currently, if the dollar cost averaging program is in effect in a guaranteed term and you wish to add an additional deposit to be dollar cost averaged, all amounts to be dollar cost averaged will be combined and the dollar cost averaging amount will be recalculated. This will affect the duration of amounts in the guaranteed term.

Although there is currently no limit, we reserve the right to limit the total number of investment options you may select at any one time during the life of the contract. For purposes of determining any limit, each guaranteed term counts as one investment option. Although we may require a minimum payment(s) to a contract, we do not require a minimum investment for a guaranteed term. Refer to the contract prospectus. There is a $500 minimum for transfers from other funding options.

Investments may not be transferred from a guaranteed term during the deposit period in which the investment is applied or during the first 90 days after the close of the deposit period. This restriction does not apply to amounts transferred or withdrawn under the maturity value transfer provision, to amounts transferred under the dollar cost averaging program or, in some situations, withdrawn because you discontinued the dollar cost averaging program or to amounts distributed under a systematic distribution option. See “Maturity Value Transfer Provision” and
“Transfers.”

Deposit Period
The deposit period is the period of time during which you may direct investments to a particular guaranteed term(s)
and receive a stipulated guaranteed interest rate(s). Each deposit period may be a month, a calendar quarter or any other period of time we specify.

Guaranteed Terms
A guaranteed term is the time we specify during which we credit the guaranteed interest rate. We offer guaranteed terms at our discretion for various periods ranging up to and including ten years. We may limit the number of guaranteed terms you may select and may require enrollment in the dollar cost averaging program.

Guaranteed Interest Rates
Guaranteed interest rates are the rates that we guarantee will be credited on amounts applied during a deposit period for a specific guaranteed term. We may offer different guaranteed interest rates on guaranteed terms of the same duration. Guaranteed interest rates are annual effective yields, reflecting a full year’s interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. Guaranteed interest rates are credited according to the length of the guaranteed term as follows:

Guaranteed Terms of One Year or Less. The guaranteed interest rate is credited from the date of deposit to the last day of the guaranteed term.

Guaranteed Terms of Greater than One Year. Several different guaranteed interest rates may be applicable during a guaranteed term of more than one year. The initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term. We may credit several different guaranteed interest rates for subsequent specific periods of time within the guaranteed term. For example, for a five-year guaranteed term we may guarantee 7% for the first year, 6.75% for the next two years and 6.5% for the remaining two years. We reserve the right, however, to apply one guaranteed interest rate for an entire guaranteed term.

We will not guarantee or credit a guaranteed interest rate below the minimum rate specified in the contract, nor will we credit interest at a rate above the guaranteed interest rate we announce prior to the start of a deposit period. Our guaranteed interest rates are influenced by, but do not necessarily correspond to, interest rates available on fixed income investments we may buy using deposits directed to the Guaranteed Account (see “Investments”). We consider other factors when determining guaranteed interest rates including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends and competitive factors.

ILIAC Guaranteed Account (IICA)

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We make the final determination regarding guaranteed interest rates. We cannot predict the level of future guaranteed interest rates.

Maturity of a Guaranteed Term. At least 18 calendar days prior to the maturity of a guaranteed term we will notify you of the upcoming deposit period, the projected value of the amount maturing at the end of the guaranteed term and the guaranteed interest rate(s) and guaranteed term(s) available for the current deposit period.

When a guaranteed term matures, the amounts in any maturing guaranteed term may be:

  Transferred to a new guaranteed term(s), if available under the contract;
  Transferred to any of the allowable investment options available under the contract; or
  Withdrawn from the contract.

We do not apply an MVA to amounts transferred or withdrawn from a guaranteed term on the date the guaranteed term matures. Amounts withdrawn, however, may be subject to an early withdrawal charge, a maintenance fee, taxation and, if the contract holder is under age 59½, tax penalties.

If we have not received direction from you by the maturity date of a guaranteed term, we will automatically transfer the matured term value to a new guaranteed term of similar length. If the same guaranteed term is no longer available, the next shortest guaranteed term available in the current deposit period will be used. If no shorter guaranteed term is available, the next longest guaranteed term will be used.

Under the Guaranteed Account, each guaranteed term is counted as one funding option. If a guaranteed term matures, and is renewed for the same term, it will not count as an additional investment option for purposes of any limitation on the number of investment options.

You will receive a confirmation statement, plus information on the new guaranteed rate(s) and guaranteed term.

Maturity Value Transfer Provision
If we automatically reinvest the proceeds from a matured guaranteed term, you may transfer or withdraw from the
Guaranteed Account the amount that was reinvested without an MVA. An early withdrawal charge and maintenance fee may apply to withdrawals. If the full amount reinvested is transferred or withdrawn, we will include interest credited to the date of the transfer or withdrawal. This provision is only available until the last business day of the month following the maturity date of the prior guaranteed term. This provision only applies to the first transfer or withdrawal request received from the contract holder with respect to a particular matured guaranteed term value, regardless of the amount involved in the transaction.

TRANSFERS

We allow you to transfer all or a portion of your account value to the Guaranteed Account or to other investment options under the contract. We do not allow transfers from any guaranteed term to any other guaranteed term or investment option during the deposit period for that guaranteed term or for 90 days following the close of that deposit period. The 90-day wait does not apply to:

  Amounts transferred on the maturity date or under the maturity value transfer provision;
  Amounts transferred from the Guaranteed Account before the maturity date due to the election of an income phase payment option;
  Amounts distributed under a systematic distribution option; or

ILIAC Guaranteed Account (IICA)

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  Amounts transferred from an available guaranteed term in connection with the dollar cost averaging program.

Transfers after the 90-day period are permitted from a guaranteed term(s) to another guaranteed term(s) available during a deposit period or to other available investment options. We will apply an MVA to transfers made before the end of a guaranteed term. Transfers within one calendar month of a term’s maturity date are not counted as one of the 12 free transfers of accumulated values in the account.

When the contract holder requests the transfer of a specific dollar amount, we account for any applicable MVA in determining the amount to be withdrawn from a guaranteed term(s) to fulfill the request. Therefore, the amount we actually withdraw from the guaranteed term(s) may be more or less than the requested dollar amount (see “Appendix
I” for an example). For more information on transfers, see the contract prospectus.

WITHDRAWALS

The contract allows for full or partial withdrawals from the Guaranteed Account at any time during the accumulation phase. To make a full or partial withdrawal, a request form (available from us) must be properly completed and submitted to our Service Center (or other designated office as provided in the contract).

Partial withdrawals are made pro-rata from each guaranteed term group. From each guaranteed term group, we will first withdraw funds from the oldest deposit period, then from the next oldest and so on.

We may apply an MVA to withdrawals made prior to the end of a guaranteed term, except for withdrawals made under the maturity value transfer provision (see “Market Value Adjustment”). We may deduct an early withdrawal charge and maintenance fee. The early withdrawal charge is a deferred sales charge which may be deducted upon withdrawal to reimburse us for some of the sales and administrative expenses associated with the contract. A maintenance fee, up to $30, may be deducted pro-rata from each of the funding options, including the Guaranteed
Account. Refer to the contract prospectus for a description of these charges. When a request for a partial withdrawal of a specific dollar amount is made, we will include the MVA in determining the amount to be withdrawn from the guaranteed term(s) to fulfill the request. Therefore, the amount we actually take from the guaranteed term(s) may be more or less than the dollar amount requested. See “Appendix I” for an example.

Deferral of Payments
Under certain emergency conditions, we may defer payment of a Guaranteed Account withdrawal for up to six months. Refer to the contract prospectus for more details.

Reinstatement Privilege
You may elect to reinstate all or a portion of a full withdrawal during the 30 days following such a withdrawal. We must receive amounts for reinstatement within 60 days of the withdrawal.

We will apply reinstated amounts to the current deposit period. This means that the guaranteed annual interest rate and guaranteed terms available on the date of reinstatement will apply. Amounts are reinstated in the same proportion as prior to the full withdrawal. We will not credit your account for market value adjustments that we deducted at the time of withdrawal or refund any taxes that were withheld. Refer to the contract prospectus for further details.

MARKET VALUE ADJUSTMENT (MVA)

Aggregate MVA — The total of all MVAs applied due to a transfer or withdrawal.

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Calculation of the Aggregate

MVA — In order to satisfy a transfer or withdrawal, amounts may be withdrawn from more than one guaranteed term, with more than one guaranteed interest rate. In order to determine the MVA applicable to such a transfer or withdrawal, the MVAs applicable to each guaranteed term will be added together, in order to determine the
“aggregate MVA.”

Example:
$1,000 withdrawal, two guaranteed terms,
MVA1 = $10, MVA2 = $–30
$10 + $–30 = $–20.
Aggregate MVA = $–20.

Example:
$1,000 withdrawal, two guaranteed terms,
MVA1 = $30, MVA2 = $–10
$30 + $–10 = $20.
Aggregate MVA = $20.

We apply an MVA to amounts transferred or withdrawn from the Guaranteed Account prior to the end of a guaranteed term. To accommodate early withdrawals or transfers, we may need to liquidate certain assets or use cash that could otherwise be invested at current interest rates. When we sell assets prematurely we could realize a profit or loss depending upon market conditions.

The MVA reflects changes in interest rates since the deposit period. When interest rates increase after the deposit period, the value of the investment decreases and the MVA amount may be negative. Conversely, when interest rates decrease after the deposit period, the value of the investment increases and the MVA amount may be positive.
Therefore, the application of an MVA may increase or decrease the amount withdrawn from a guaranteed term to satisfy a withdrawal or transfer request.

An MVA will not apply to:

  Amounts transferred or withdrawn at the end of a guaranteed term;
  Transactions made under the maturity value transfer provision;
  Transfers due to participation in the dollar cost averaging program*;
  Amounts distributed under a systematic distribution option—see “Systematic Distribution Options” in the contract prospectus;
  Withdrawals for minimum distributions required by the Tax Code and for which the early withdrawal charge is waived; and
  Withdrawals due to your exercise of the right to cancel your contract. See the “Right to Cancel” section of the contract prospectus.

* If you discontinue the dollar cost averaging program and transfer the amounts in it, subject to the Company’s terms and conditions governing guaranteed terms, to another guaranteed term, an MVA will apply.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an “aggregate MVA,”
which is the sum of all MVAs applicable due to the withdrawal (see sidebar on previous page for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

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  Withdrawals due to the election of a lifetime income option; and
  Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

  Withdrawals due to the election of a nonlifetime income option;
  Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;
  Payment of a guaranteed death benefit more than six months after the date of death; and
  Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, as noted above).

Calculation of the MVA The amount of the MVA depends upon the relationship between:

  The deposit period yield of U.S. Treasury Notes that will mature in the last quarter of the guaranteed term; and
  The current yield of such U. S. Treasury Notes at the time of withdrawal.

If the current yield is less than the deposit period yield, the MVA will decrease the amount withdrawn from a guaranteed term to satisfy a transfer or withdrawal request (the MVA will be positive). If the current yield is greater than the deposit period yield, the MVA will increase the amount withdrawn from a guaranteed term (the MVA will be negative or detrimental to the investor).

Deposit Period Yield
We determine the deposit period yield used in the MVA calculation by considering interest rates prevailing during the deposit period of the guaranteed term from which the transfer or withdrawal will be made. First, we identify the
Treasury Notes that mature in the last three months of the guaranteed term. Then, we determine their yield-to-
maturity percentages for the last business day of each week in the deposit period. We then average the resulting percentages to determine the deposit period yield.

Treasury Note information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day.

Current Yield
We use the same Treasury Notes identified for the deposit period yield to determine the current yield—Treasury
Notes that mature in the last three months of the guaranteed term. However, we use the yield-to-maturity percentages for the last business day of the week preceding the withdrawal and average those percentages to get the current yield.

MVA Formula The mathematical formula used to determine the MVA is:

{ 1+i }X/365
1+j

ILIAC Guaranteed Account (IICA)

I-9

where i is the deposit period yield; j is the current yield; and x is the number of days remaining (computed from
Wednesday of the week of withdrawal) in the guaranteed term. (For examples of how we calculate MVA, refer to
Appendix I.)

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

CONTRACT CHARGES

Certain charges may be deducted directly or indirectly from the funding options available under the contract, including the Guaranteed Account.

The contract may have a maintenance fee of up to $30 that we will deduct, on an annual basis, pro-rata from all funding options including the Guaranteed Account. We may also deduct a maintenance fee upon full withdrawal of a contract.

The contract may have an early withdrawal charge that we will deduct, if applicable, upon a full or partial withdrawal from the contract. If the withdrawal occurs prior to the maturity of a guaranteed term, both the early withdrawal charge and an MVA may be assessed.

We do not deduct mortality and expense risk charges and other asset-based charges that may apply to variable funding options from the Guaranteed Account. These charges are only applicable to the variable funding options.

We may deduct a charge for premium taxes of up to 4.0% from amounts in the Guaranteed Account.

During the accumulation phase, transfer fees of up to $10 per transfer may be deducted from amounts held in or transferred from the Guaranteed Account.

Refer to the contract prospectus for details on contract deductions.

OTHER TOPICS

The Company
ILIAC is a stock life insurance company organized under the insurance laws of the State of Connecticut in 1976 and an indirect wholly-owned subsidiary of ING Groep, N.V., a global financial institution active in the fields of insurance, banking and asset management. Through a merger, ILIAC’s operations include the business of Aetna
Variable Annuity Life Insurance Company (formerly known as Participating Annuity Life Insurance Company, an
Arkansas life insurance company organized in 1954). Prior to May 1, 2002, ILIAC was known as Aetna Life
Insurance and Annuity Company. Although we are a subsidiary of ING, ING is not responsible for the obligations under the Contract. The obligations under the Contract are solely the responsibility of ILIAC.

Prior to January 1, 2006, Contracts offering the Guaranteed Account were issued by ING Insurance Company of
America (“IICA”), a wholly owned subsidiary. IICA was a life insurance company organized under the insurance laws of the State of Connecticut in 1990 and redomesticated under the insurance laws of the State of Florida on
January 5, 2000. Prior to May 1, 2002, IICA was known as Aetna Insurance Company of America. Effective
December 31, 2005, IICA merged with and into ILIAC, and ILIAC assumed responsibility for IICA’s obligations under the contracts.

ILIAC Guaranteed Account (IICA)

I-10

We are engaged in the business of selling life insurance and annuities. Our principal executive offices are located at:

One Orange Way
Windsor , Connecticut 06095-4774


Regulatory Matters
As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

Insurance and Retirement Plan Products and Other Regulatory Matters.
Federal and state regulators and self-regulatory agencies are conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing, and other sales incentives; potential conflicts of interest; potential anti-
competitive activity; reinsurance; sales and marketing practices (including sales to seniors); specific product types
(including group annuities and indexed annuities); and disclosure. It is likely that the scope of these industry investigations will further broaden before they conclude. The Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged. In light of these and other developments, U.S.
affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

Investment Product Regulatory Issues. Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision;
arrangements with service providers; pricing; compliance and controls; adequacy of disclosure; and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company , and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Action may be taken by regulators with respect to certain ING affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S.-based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC.
Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING’s U.S.-based operations, including the Company.


ILIAC Guaranteed Account (IICA)

I-11

Income Phase
The Guaranteed Account may not be used as a funding option during the income phase. Amounts invested in guaranteed terms must be transferred to one or more of the options available to fund income payments before income payments can begin.

An aggregate MVA, as previously described, may be applied to amounts transferred to fund income payments before the end of a guaranteed term. Amounts used to fund lifetime income payments will receive either a positive aggregate MVA or none at all; however, amounts transferred to fund a nonlifetime income payment option may receive either a positive or negative aggregate MVA.

Refer to the contract prospectus for a discussion of the income phase.

Investments
Amounts applied to the Guaranteed Account will be deposited to a nonunitized separate account operating pursuant to Connecticut law. A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Prior to January 1, 2006, amounts applied to the Guaranteed Account were held in a nonunitized separate account of ING Insurance Company of America (“IICA”), a wholly owned subsidiary of the Company. In connection with the merger of IICA with and into the Company, this nonunitized separate account was transferred to the Company on December 31, 2005.

Contract holders allocating funds to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in this separate account. The risk of investment gain or loss is borne entirely by the Company.
All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the
Company and are accounted for in the separate account. All of the general assets of the Company are available to meet our contractual guarantees. To the extent provided for in the applicable contract, the assets of the nonunitized separate account are not chargeable with liabilities resulting from any other business of the Company. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

Types of Investments. We intend to invest primarily in investment-grade fixed income securities including:

  Securities issued by the United States Government;
  Issues of United States Government agencies or instrumentalities (these issues may or may not be guaranteed by the United States Government);
  Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody’s Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor’s Corporation (AAA, AA, A or BBB) or any other nationally-recognized rating service;
  Other debt instruments, including those issued or guaranteed by banks or bank holding companies, and of corporations, which although not rated by Moody’s, Standard & Poor’s or other nationally recognized rating services, are deemed by the Company’s management to have an investment-quality comparable to securities which may be purchased as stated above; and
  Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by the Company’s management to have investment quality comparable to securities which may be purchased as stated above.

We may invest in futures and options. We purchase financial futures, related options and options on securities solely for non-speculative hedging purposes. Should securities prices be expected to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

ILIAC Guaranteed Account (IICA)

I-12


We are not obligated to invest the assets attributable to the contract according to any particular strategy, except as required by state insurance laws. The guaranteed interest rates established by the Company may not necessarily relate to the performance of the nonunitized separate account.

Taxation
You should seek advice from your tax adviser as to the application of federal (and where applicable, state and local)
tax laws to amounts paid to or distributed under the contract. Refer to the contract prospectus for a discussion of tax considerations.

Taxation of the Company. We are taxed as a life insurance company under the Tax Code. We own all assets supporting the contract obligations. Any income earned on such assets is considered income to the Company. We do not intend to make any provision or impose a charge under the contracts with respect to any tax liability of the
Company other than state premium taxes.

Taxation of Payments and Distributions. For information concerning the tax treatment of payments to and distributions from the contract, please refer to the contract prospectus.

Legal Matters
The Company’s organization and authority, and the legality and validity of the guaranteed terms and the Guaranteed
Account, have been passed on by the Company’s legal department.

Experts
The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedules appearing therein), have been audited by Ernst & Young
LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and are included and incorporated herein by reference. Such consolidated financial statements are included and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Legal Proceedings
The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

ING Financial Advisers, LLC, the principal underwriter and distributor of the contract, is a party to threatened or pending lawsuits/arbitration that generally arise from the normal conduct of business. Some of these suits may seek class action suits and sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. ING Financial Advisers, LLC is not involved in any legal proceeding which, in the opinion of management, is likely to have material adverse effect on its ability to distribute the contract.

Further Information
This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the
Securities and Exchange Commission (“SEC”). You may obtain the omitted information from the offices of the
SEC, as described below.

We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC.
You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

Securities and Exchange Commission
100 F Street, N.E., Room 1580
Washington, DC 20549

ILIAC Guaranteed Account (IICA)

I-13


You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either
(800) SEC-0330 or (202) 942-8090. You may also find more information about the Company by visiting the
Company’s homepage on the internet at www.ingretirementplans.com.

A copy of the Company’s annual report on Form 10-K accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally-required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company files electronically with the SEC on the SEC’s web site at http://www.sec.gov. When looking for information regarding the contracts offered through this prospectus, you may find it useful to use the number assigned to the registration statement under the Securities Act of 1933.
This number is 333-130833.

Incorporation of Certain Documents by Reference
We have incorporated by reference the Company’s latest Annual and Quarterly Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. Form 10-K contains additional information about the Company including financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K.

The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document.
Direct requests to:

ING
Customer Service Center
P.O. Box 9271
Des Moines, IA 50306-9271
(800) 531-4547


You also may access these documents, including the Company’s latest Annual Report on Form 10-K through the SEC’s Public Reference Room or web site http://www.sec.gov.


INQUIRIES

You may contact us directly by writing or calling us at the address or phone number shown above.

ILIAC Guaranteed Account (IICA)

I-14

APPENDIX I

Examples of Market Value Adjustment Calculations

The following are examples of market value adjustment (MVA) calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge or other fees or deductions that may be assessed under the contract upon withdrawal.

EXAMPLE I
Assumptions:	Assumptions:

i, the deposit period yield, is 4%	i, the deposit period yield, is 5%

j, the current yield, is 6%	j, the current yield, is 6%

x, the number of days remaining (computed from	x, the number of days remaining (computed from
Wednesday of the week of withdrawal) in the guaranteed	Wednesday of the week of withdrawal) in the guaranteed
term, is 927.	term, is 927.

	x		x

	{ (1+i) } 365		{ (1+i) } 365
MVA =	(1+j)	MVA =	(1+j)
	927		927

	{ (1.04) } 365		{ (1.05) } 365
=	(1.06)	=	(1.06)
	= .9528		= .9762

In this example, the deposit period yield of 4% is less than	In this example, the deposit period yield of 5% is less than
the current yield of 6%; therefore, the MVA is less than	the current yield of 6%; therefore, the MVA is less than
one. The amount withdrawn from the guaranteed term is	one. The amount withdrawn from the guaranteed term is
multiplied by this MVA.	multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is	If a withdrawal or transfer of a specific dollar amount is
requested, the amount withdrawn from a guaranteed term	requested, the amount withdrawn from a guaranteed term
will be increased to compensate for the negative MVA	will be increased to compensate for the negative MVA
amount. For example, a withdrawal request to receive a	amount. For example, a withdrawal request to receive a
check for $2,000 would result in a $2,099.08 withdrawal	check for $2,000 would result in a $2,048.76 withdrawal
from the guaranteed term.	from the guaranteed term.

ILIAC Guaranteed Account (IICA)

I-1

EXAMPLE II
Assumptions:	Assumptions:

i, the deposit period yield, is 6%	i, the deposit period yield, is 5%

j, the current yield, is 4%	j, the current yield, is 4%

x, the number of days remaining (computed from	x, the number of days remaining (computed from
Wednesday of the week of withdrawal) in the guaranteed	Wednesday of the week of withdrawal) in the guaranteed
term, is 927.	term, is 927.

	x		x

	{ (1+i) } 365		{ (1+i) } 365
MVA =	(1+j)	MVA =	(1+j)
	927		927

	{ (1.06) } 365		{ (1.05) } 365
=	(1.04)	=	(1.04)
	=1.0496		=1.0246

In this example, the deposit period yield of 6% is greater	In this example, the deposit period yield of 5% is greater
than the current yield of 4%; therefore, the MVA is greater	than the current yield of 4%; therefore, the MVA is greater
than one. The amount withdrawn from the guaranteed	than one. The amount withdrawn from the guaranteed
term is multiplied by this MVA.	term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is	If a withdrawal or transfer of a specific dollar amount is
requested, the amount withdrawn from a guaranteed term	requested, the amount withdrawn from a guaranteed term
will be decreased to compensate for the positive MVA	will be decreased to compensate for the positive MVA
amount. For example, a withdrawal request to receive a	amount. For example, a withdrawal request to receive a
check for $2,000 would result in a $1,905.49 withdrawal	check for $2,000 would result in a $1,951.98 withdrawal
from the guaranteed term.	from the guaranteed term.

ILIAC Guaranteed Account (IICA)

I-2

APPENDIX II

Examples of Market Value Adjustment Yields

The following hypothetical examples show the MVA based upon a given current yield at various times remaining in the guaranteed term. Table A illustrates the application of the MVA based upon a deposit period yield of 6%; Table
B illustrates the application of the MVA based upon a deposit period yield of 5%. The MVA will have either a positive or negative influence on the amount withdrawn from or remaining in a guaranteed term. Also, the amount of the MVA generally decreases as the end of the guaranteed term approaches.

TABLE A: Deposit Period Yield of 6%

	Change in
	Deposit
Current	Period			Time Remaining to
Yield	Yield			Maturity of Guaranteed Term

		8 Years	6 Years	4 Years	2 Years	1 Year	3 Months

9%	3%	-20.0%	-15.4%	-10.6%	-5.4%	-2.8%	-0.7%
8%	2%	-13.9	-10.6	-7.2	-3.7	-1.9	-0.5
7%	1%	-7.2	-5.5	-3.7	-1.9	-0.9	-0.2
6%	0%	0.0	0.0	0.0	0.0	0.0	0.0
4%	-2%	16.5	12.1	7.9	3.9	1.9	0.5
3%	-3%	25.8	18.8	12.2	5.9	2.9	0.7
2%	-4%	36.0	26.0	16.6	8.0	3.9	1.0
1%	-5%	47.2	33.6	21.3	10.1	5.0	1.2

TABLE B: Deposit Period Yield of 5%

	Change in
	Deposit
Current				Time Remaining to
	Period Yield
Yield				Maturity of Guaranteed Term

		8 Years	6 Years	4 Years	2 Years	1 Year	3 Months

9%	+4%	-25.9%	-20.1%	-13.9%	-7.2%	-3.7%	-0.9%
8%	+3%	-20.2	-15.6	-10.7	-5.5	-2.8	-0.7
7%	+2%	-14.0	-10.7	-7.3	-3.7	-1.9	-0.5
6%	+1%	-7.3	-5.5	-3.7	-1.9	-0.9	-0.2
4%	-1%	8.0	5.9	3.9	1.9	1.0	0.2
3%	-2%	16.6	12.2	8.0	3.9	1.9	0.5
2%	-3%	26.1	19.0	12.3	6.0	2.9	0.7
1%	-4%	36.4	26.2	16.8	8.1	4.0	1.0

ILIAC Guaranteed Account (IICA)

II-1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2007

Commission File Number:

333-141040, 333-133157, 333-133158, 333-130833, 333-130827

ING LIFE INSURANCE AND ANNUITY COMPANY

(Exact name of registrant as specified in its charter)

Connecticut	71-0294708
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Orange Way	06095-4774
Windsor, Connecticut	(Zip Code)

(Address of principal executive offices)

(860) 580-4646 (Registrant's telephone number, including area code)

151 Farmington Avenue Hartford, Connecticut 06156

Former name, former address and former fiscal year, if changed since last report

Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes	☐ No	x
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes	☐ No	x

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yesx

No☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K. Yesx No☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer x		Smaller reporting company	☐
(Do not check if a smaller
reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).		Yes	☐ No	x

State the aggregate market value of the voting and non-voting common equity held by non-affiliates: N/A

APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date: 250,000 shares of Common Stock, $10 par value, as of March 25, 2008, are authorized, issued, and outstanding, all of which were directly owned by Lion Connecticut Holdings Inc.

NOTE: WHEREAS ING LIFE INSURANCE AND ANNUITY COMPANY MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a)
AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION I(2).

1

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Annual Report on Form 10-K
For the Year Ended December 31, 2007

	TABLE OF CONTENTS

		PAGE

PART I

Item 1.	Business**	3
Item 1A.	Risk Factors	11
Item 1B.	Unresolved Staff Comments****	18
Item 2.	Properties**	18
Item 3.	Legal Proceedings	19
Item 4.	Submission of Matters to a Vote of Security Holders*	19

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters	20
	and Issuer Purchases of Equity Securities
Item 6.	Selected Financial Data***	21
Item 7.	Management’s Narrative Analysis of the Results of Operations and	22
	Financial Condition**
Item 7A.	Quantitative and Qualitative Disclosures About Market Risk	58
Item 8.	Financial Statements and Supplementary Data	61
Item 9.	Changes in and Disagreements With Accountants on Accounting and
	Financial Disclosure	119
Item 9A.	Controls and Procedures	119
Item 9B.	Other Information	120

PART III

Item 10.	Directors, Executive Officers, and Corporate Governance*	121
Item 11.	Executive Compensation*	121
Item 12.	Security Ownership of Certain Beneficial Owners and Management
	and Related Stockholder Matters*	121
Item 13.	Certain Relationships, Related Transactions, and Director Independence*	121
Item 14.	Principal Accounting Fees and Services	122

PART IV

Item 15.	Exhibits, Consolidated Financial Statement Schedules	124

	Index to Consolidated Financial Statement Schedules	125
	Signatures	129
	Exhibits Index	130

*	Item omitted pursuant to General Instruction I(2) of Form 10-K, except as to Part III, Item 10 with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

**	Items prepared in accordance with General Instruction I(2) of Form 10-K.

***	Although item may be omitted pursuant to General Instruction I(2) of Form 10-K, the Company has provided certain disclosure under this item.

****	Item omitted as registrant is neither an accelerated filer nor a well-known seasoned issuer.

2

PART I Item 1. Business (Dollar amounts in millions, unless otherwise stated)

Organization of Business ING Life Insurance and Annuity Company (“ILIAC”) is a stock life insurance company domiciled in the state of Connecticut.

ILIAC and its wholly-owned

subsidiaries (collectively, the “Company”) are providers of financial products and services in the United States. ILIAC is authorized to conduct its insurance business in all states and in the District of Columbia.

The consolidated financial statements include ILIAC and its wholly-owned subsidiaries, ING Financial Advisers, LLC (“IFA”) and Directed Services LLC
(“DSL”). ILIAC is a direct, wholly-owned subsidiary of Lion Connecticut Holdings
Inc. (“Lion” or “Parent”), which is an indirect, wholly-owned subsidiary of ING
Groep N.V. (“ING”). ING is a global financial services holding company based in
The Netherlands, with American Depository Shares listed on the New York Stock
Exchange under the symbol “ING.”

On December 1, 2006, Lion contributed to ILIAC, Directed Services, Inc. (“DSI”), a
New York corporation registered as a broker-dealer under the Securities Exchange
Act of 1934 and as an investment advisor under the Investment Advisors Act of 1940, whose primary functions were the distribution of variable insurance products and investment advisory services for open-end mutual funds. Additionally, on December
12, 2006, ILIAC organized DSL as a wholly-owned Delaware limited liability company. On December 31, 2006, DSI merged with and into DSL and ceased to exist. Upon merger, the operations and broker-dealer and investment advisor registrations of DSI were consolidated into DSL, the surviving company. Effective
January 1, 2007, ILIAC’s investment advisory agreement with certain variable funds offered in Company products was assigned to DSL.

Statement of Financial Accounting Standards (“FAS”) No. 141, “Business
Combinations”, excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting
Principles Board (“APB”) Opinion No. 16, “Business Combinations”, provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The consolidated financial statements give effect to the DSL consolidation transactions as if they had occurred on January 1, 2004 and include the following:

	2006		2005

Total revenue	$ 594.9		$ 507.7
Net income		35.8		28.2

Additional paid-in capital:
Dividends paid		25.0		20.5

Employee share-based payments		0.1		0.2

3

On May 11, 2006, ILIAC organized Northfield Windsor LLC (“NWL”) as a wholly-
owned subsidiary for the purpose of purchasing, constructing, developing, leasing, and managing a new corporate office facility to be located at One Orange Way,
Windsor, Connecticut (the “Windsor Property”). Effective October 1, 2007, the
principal executive office of ILIAC was changed to One Orange Way, Windsor,
Connecticut.

On October 31, 2007, ILIAC’s subsidiary, NWL merged with and into ILIAC. As of the merger date, NWL ceased to exist, and ILIAC became the surviving corporation.
The merger did not have an impact on ILIAC’s consolidated results of operations and financial position, as NWL was a wholly-owned subsidiary and already included in the consolidated financial statements for all periods presented since its formation.

Description of Business

The Company offers qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, 408, and
457, as well as nonqualified deferred compensation plans. The Company’s products are offered primarily to individuals, pension plans, small businesses, and employer-
sponsored groups in the health care, government, and education markets (collectively
“not-for-profit” organizations) and corporate markets. The Company’s products are generally distributed through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents, and financial planners.

See “Reserves” for a discussion of the Company’s reserves by product type.

The Company has one operating segment, which offers the products described below.

Products and Services

Products offered by the Company include deferred and immediate (payout annuities)
annuity contracts. Company products also include programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and record-keeping services along with a variety of investment options, including affiliated and nonaffiliated mutual funds and variable and fixed investment options.
In addition, the Company offers wrapper agreements entered into with retirement plans, which contain certain benefit responsive guarantees (i.e., liquidity guarantees of principal and previously accrued interest for benefits paid under the terms of the plan) with respect to portfolios of plan-owned assets not invested with the Company.
The Company also offers investment advisory services and pension and retirement savings plan administrative services.

Annuity contracts offered by the Company contain variable and fixed investment options. Variable options generally provide for assumption by the customer of investment risks. Assets supporting variable annuity options are held in separate accounts that invest in mutual funds managed and/or distributed by ILIAC, its affiliates, or unaffiliated entities. Variable separate account investment income and realized capital gains and losses are not reflected in the Consolidated Statements of
Operations.

4

Fixed options are either “fully-guaranteed” or “experience-rated”. Fully-guaranteed fixed options provide guarantees on investment returns and maturity values.
Experience-rated fixed options require the contractowner to assume certain investment risks, including realized capital gains and losses on the sale of invested assets, and other risks subject to, among other things, principal and interest guarantees.

The Company’s variable annuities offer one or more of the following guaranteed minimum death benefits:

Guaranteed Minimum Death Benefits (“GMDBs”):

§	Standard - Guarantees that, upon death, the death benefit will be no less than the premiums paid by the contractowner, adjusted for any contract withdrawals.

§	Annual Ratchet - Guarantees that, upon death, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract anniversary value of the variable annuity.

§	Five Year Ratchet - Guarantees that, upon death, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract quinquennial anniversary value of the variable annuity.

§	Combination Annual Ratchet and 5% RollUp - Guarantees that, upon death, the death benefit will be no less than the greater of (1) Annual Ratchet or (2) aggregate premiums paid by the contractowner accruing interest at 5% per annum.

§	Combination Seven-Year Ratchet and 4% RollUp - Guarantees that, upon death, the death benefit will be no less than the greater of (1) a seven year ratchet or (2) aggregate premiums paid by the contractowner accruing interest at 4% per annum.

Products offering Annual Ratchet, Five Year Ratchet, Combination Ratchet and 5%
RollUp, and Combination Seven-Year Ratchet and 4% RollUp, guarantees are no longer being sold by the Company.

Variable annuity contracts containing guaranteed minimum death benefits expose the
Company to equity risk. A decrease in the equity markets may cause a decrease in the account values, thereby increasing the possibility that the Company may be required to pay amounts to customers due to guaranteed death benefits. An increase in the value of the equity markets may increase account values for these contracts, thereby decreasing the Company’s risk associated with the GMDBs. Most contracts with GMDBs are reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits.

Fees and Margins

Insurance and expense charges, investment management fees, and other fees earned by the Company vary by product and depend on, among other factors, the funding option selected by the customer under the product. For annuity products where assets are allocated to variable funding options, the Company may charge the separate account asset-based insurance and expense fees.

5

In addition, where the customer selects a variable funding option, the Company may receive compensation from the fund’s adviser, administrator, or other affiliated entity, for the performance of certain services. The Company may also receive administrative service, distribution (12b-1), and/or service plan fees from the funds in which customers invest, in addition to compensation from the fund’s adviser, administrator, or other affiliated entity for the performance of certain services.

For fixed funding options, the Company earns a margin that is based on the difference between income earned on the investments supporting the liability and interest credited to customers.

In connection with programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and recordkeeping services along with a menu of investment options, the Company may receive 12b-1 and service plan fees, as well as compensation from the affiliated or nonaffiliated fund’s advisor, administrator, or other affiliated entity for the performance of certain shareholder services.

The Company may also receive other fees or charges depending on the nature of the products.

Strategy, Method of Distribution, and Principal Markets

The Company’s products are offered primarily to individuals, pension plans, small businesses, and employer-sponsored groups in not-for-profit organizations, and corporate markets. The Company’s products generally are distributed through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents, and financial planners.

The Company is not dependent upon any single customer and no single customer accounted for more than 10% of consolidated revenue in 2007. In addition, the loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company.

Assets Under Management and Administration

A substantial portion of the Company’s fees, or other charges and margins, are based on general and separate account assets under management (“AUM”). General account AUM represents assets in which the Company bears the investment risk, while separate account AUM represent assets in which the contractowners bear the investment risk. AUM is principally affected by net deposits (i.e., new deposits, less surrenders and other outflows) and investment performance (i.e., interest credited to contractowner accounts for fixed options or market performance for variable options).
A portion of the Company’s fee income is also based on assets under administration
(“AUA”), which are assets not included on the Company’s Consolidated Balance
Sheets and for which the Company provides administrative services only. The general and separate account AUM, AUA, and deposits, were as follows at
December 31, 2007 and 2006.

6

	2007	2006

New deposits:

Variable annuities	$ 6,418.4	$ 5,884.9
Fixed annuities	1,531.9	1,808.7

Stabilizer	743.9	-

Total new deposits	$ 8,694.2	$ 7,693.6

Assets under management:

Variable annuities	$ 42,969.5	$ 39,992.9
Fixed annuities	15,145.7	16,287.5

Total annuities	58,115.2	56,280.4
Plan sponsored and other	1,383.2	4,709.9

Total assets under management	59,498.4	60,990.3

Assets under administration	27,876.7	25,950.4

Total assets under management

and administration	$ 87,375.1	$ 86,940.7

AUM are generally available for contractowner withdrawal and are generally subject to market value adjustments and/or deferred surrender charges. To encourage customer retention and recover acquisition expenses, contracts typically impose a surrender charge on contractowner balances withdrawn within a period of time after the contract’s inception. The period of time and level of the charge vary by product.
In addition, an approach incorporated into certain recent variable annuity contracts with fixed funding options allows contractowners to receive an incremental interest rate if withdrawals from the fixed account are spread over a period of five years.
Further, more favorable credited rates may be offered after policies have been in force for a period of time. Existing tax penalties on annuity and certain custodial account distributions prior to age 59-1/2 provide further disincentive to customers for premature surrenders of account balances, but generally do not impede transfers of those balances to products of competitors.

Competition

Within the retirement services business, competition from traditional insurance carriers, as well as banks, mutual fund companies, and other investment managers, offers consumers many choices. Principal competitive factors are reputation for investment performance, product features, service, cost, and the perceived financial strength of the investment manager. Competition may affect, among other matters, both business growth and the pricing of the Company’s products and services.

Reserves

The Company records as liabilities reserves to meet the Company’s future obligations under its variable annuity and fixed annuity products.

Future policy benefits and claims reserves include reserves for deferred annuities and immediate annuities with and without life contingent payouts.

7

Reserves for individual and group deferred annuity investment contracts and individual immediate annuities without life contingent payouts are equal to cumulative deposits, less charges and withdrawals, plus credited interest thereon, net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. Reserve interest rates vary by product and range from 1.6%
to 7.8% for the years 2007, 2006, and 2005. Certain reserves also include unrealized gains and losses related to investments and unamortized realized gains and losses on investments for experience-rated contracts. Reserves on experience-rated contracts reflect the rights of contractowners, plan participants, and the Company. Reserves for group immediate annuities without life contingent payouts are equal to the discounted value of the payment at the implied break-even rate.

Reserves for individual immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity type plan, year of issue, and policy duration. For the years 2007, 2006, and
2005, reserve interest rates ranged from 5.1% to 5.9% .

The Company’s domestic individual life insurance business was disposed of on
October 1, 1998 via an indemnity reinsurance agreement. The Company includes an amount in Reinsurance recoverable on the Consolidated Balance Sheets, which equals the Company’s total individual life reserves. Individual life reserves are included in
Future policy benefits and claims reserves on the Consolidated Balance Sheets.

As discussed under “Products and Services,” the Company also has guaranteed death benefits included in variable annuities, which are included in reserves.

Reinsurance Arrangements

The Company utilizes indemnity reinsurance agreements to reduce its exposure to losses from its annuity insurance business. Reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the Company’s primary liability as the direct insurer of the risks. Reinsurance treaties are structured as yearly renewable term, coinsurance, or modified coinsurance. All agreements that the
Company currently has relate to specifically-identified blocks of business or contracts; therefore the agreements do not cover new contracts written, if any.

The Company has a significant concentration of reinsurance arising from the disposition of its individual life insurance business. In 1998, the Company entered into an indemnity reinsurance arrangement with certain subsidiaries of Lincoln
National Corporation (“Lincoln”). At December 31, 2007 and 2006, the Company
had $2.6 billion and $2.7 billion, respectively, related to reinsurance recoverable from those subsidiaries of Lincoln. Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the Company under the reinsurance transaction.

The Company evaluates the financial strength of potential reinsurers and continually monitors the financial strength and credit ratings of its reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company’s Consolidated Balance Sheets.

8

Investment Overview and Strategy

The Company’s investment strategy focuses on diversification by asset class. The
Company seeks to achieve economic diversification, while reducing overall credit risk and liquidity risk. In addition, the Company seeks to mitigate the impact of cash flow variability from embedded options within certain investment products, such as prepayment options, interest rate options embedded in collateralized mortgage obligations, and call options embedded in corporate bonds. The investment management function is centralized under ING Investment Management LLC, an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for groups of products with similar liability characteristics within the Company.

The Company’s general account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type’s objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio weighted average asset quality rating of A, based on Standard &
Poor’s (“S&P”) ratings classifications. The weighted average excludes mortgage loans, but includes mortgage-backed securities, which are reported with bonds.

The Company uses derivatives for hedging purposes to reduce the Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. In addition, the Company uses credit default swaps to reduce the credit loss exposure with respect to certain assets that the Company owns, or to assume credit exposure to certain assets that the Company does not own. These credit default swaps are similar in credit risk to bonds of the named issuer and allow the Company to gain access to a broader, more diversified pool of credit risks. See
“Liquidity and Capital Resources - Derivatives” in Management’s Narrative Analysis
of the Results of Operations and Financial Condition for further discussion of the
Company’s use of derivatives.

Ratings

On August 23, 2005, S&P reaffirmed its AA (Very Strong) counterparty credit and financial strength rating of ING’s primary U.S. insurance operating companies (“ING
U.S.”), including the Company. S&P also, on that date, affirmed the stable outlook on the core insurance operating companies. There has been no change in S&P’s rating of ING U.S., including the Company, since that date.

9

On July 25, 2007, Moody’s Investor’s Service, Inc. (“Moody’s”) affirmed the financial strength rating of the Company, of Aa3 (Excellent) with a stable outlook.
On February 12, 2008, Moody’s assigned a short-term financial strength rating of
Prime-1 (P-1) and reaffirmed the long-term financial strength rating of Aa3. The rating is based on the strong implicit support and financial strength of the parent company, ING.

On May 11, 2007, A.M. Best Company, Inc. (“A.M. Best”) reaffirmed the financial strength rating of A+ (Superior) of ING U.S., including the Company, with a stable outlook. A.M. Best assigned an issuer credit rating of aa- to ILIAC at that time.

Regulation

The Company’s operations are subject to comprehensive regulation throughout the
United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with broad authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate the investment activities of insurance companies on the basis of quality, diversification, and other quantitative criteria. The Company’s operations and accounts are subject to examination at regular intervals by certain of these regulators.

ILIAC is subject to the insurance laws of the State of Connecticut, where it is domiciled, and other jurisdictions in which it transacts business. The primary regulators of the Company’s insurance operations are the insurance departments of
Connecticut and New York. Among other matters, these agencies may regulate trade practices, agent licensing, policy forms, underwriting and claims practices, minimum interest rates to be credited to fixed annuity contractowner accounts, and the maximum interest rates that can be charged on policy loans.

The Securities and Exchange Commission (“SEC”), the Financial Industry
Regulatory Authority (“FINRA”), the self-regulatory organization which succeeded to the regulatory functions of the National Association of Securities Dealers and the
New York Stock Exchange, and, to a lesser extent, the states, regulate the sales and investment management activities and operations of the Company. Generally, the
Company’s variable annuity products and certain of its fixed annuities are registered as securities with the SEC. Regulations of the SEC, Department of Labor, and
Internal Revenue Service also impact certain of the Company’s annuity and other investment and retirement products. These products may involve separate accounts and mutual funds registered under the Investment Company Act of 1940. The
Company also provides a variety of products and services to employee benefit plans that are covered by the Employee Retirement Income Security Act of 1974.

Insurance Holding Company Laws

A number of states regulate affiliated groups that include insurers such as the
Company under holding company statutes. These laws, among other things, place certain restrictions on investments in, or transactions with, affiliates and may require prior approval of the payment of certain dividends by the Company to its parent.

10

Insurance Company Guaranty Fund Assessments

Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations and the amount of premiums written in each state. The Company has estimated this liability to be $7.9 as of
December 31, 2007 and 2006. The Company has also recorded an asset of $5.9 and
$5.6 as of December 31, 2007 and 2006, respectively, for future credits to premium taxes for assessments already paid.

For information regarding certain other potential regulatory changes relating to the
Company’s businesses, see Item 1A. Risk Factors.

Employees and Other Shared Services

ILIAC had 2,076 employees as of December 31, 2007, primarily focused on managing new business processing, product distribution, marketing, customer service, and product management for the Company, as well as, providing product development, actuarial, and finance services to the Company. The Company also utilizes services provided by ING North America Insurance Corporation and other affiliates. These services include risk management, human resources, investment management, information technology, and legal and compliance services, as well as other new business processing, actuarial, and finance related services. The affiliated companies are reimbursed for the Company’s use of various services and facilities under a variety of intercompany agreements.

Item 1A. Risk Factors

In addition to the normal risks of business, the Company is subject to significant risks and uncertainties, including those which are described below.

Equity market volatility could negatively impact profitability and financial condition

The decline of the United States and international equity markets over an extended period of time may reduce the profitability and negatively affect the financial condition of the Company due to the following:

§	Sales of variable annuity products may decrease as prospective customers seek products with higher returns.

§	Account values of separate accounts that support variable annuity products may decrease, which results in a decrease in fees and profits earned on the accounts.

The amount of fees the Company earns on variable annuity products is based on such account values.

11

§	If the Company’s expectations of future performance and profits decrease, it may be required to accelerate the amortization of deferred policy acquisition costs and value of business acquired, as applicable, decreasing profits.

§	If the Company’s net amount at risk under certain guaranteed minimum death benefits increases, the amount of required reserve increases. If reserves are not adequate, the Company may need to increase reserves through a charge to earnings.

Changes in interest rates could have a negative impact on profitability and financial condition

Changes in interest rates may be caused by either changes in the underlying risk free rates or changes in the credit spreads required for various levels of risk within the market. Changes in interest rates may negatively affect the Company’s attempts to maintain profitable margins between the amounts earned on its general account investments and the amounts paid under its annuity contracts.

As interest rates rise, fixed annuity contract surrenders and withdrawals may increase as contractowners seek higher returns. To raise the cash necessary to fund such surrenders and withdrawals, the Company may need to sell assets at capital losses.
An increase in contract surrenders and withdrawals may also require the Company to accelerate amortization of deferred policy acquisition costs and value of business acquired, as applicable, relating to such contracts, further reducing profits. In addition, rising interest rates increase unrealized losses for fixed maturities and certain derivatives where the Company assumes credit exposure. Significant or sustained increases in interest rates may result in increased other-than-temporary impairments.

As interest rates decline, borrowers may prepay or redeem mortgages and bonds with embedded call options that are owned as investments by the Company. This may force the Company to reinvest the proceeds at lower interest rates.

All of the Company’s fixed annuity products, and the fixed account options included in some of the Company’s annuity products, contain minimum interest rate guarantees that limit the Company’s ability to lower interest rates credited to contractowners in response to lower investment returns. A decrease in the difference between earned investment income and the interest credited to contractowners further reduces profits. This decrease in profits may also require the Company to accelerate amortization of deferred policy acquisition costs and value of business acquired, as applicable.

The Company’s investment portfolio is subject to risks that may reduce the value of invested assets and adversely affect sales, profitability, and investment returns credited to contractowners

The Company’s investment portfolio is subject to several risks, including the following:

12

§	An increase in defaults or delinquency in investment portfolios, including derivative contracts;

§	Greater difficulty selling privately placed and certain asset-backed fixed maturity securities and commercial mortgage loans at attractive prices and in a timely manner, as all are less liquid than publicly traded fixed maturity securities;

§	Borrower prepayment or redemption, prior to maturity, of mortgages that back mortgage-backed securities and bonds with embedded call options could force the Company to reinvest proceeds at lower interest rates;

§	An increase in environmental liability exposure from the Company’s commercial mortgage loan portfolio; and

§	Losses in the commercial mortgage loan portfolio as a result of economic downturns or natural disasters.

Changes in underwriting and actual experience could materially affect profitability

The Company prices its products based on long-term assumptions regarding investment returns, mortality, persistency, and operating costs. Management establishes target returns for each product based upon these factors and the average amount of regulatory and rating agency capital that the Company must hold to support in-force contracts. The Company monitors and manages pricing and sales mix to achieve target returns. Profitability from a new business emerges over a period of years, depending on the nature and life of the product, and is subject to variability as actual results may differ from pricing assumptions.

The Company’s profitability depends on the following:

§	Adequacy of investment margins;

§	Management of market and credit risks associated with investments;

§	Ability to maintain premiums and contract charges at a level adequate to cover mortality, benefits, and contract administration expenses;

§	Adequacy of contract charges on variable contracts to cover the cost of product features;

§	Persistency of policies to ensure recovery of acquisition expenses and value of business acquired, as applicable; and

§	Management of operating costs and expenses within anticipated pricing allowances.

A downgrade in the Company’s ratings may negatively affect profitability and financial condition

Ratings are an important factor in establishing the competitive position of insurance companies. A downgrade, or the potential for a downgrade, of any of the Company’s ratings may lead to lower margins and fee income due to lower assets under management, resulting from:

13

§	Increase in annuity contract surrenders and withdrawals;

§	Termination of relationships with broker-dealers, banks, agents, wholesalers, and other distributors of products and services; and

§	Reduction of new annuity contract sales.

The Company cannot predict what actions rating organizations may take, or what actions the Company may be required to take in response to the actions of rating organizations, which could adversely affect the Company. Rating organizations assign ratings based upon several factors, including the following:

§	Statutory capital;

§	Risk of investment portfolio;

§	Views of the rating organization;

§	Economic trends affecting the financial services industry;

§	Changes in models and formulas used by rating organizations to assess the financial strength of a rated company;

§	Enterprise risk management; and

§	Other circumstances outside the rated company’s control.

The Company’s results of operations and financial condition may be adversely affected by general economic and business conditions or adverse capital market conditions that are less favorable than anticipated

Factors such as consumer spending, business investment, government spending, the volatility and strength of capital markets and inflation affect the business and economic environment and, ultimately, the amount and profitability of the
Company’s business. For example, in an economic downturn characterized by high unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for financial and insurance products could be adversely affected. Additionally, slow growth and recessionary periods are often associated with declining asset prices, lower interest rates, credit rating agency downgrades and increasing default losses.

Adverse capital market conditions, such as that recently experienced with the decrease in the value and liquidity of asset-backed securities supported by subprime mortgages, as well as other investments, could also impact the cost of and ability of the Company to issue debt, including commercial paper borrowings. While the
Company has various sources of liquidity available, adverse market conditions could impact the cost and availability of these borrowing sources.

Competition could negatively affect the ability to maintain or increase profitability

The insurance industry is intensely competitive. The Company competes based on factors including the following:

§	Name recognition and reputation;

§	Service;

§	Investment performance;

§	Product features;

§	Price;

14

§	Perceived financial strength; and

§	Claims paying and credit ratings.

The Company’s competitors include insurers, broker-dealers, financial advisors, asset managers, and other financial institutions, which may, for example, have greater market share, offer a broader range of products, or have higher claims-paying or credit ratings than the Company.

In recent years, there has been substantial consolidation among companies in the financial services industry resulting in increased competition from large, well-

capitalized financial services firms.

Many of these firms also have been able to

increase their distribution systems through mergers or contractual arrangements.
Furthermore, larger competitors may lower operating costs and have an ability to absorb greater risk, while maintaining financial strength ratings, allowing them to price products more competitively. While the Company cannot predict the future level of consolidation, the Company expects consolidation to continue and perhaps accelerate in the future, increasing competitive pressure.

Changes in federal income tax law or interpretations of existing tax law could affect profitability and financial condition by making some products less attractive to contractowners and increasing tax costs of contractowners or the
Company

Annuity products that the Company sells currently benefit from one or more forms of tax favored status under current federal tax law. The Economic Growth and Tax
Relief Reconciliation Act of 2001 and the Jobs Act and Growth Tax Relief
Reconciliation Act of 2003 contain provisions that will, over time, significantly lower individual tax rates. This decrease will reduce the benefits of deferral on the build-up of value of annuities. Many of these provisions expire in 2008 and 2010. The Bush
Administration, however, has proposed that many of the rate reductions and tax-
favored savings initiatives be made permanent. Although the Company cannot predict the overall effect on product sales, some of these tax law changes could hinder sales and result in the increased surrender of annuity contracts.

Additionally, the Company is subject to federal corporation income tax, and benefits from certain federal tax provisions, including but not limited to, dividends received deductions, various tax credits, and insurance reserve deductions. There is risk that changes to federal tax law or in Internal Revenue Service (“IRS”) interpretation of existing tax law may be enacted or adopted, and could result in materially higher corporate taxes than would be incurred under existing tax law or interpretation and adversely impact profitability.

Litigation may adversely affect profitability and financial condition

The Company is, and may be in the future, subject to legal actions in the ordinary course of insurance, investment management, and other business operations. These legal actions may include proceedings relating to aspects of businesses and operations that are specific to the Company, and proceedings that are typical of the businesses in which the Company operates. Some of these proceedings may be brought on behalf of a class. Plaintiffs may seek large or indeterminate amounts of damage, including compensatory, liquidated, treble, and/or punitive damages. Given the large or

15

indeterminate amounts sometimes sought, and the inherent unpredictability of litigation, it is possible that an adverse outcome could, from time to time, have an adverse effect on the Company’s reputation, results of operations, or cash flows, in particular quarterly or annual periods.

Changes in regulation in the United States and recent regulatory investigations may reduce profitability

The Company’s insurance and securities business is subject to comprehensive state and federal regulation and supervision throughout the United States. The primary purpose of state regulation is to protect contractowners, and not necessarily to protect creditors and investors.

State insurance and securities regulators, state attorneys

general, the National Association of Insurance Commissioners, the SEC, the FINRA,
the Department of Labor and the IRS continually reexamine existing laws and regulations and may impose changes in the future. Changes in legislation and administrative policies, or new interpretations of existing laws, in areas such as employee benefit plan regulation, financial services regulation, and federal taxation, could lessen the competitive advantages of certain of the Company’s products, result in the surrender of existing contracts and policies, increase costs, reduce new product sales, or result in higher taxes affecting the Company, thus reducing the Company’s profitability.

Since 2002, the insurance industry has become the focus of increased regulatory scrutiny as various state and federal governmental agencies and self-regulatory organizations conduct inquiries and investigations into the products and practices of the financial services industries. These initiatives currently focus on areas such as:

§	Inappropriate trading of fund shares;

§	Revenue sharing and directed brokerage;

§	Sales and marketing practices (including sales to seniors);

§	Suitability;

§	Arrangements with service providers;

§	Pricing;

§	Product cost and fees;

§	Compensation and sales incentives;

§	Potential conflicts of interest;

§	Potential anti-competitive activity;

§	Reinsurance;

§	Specific product types (including group annuities and indexed annuities); and

§	Adequacy of disclosure.

It is likely that the scope of these industry investigations will become broader before they conclude.

In some cases, this regulatory scrutiny has led to new proposed legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged, or has resulted in regulatory penalties, settlements, and litigation. At this time, the Company does not believe that any of this regulatory scrutiny will have a material adverse affect on it. The Company cannot guarantee, however, that new laws, regulations, and other regulatory actions aimed at the business practices under scrutiny would not adversely affect its business.
The adoption of new laws and regulations, enforcement actions, or litigation, whether

16

or not involving the Company, could influence the manner in which the Company distributes its products, result in negative coverage of the industry by the media, cause significant harm to the Company’s reputation, and adversely impact profitability.

The Company’s products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability

The Company’s insurance and annuity products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of different governmental and self-

regulatory

authorities,

including

state

insurance

regulators,

state

securities

administrators, the SEC, the FINRA, and the IRS.

For example, U.S. federal income tax law imposes requirements relating to insurance and annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Failure to administer certain contract features (for example, contractual annuity start dates in nonqualified annuities) could affect such beneficial tax treatment. Additionally, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration. Failure to meet any of these complex tax, securities, or insurance requirements could subject the
Company to administrative penalties imposed by a particular governmental or self-
regulatory authority, unanticipated costs associated with remedying such failure or other claims, harm to the Company's reputation, interruption of the Company's operations, or adversely impact profitability.

A failure of the Company’s operating systems or a compromise of security with respect to operating systems or portable electronic devices could adversely affect the Company’s results of operations and financial condition

The Company is highly dependent on automated systems to record and process
Company and contractowner transactions. The Company may experience a failure of its operating systems or a compromise of its security due to technical system flaws, clerical or record-keeping errors, or tampering or manipulation of those systems by employees or unauthorized third parties. Information security risks also exist with respect to the use of portable electronic devices, such as laptops, which are particularly vulnerable to loss and theft. The Company may also be subject to disruptions of its operating systems arising from events that are wholly or partially beyond its control (for example, natural disasters, acts of terrorism, epidemics, computer viruses, and electrical/telecommunications outages). All of these risks are also applicable where the Company relies on outside vendors to provide services to it and its contractowners. Operating system failures or disruptions or the compromise of security with respect to operating systems or portable electronic devices could subject the Company to regulatory sanctions, or other claims, harm the Company’s reputation, interrupt the Company’s operations, and adversely affect the Company’s business, results of operations, or financial condition.

17

The occurrence of natural or man-made disasters may adversely affect the Company’s results of operations and financial condition

The Company is exposed to various risks arising from natural disasters, including hurricanes, floods, earthquakes, tornadoes, and pandemic disease, caused by a virus such as H5N1 (the “Avian flu” virus), as well as man-made disasters, including acts of terrorism and military actions, which may adversely affect assets under management, results of operations and financial condition, as follows:

§	Losses in the Company’s investment portfolio due to significant volatility in global financial markets or the failure of counterparties to perform.

§	Changes in the rate of mortality, lapses and surrenders of existing policies/contracts, as well as sales of new policies/contracts.

§	Disruption of the Company’s normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services.

While the Company has a business continuation and crisis management plan, there can be no assurance that the Company’s plan and insurance coverages would be effective in mitigating any negative effects on operations or profitability in the event of a disaster.

The occurrence of unidentified or unanticipated risks could negatively affect the Company’s business or result in losses

The Company has developed risk management policies and procedures and expects to continue to do so in the future. Nonetheless, the Company’s policies and procedures to identify, monitor, and manage risks may not be fully effective. Many of the
Company’s methods of managing risk and exposures are based upon observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence, or other matters, that is publicly available or otherwise accessible to the Company. This information may not always be accurate, complete, up-to-date or properly evaluated.
Management of operational, legal, and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events.
These policies and procedures may not be fully effective.

Item 1B. Unresolved Staff Comments

Omitted as registrant is neither an accelerated filer nor a well-known seasoned issuer.

Item 2.

Properties

The Company’s home office is located at One Orange Way, Windsor, Connecticut,
06095-4774. All Company office space other than the home office is leased or subleased by the Company or its other affiliates. The Company pays substantially all expenses associated with its owned or leased and subleased office properties.

18

Affiliates within ING’s U.S. operations provide the Company with various management, finance, investment management and other administrative services, from facilities located at 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327-
4390. The affiliated companies are reimbursed for the Company’s use of these services and facilities under a variety of intercompany agreements.

Item 3.

Legal Proceedings

The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages, and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

Item 4. Submission of Matters to a Vote of Security Holders

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

19

PART II Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities (Dollar amounts in millions, unless otherwise stated)

There is no public trading market for the common stock of ING Life Insurance and
Annuity Company (“ILIAC”). All of ILIAC’s outstanding common stock is owned by its parent, Lion Connecticut Holdings Inc. (“Lion” or “Parent”), a Connecticut
holding and management company. All of the outstanding common stock of Lion is owned by ING America Insurance Holdings, Inc. (“ING AIH”), whose ultimate parent is ING Groep N.V. (“ING”).

ILIAC’s ability to pay dividends to its parent is subject to the prior approval of insurance regulatory authorities of the State of Connecticut for payment of any dividend, which, when combined with other dividends paid within the preceding 12 months, exceeds the greater of (1) ten percent (10%) of ILIAC’s statutory surplus at the prior year end or (2) ILIAC’s prior year statutory net gain from operations.

During 2007, 2006 and 2005, ILIAC paid $145.0, $256.0, and $20.5, respectively, in dividends on its common stock to Lion.

During 2006, Lion contributed to ILIAC, Directed Services, Inc., which had $50.5 in equity on the date of contribution and was accounted for in a manner similar to a pooling-of-interests. During 2007, 2006 and 2005, ILIAC did not receive any cash capital contributions from Lion.

20

Item 6.

Selected Financial Data
(Dollar amounts in millions, unless otherwise stated)

ING LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
3-YEAR SUMMARY OF SELECTED FINANCIAL DATA

The following selected financial data has been derived from the consolidated financial statements. The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations
and Financial Condition" and the consolidated financial statements and notes thereto.
Due to the correction of an error related to the identification of unreconciled net liabilities in 2007, Total shareholder’s equity, Total assets, and Future policy benefits and claims reserves have been restated for 2006 and 2005. See Changes to Prior
Years Presentation for further discussion on the restatement.

		2006	2005
	2007	(Restated)	(Restated)

CONSOLIDATED OPERATING RESULTS

Net investment income	$ 1,054.7	$ 1,029.7	$ 1,037.1
Fee income	789.3	714.8	609.6

Premiums	46.8	37.5	43.2
Broker-dealer commission revenue	568.4	429.2	378.1

Net realized capital gains (losses)	(8.2)	3.0	22.0
Total revenue	2,451.9	2,229.9	2,097.7

Interest credited and other benefits to contractowners	822.2	783.7	739.6
Broker-dealer commission expense	568.4	429.2	378.1

Amortization of deferred policy acquisition

costs and value of business acquired	129.2	21.3	159.9
Net income	218.4	301.8	272.7

CONSOLIDATED FINANCIAL POSITION

Total investments	$ 17,898.4	$ 19,010.5	$ 19,961.2
Assets held in separate accounts	48,091.2	43,550.8	35,899.8

Total assets	71,621.0	68,482.3	61,685.7
Future policy benefits and claims reserves	18,569.1	19,984.1	20,921.1

Liabilities related to separate accounts	48,091.2	43,550.8	35,899.8
Total shareholder's equity	3,041.0	3,013.7	2,970.7

ASSETS UNDER MANAGEMENT AND
ADMINISTRATION

Variable annuities	$ 42,969.5	$ 39,992.9	$ 35,067.7
Fixed annuities	15,145.7	16,287.5	17,034.0

Plan sponsored and other	1,383.2	4,709.9	3,335.3

Total assets under management	59,498.4	60,990.3	55,437.0

Assets under administration	27,876.7	25,950.4	23,031.6

Total assets under management and administration	$ 87,375.1	$ 86,940.7	$ 78,468.6

21

Item 7. Management’s Narrative Analysis of the Results of Operations and Financial

Condition
(Dollar amounts in millions, unless otherwise stated)

Overview

The following narrative analysis presents a review of the consolidated results of operations of ING Life Insurance and Annuity Company (“ILIAC”) and its wholly-
owned subsidiaries (collectively, the “Company”) for each of the three years ended
December 31, 2007, 2006 and 2005, and financial condition as of December 31, 2007 and 2006. This item should be read in its entirety and in conjunction with the selected financial data, consolidated financial statements and related notes, and other supplemental data, which can be found under Part II, Item 6. and Item 8. contained herein.

Forward-Looking Information/Risk Factors

In connection with the “safe harbor” provisions of the Private Securities Litigation
Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities
Exchange Commission (“SEC”). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as “expect,”
“anticipate,” “believe,” or words of similar import, generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements that represent the Company’s beliefs concerning future levels of sales and redemptions of the Company’s products, investment spreads and yields, or the earnings and profitability of the Company’s activities.

Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

Whether or not actual results differ

materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments, including, but not limited to the following:

(1)	Equity market volatility could negatively impact profitability and financial condition;

(2)	Changes in interest rates could have a negative impact on profitability and financial condition;

(3)	The Company’s investment portfolio is subject to risks that may reduce the value of invested assets and adversely affect sales, profitability, and investment returns credited to contractowners;

(4)	Changes in underwriting and actual experience could materially affect profitability;

(5)	A downgrade in the Company’s ratings may negatively affect profitability and financial condition;

22

(6)	The Company’s results of operations and financial condition may be adversely affected by general economic and business conditions or adverse capital market conditions that are less favorable than anticipated;

(7)	Competition could negatively affect the ability to maintain or increase profitability;

(8)	Changes in federal income tax law or interpretations of existing tax law could affect profitability and financial condition by making some products less attractive to contractowners and increasing tax costs of contractowners or the Company;

(9)	Litigation may adversely affect profitability and financial condition;

(10)	Changes in regulation in the United States and recent regulatory investigations may reduce profitability;

(11)	The Company’s products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability;

(12)	A failure of the Company’s operating systems or a compromise of security with respect to operating systems or portable electronic devices could adversely affect the Company’s results of operations and financial condition;

(13)	The occurrence of natural or man-made disasters may adversely affect the Company’s results of operations and financial condition; and

(14)	The occurrence of unidentified or unanticipated risks could negatively affect the Company’s business or result in losses.

Investors are also directed to consider the risks and uncertainties discussed in Items
1A., 7., and 7A. contained herein, as well as in other documents filed by the
Company with the SEC. Except as may be required by the federal securities laws, the
Company disclaims any obligation to update forward-looking information.

Basis of Presentation

ILIAC is a stock life insurance company domiciled in the state of Connecticut.
ILIAC and its wholly-owned subsidiaries are providers of financial products and services in the United States. ILIAC is authorized to conduct its insurance business in all states and in the District of Columbia.

The consolidated financial statements include ILIAC and its wholly-owned subsidiaries, ING Financial Advisers, LLC (“IFA”) and Directed Services LLC
(“DSL”). ILIAC is a direct, wholly-owned subsidiary of Lion Connecticut Holdings
Inc., which is an indirect, wholly-owned subsidiary of ING Groep N.V. ING is a global financial services holding company based in The Netherlands, with American
Depository Shares listed on the New York Stock Exchange under the symbol “ING.”

On December 1, 2006, Lion contributed to ILIAC, Directed Services, Inc. (“DSI”), a
New York corporation registered as a broker-dealer under the Securities Exchange
Act of 1934 and as an investment advisor under the Investment Advisors Act of 1940, whose primary functions were the distribution of variable insurance products and investment advisory services for open-end mutual funds. Additionally, on
December 12, 2006, ILIAC organized DSL as a wholly-owned Delaware limited liability company. On December 31, 2006, DSI merged with and into DSL and ceased to exist. Upon merger, the operations and broker-dealer and investment advisor registrations of DSI were consolidated into DSL, the surviving company.

23

Effective January 1, 2007, ILIAC’s investment advisory agreement with certain variable funds offered in Company products was assigned to DSL.

Statement of Financial Accounting Standards (“FAS”) No. 141, “Business
Combinations”, excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting
Principles Board (“APB”) Opinion No. 16, “Business Combinations”, provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The consolidated financial statements give effect to the DSL consolidation transactions as if they had occurred on January 1, 2004 and include the following:

	2006		2005

Total revenue	$ 594.9		$ 507.7
Net income		35.8		28.2

Additional paid-in capital:
Dividends paid		25.0		20.5

Employee share-based payments		0.1		0.2

On May 11, 2006, ILIAC organized Northfield Windsor LLC (“NWL”) as a wholly-
owned subsidiary for the purpose of purchasing, constructing, developing, leasing, and managing a new corporate office facility to be located at One Orange Way,
Windsor, Connecticut (the “Windsor Property”). Effective October 1, 2007, the
principal executive office of ILIAC was changed to One Orange Way, Windsor,
Connecticut.

On October 31, 2007, ILIAC’s subsidiary, NWL merged with and into ILIAC. As of the merger date, NWL ceased to exist, and ILIAC became the surviving corporation.
The merger did not have an impact on ILIAC’s consolidated results of operations and financial position, as NWL was a wholly-owned subsidiary and already included in the consolidated financial statements for all periods presented since its formation.

The Company has one operating segment.

Critical Accounting Policies

General

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends, and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be materially adversely affected by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

24

The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:
reserves, valuation of investments and other-than-temporary impairments, and amortization of deferred acquisition costs (“DAC”) and value of business acquired
(“VOBA”). In developing these estimates, management makes subjective and complex judgments that are inherently uncertain and subject to material changes as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the consolidated financial statements.

Reserves

The Company records as liabilities reserves to meet the Company’s future obligations under its variable annuity and fixed annuity products.

Future policy benefits and claims reserves include reserves for deferred annuities and immediate annuities with and without life contingent payouts.

Reserves for individual and group deferred annuity investment contracts and individual immediate annuities without life contingent payouts are equal to cumulative deposits, less charges and withdrawals, plus credited interest thereon, net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. Reserve interest rates vary by product and range from 1.6%
to 7.8% for the years 2007, 2006 and 2005. Certain reserves also include unrealized gains and losses related to investments and unamortized realized gains and losses on investments for experience-rated contracts. Reserves on experience-rated contracts reflect the rights of contractowners, plan participants, and the Company. Reserves for group immediate annuities without life contingent payouts are equal to the discounted value of the payment at the implied break-even rate.

Reserves for individual immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity type plan, year of issue, and policy duration. For the years 2007, 2006 and
2005, reserve interest rates ranged from 5.1% to 5.9% .

The Company has a significant concentration of reinsurance arising from the disposition of its individual life insurance business. In 1998, the Company entered into an indemnity reinsurance arrangement with certain subsidiaries of Lincoln
National Corporation (“Lincoln”). Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the Company under the reinsurance transaction. The Company includes an amount in Reinsurance recoverable on the
Consolidated Balance Sheets, which equals the Company’s total individual life reserves. Individual life reserves are included in Future policy benefits and claims reserves of the Consolidated Balance Sheets.

25

Certain variable annuity contracts offer guaranteed minimum death benefits (“GMDB”). The GMDB is accrued in the event the customer’s account value at death is below the guaranteed value and is included in reserves. “Products and Services”, for a description of the GMDBs.

See Item I, Business,

Valuation of Investments and Other-Than-Temporary Impairments

All of the Company’s fixed maturities and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized capital gains (losses) on these securities are recorded directly in
Shareholder’s equity, after adjustment for related changes in experience-rated contract allocations, DAC, VOBA, and deferred income taxes.

The fair values for fixed maturities are largely determined by one of two pricing methods: published price quotations or valuation techniques with market inputs.
Security pricing is applied using a hierarchy or “waterfall” approach, whereby prices are first sought from published price quotations, including pricing services or broker-
dealer quotations. Published price quotations may be unavailable or deemed unreliable due to a limited market for securities that are rarely traded or are traded only in privately negotiated transactions. As such, fair values for the remaining securities, consisting primarily of privately placed bonds, are then determined using risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security.

The fair values for actively traded equity securities are based on quoted market prices.
For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value, where applicable.

The fair values for short-term investments are based on quoted market prices.

Derivative instruments are reported at fair value primarily using the Company’s derivative accounting system. The system uses key financial data, such as yield curves, exchange rates, Standard and Poor’s (“S&P”) 500 Index prices, and London
Inter Bank Offered Rates, which are obtained from third party sources and uploaded into the system. For those derivatives that are unable to be valued by the accounting system, the Company typically utilizes values established by third party brokers.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between knowledgeable, unrelated willing parties. As such, the estimated fair value of a financial instrument may differ significantly from the amount that could be realized if the security was sold immediately.

The Company’s accounting policy requires that a decline in the value of an investment below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If so, the investment is deemed to be other-than-temporarily impaired, and a charge is recorded in Net realized capital gains (losses) equal to the difference between fair value and the amortized cost basis of the investment. The fair value of the other-than-temporarily impaired investment becomes its new cost basis.

26

The evaluation of other-than-temporary impairments included in the Company’s general account is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include the length of time and extent to which the fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for recovery in fair value.

In addition, the Company invests in structured securities that meet the criteria of
Emerging Issues Task Force (“EITF”) Issue No. 99-20, “Recognition of Interest
Income and Impairment on Purchased and Retained Beneficial Interests in Securitized
Financial Assets” (“EITF 99-20”). Under EITF 99-20, a determination of the required impairment is based on the analysis discussed in the preceding paragraph, as well as credit risk and the possibility of significant prepayment risk that restricts the
Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the last remeasurement date.

Amortization of Deferred Acquisition Costs and Value of Business Acquired

DAC represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and certain agency expenses, related to the production of new and renewal business.

VOBA represents the outstanding value of in force business capitalized in purchase accounting when the Company was acquired and is subject to amortization. The value is based on the present value of estimated net cash flows embedded in the
Company’s contracts.

FAS No. 97, “Accounting and Reporting by Insurance Enterprises for Certain Long-
Duration Contracts and for Realized Gains and Losses from the Sale of Investments”
(“FAS No. 97”), applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts in relation to the present value of estimated future gross profits from investment, mortality, and expense margins, plus surrender charges.

Contractowners may periodically exchange one contract for another, or make modifications to an existing contract. Beginning January 1, 2007, these transactions are identified as internal replacements and are accounted for in accordance with
Statement of Position (“SOP”) 05-1, “Accounting by Insurance Enterprises for
Deferred Acquisition Costs in Connection with Modifications or Exchanges of
Insurance Contracts” (“SOP 05-1”).

27

Internal replacements that are determined to result in substantially unchanged contracts are accounted for as continuations of the replaced contracts. Any costs associated with the issuance of the new contracts are considered maintenance costs and expensed as incurred. Unamortized DAC and VOBA related to the replaced contracts continue to be deferred and amortized in connection with the new contracts, as follows:

§	For deferred annuities, the estimated future gross profits of the new contracts are treated as revisions to the estimated future gross profits of the replaced contracts in the determination of amortization.

§	As of January 1, 2007, internal replacements that are determined to result in contracts that are substantially changed are accounted for as extinguishments of the replaced contracts, and any unamortized DAC and VOBA related to the replaced contracts are written off to Amortization of deferred policy acquisition costs and value of business acquired in the Consolidated Statements of Operations.

Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

Due to the relative size and sensitivity to minor changes in underlying assumptions of
DAC and VOBA balances, the Company performs quarterly and annual analyses of
DAC and VOBA for the annuity and life businesses, respectively. The DAC and
VOBA balances are also evaluated for recoverability.

At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued
reasonableness. Any adjustment in estimated future gross profits requires that the amortization rate be revised (“unlocking”) retroactively to the date of the policy or contract issuance. The cumulative unlocking adjustment is recognized as a component of current period amortization. In general, sustained increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, sustained decreases in investment, mortality, and expense margins, and thus estimated future gross profits, increase the rate of amortization.

For interest rate and equity sensitivity and related effects on DAC and VOBA, see
Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

28

Results of Operations

Overview

Products offered by the Company include qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plans qualified under Internal Revenue Code Sections
401, 403, 408, and 457, as well as nonqualified deferred compensation plans.

The Company derives its revenue mainly from (a) fee income generated from separate account assets supporting variable options under variable annuity contract investments, as designated by contractowners, (b) investment income earned on assets supporting fixed assets under management (“AUM”), mainly generated from annuity products with fixed investment options, and (c) certain other fees. The Company’s expenses primarily consist of (a) interest credited and other benefits to contractowners, (b) amortization of DAC and VOBA, (c) expenses related to the selling and servicing of the various products offered by the Company, and (d) other general business expenses. In addition, the Company collects broker-dealer commissions through its subsidiary DSL, which are, in turn, paid to broker-dealers and expensed.

Economic Analysis

The current economic environment presents challenges for the Company and the insurance industry. The Company’s sales and financial results continue to be affected by economic trends.

Equity market performance affects the Company, as fee revenue from variable AUM is generally affected by equity market performance. In addition, variable product demand often mirrors consumer demand for equity market investments. Sales and favorable investment performance in the variable product lines during 2007 favorably impacted variable AUM in 2007.

While the interest rate environment during 2007 has resulted in an increase in unrealized losses as compared to 2006, overall increases in market yields have allowed for improved asset returns, and, therefore, improved margins on fixed products during 2007.

29

Year ended December 31, 2007 compared to year ended December 31, 2006

The Company’s results of operations for the year ended December 31, 2007, and changes therein, were primarily impacted by net amortization of DAC and VOBA and operating expenses, partially offset by fee income resulting from higher average variable AUM and favorable net margins on average fixed AUM.

	Years Ended December 31,		$ Increase	% Increase
	2007	2006	(Decrease)	(Decrease)

Revenues:

Net investment income	$ 1,054.7	$ 1,029.7	$ 25.0	2.4%
Fee income	789.3	714.8	74.5	10.4%

Premiums	46.8	37.5	9.3	24.8%
Broker-dealer commission revenue	568.4	429.2	139.2	32.4

Net realized capital (loss) gains	(8.2)	3.0	(11.2)	NM
Other income	0.9	15.7	(14.8)	(94.3)%

Total revenue	2,451.9	2,229.9	222.0	10.0%

Benefits and expenses:

Interest credited and other

benefits to contractowners	822.2	783.7	38.5	4.9%
Operating expenses	652.2	568.3	83.9	14.8%

Broker-dealer commission expense	568.4	429.2	139.2	32.4%
Amortization of deferred policy
acquisition costs and value
of business acquired	129.2	21.3	107.9	NM

Interest expense	5.5	2.9	2.6	89.7%

Total benefits and expenses	2,177.5	1,805.4	372.1	20.6%

Income before income taxes	274.4	424.5	(150.1)	(35.4)%
Income tax expense	56.0	122.7	(66.7)	(54.4)%

Net income	$ 218.4	$ 301.8	$ (83.4)	(27.6)%

Effective tax rate	20.4%	28.9%

NM - Not meaningful. Revenues

Total revenue increased for the year ended December 31, 2007, primarily reflecting increases in Fee income and Net investment income and partially offset by an increase in Net realized capital losses and a decrease in Other income.

Fee income increased for the year ended December 31, 2007, as overall average variable AUM increased, driven by continuing increase in sales and favorable investment performance in variable product lines.

The increase in Net investment income for the year ended December 31, 2007, was mainly due to favorable yields on investments supporting average fixed AUM.

The increase in Premiums for the year ended December 31, 2007, was entirely offset by the Interest credited and other benefits to contractowners.

30

The increase in Net realized capital losses for the year ended December 31, 2007, was primarily due to realized losses on derivatives, primarily related to losses on interest rate swaps and the widening of credit spreads.

Other income decreased for the year ended December 31, 2007 due to higher commissions, primarily on the sales of retirement products, during 2006 as compared to 2007.

Benefits and Expenses

Total benefits and expenses increased for the year ended December 31, 2007, primarily due to increases in Amortization of DAC and VOBA, Operating expenses, and Interest credited and other benefits to contractowners.

The increase in Amortization of DAC and VOBA for the year ended December 31,
2007, was primarily driven by an increase in actual gross profits related to higher fee income and fixed margins in 2007.

In addition, amortization for the year ended

December 31, 2006 was lower due to favorable unlocking, as a result of prospective expense assumption changes.

Operating expenses for the year ended December 31, 2007 increased in conjunction with the growth of the business and were primarily driven by higher operating expenses and commissions. The increase in commissions was due to higher renewal premiums and higher average variable AUM.

Interest credited and other benefits to contractowners increased for the year ended
December 31, 2007, primarily driven by the increase in reserves associated with minimum guarantees on variable annuities due to the widening of credit spreads in the fourth quarter of 2007.

Income Taxes

Income tax expense decreased for the year ended December 31, 2007, primarily due to the audit settlement with the State of Connecticut, dividends received deduction, and lower income before taxes.

Year ended December 31, 2006 compared to year ended December 31, 2005

The Company’s results of operations for the year ended December 31, 2006, and changes therein, were primarily impacted by DAC and VOBA unlocking, as well as increases in variable AUM which were driven by changing equity markets and cash flows. Regulatory settlements and interest rate movements had an unfavorable impact on the Company’s operations.

31

	Years Ended December 31,		$ Increase	% Increase
	2006	2005	(Decrease)	(Decrease)

Revenues:

Net investment income	$ 1,029.7	$ 1,037.1	$ (7.4)	(0.7)%
Fee income	714.8	609.6	105.2	17.3%

Premiums	37.5	43.2	(5.7)	(13.2)%
Broker-dealer commission revenue	429.2	378.1	51.1	13.5%

Net realized capital gains	3.0	22.0	(19.0)	(86.4)%
Other income	15.7	7.7	8.0	NM

Total revenue	2,229.9	2,097.7	132.2	6.3%

Benefits and expenses:

Interest credited and other

benefits to contractowners	783.7	739.6	44.1	6.0%
Operating expenses	568.3	524.3	44.0	8.4%

Broker-dealer commission expense	429.2	378.1	51.1	13.5%
Amortization of deferred policy
acquisition costs and value
of business acquired	21.3	159.9	(138.6)	(86.7)%

Interest expense	2.9	1.6	1.3	81.3%

Total benefits and expenses	1,805.4	1,803.5	1.9	0.1%

Income before income taxes	424.5	294.2	130.3	44.3%
Income tax expense	122.7	21.5	101.2	NM

Net income	$ 301.8	$ 272.7	$ 29.1	10.7%

Effective tax rate	28.9%	7.3%

NM - Not meaningful. Revenues

Total revenue increased for the year ended December 31, 2006, primarily due to increases in Fee income and Commission revenue, partially offset by a decrease in
Net realized capital gains.

Fee income increased as overall average variable AUM increased, driven by favorable equity market conditions and net cashflow during 2006.

Net realized capital gains decreased due to higher losses on derivatives, partially offset by realized capital gains on fixed maturities.

Benefits and Expenses

Total benefits and expenses decreased for the year ended December 31, 2006, primarily due to a decrease in Amortization of DAC and VOBA, partially offset by higher Interest credited and other benefits to contractowners and Operating expenses.

Interest credited and other benefits to contractowners increased for the year ended
December 31, 2006, primarily due to regulatory settlements.

32

Operating expenses for the year ended December 31, 2006 increased due to higher non-deferred commission expense and the continued growth of the business during
2006.

The decrease in Amortization of DAC and VOBA in 2006, is primarily driven by favorable unlocking of $83.3, due to assumption changes and model refinements. In addition, the decrease in amortization reflects lower actual gross profits, primarily due to legal a settlement incurred in 2006.

Income Taxes

Income tax expense increased for the year ended December 31, 2006, primarily due to the Internal Revenue Service (“IRS”) audit settlement in the third quarter of 2005, which related to the Company's tax returns for the years 2000 and 2001. The provision for the year ended December 31, 2005, reflected non-recurring favorable adjustments, due to a reduction in the tax liability that was no longer deemed necessary based on the results of the IRS examination, monitoring the activities of the
IRS with respect to certain issues with other taxpayers, and the merits of the
Company's positions.

Financial Condition

Investments

Investment Strategy

The Company’s investment strategy focuses on diversification by asset class. The
Company seeks to achieve economic diversification, while reducing overall credit risk and liquidity risks. In addition, the Company seeks to mitigate the impact of cash flow variability from embedded options within certain investment products, such as prepayment options, interest rate options embedded in collateralized mortgage obligations, and call options embedded in corporate bonds. The investment management function is centralized under ING Investment Management LLC, an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for groups of products with similar liability characteristics within the Company.

The Company’s general account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type’s objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio,

33

while minimizing adverse tax and accounting impacts.

The Company strives to

maintain a portfolio weighted average asset quality rating of A, based on Standard &

Poor’s (“S&P”) ratings classifications.

The weighted average excludes mortgage

loans, but includes mortgage-backed securities which are reported with bonds.

The Company uses derivatives for hedging purposes to reduce the Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. In addition, the Company uses credit default swaps to reduce the credit loss exposure with respect to certain assets that the Company owns, or to assume credit exposure to certain assets that the Company does not own. These credit default swaps are similar in credit risk to bonds of the named issuer and allow the Company to gain access to a broader, more diversified pool of credit risks. See
“Liquidity and Capital Resources - Derivatives” for further discussion of the
Company’s use of derivatives.

Portfolio Composition

The following table presents the investment portfolio at December 31, 2007 and
2006.

	2007		2006

	Carrying Value	%	Carrying Value	%

Fixed maturities, available-for-sale,

including securities pledged	$ 14,250.4	79.6%	$ 16,211.7	85.3%
Equity securities, available-for-sale	446.4	2.5%	251.7	1.3%

Mortgage loans on real estate	2,089.4	11.7%	1,879.3	9.9%
Policy loans	273.4	1.5%	268.9	1.4%

Other investments	838.8	4.7%	398.9	2.1%

Total investments	$ 17,898.4	100.0%	$ 19,010.5	100.0%

Fair Values

The following table identifies the fair value of fixed maturities and equity securities available-for-sale, as well as short-term investments and derivatives by pricing source as of December 31, 2007 and 2006.

		Valuation	Valuation
		Techniques	Techniques
	Published	with	without
	Price	Market	Market
2007	Quotations	Inputs	Inputs	Total

Assets:

Fixed maturities, available-for-sale,

including securities pledged	$ 11,333.8	$ 2,916.6	$ -	$ 14,250.4
Equity securities, available-for-sale	446.4	-	-	446.4

Other investments (primarily derivatives

and short-term investments)	168.0	34.7	-	202.7

Liabilities:

Other liabilities (primarily derivatives)	-	200.3	-	200.3

34

		Valuation	Valuation
		Techniques	Techniques
	Published	with	without
	Price	Market	Market
	Quotations	Inputs	Inputs	Total

2006

Assets:

Fixed maturities, available-for-sale,

including securities pledged	$ 13,891.2	$ 2,320.5	$ -	$ 16,211.7
Equity securities, available-for-sale	251.7	-	-	251.7

Other investments (primarily derivatives

and short-term investments)	5.7	33.6	0.4	39.7

Liabilities:

Other liabilities (primarily derivatives)	-	45.1	0.4	45.5

Fixed Maturities

Fixed maturities, available-for-sale, were as follows as of December 31, 2007.

	Gross	Gross
	Unrealized	Unrealized
Amortized	Capital	Capital	Fair
Cost	Gains	Losses	Value

Fixed maturities:

U.S. Treasuries	$ 11.2	$ 0.7	$ -	$ 11.9
U.S. government agencies and authorities	0.6	-	-	0.6

State, municipalities, and political subdivisions	66.1	0.1	2.2	64.0

U.S. corporate securities:

Public utilities	1,049.1	10.8	15.6	1,044.3
Other corporate securities	3,855.1	46.1	65.2	3,836.0

Total U.S. corporate securities	4,904.2	56.9	80.8	4,880.3

Foreign securities(1):

Government	379.3	17.1	6.6	389.8
Other	1,955.8	29.9	40.3	1,945.4

Total foreign securities	2,335.1	47.0	46.9	2,335.2

Residential mortgage-backed securities	4,146.1	101.8	63.5	4,184.4
Commercial mortgage-backed securities	1,927.3	10.7	52.3	1,885.7

Other asset-backed securities	924.3	5.5	41.5	888.3

Total fixed maturities, including

fixed maturities pledged	14,314.9	222.7	287.2	14,250.4
Less: fixed maturities pledged	940.2	8.0	14.1	934.1

Total fixed maturities	$ 13,374.7	$ 214.7	$ 273.1	$ 13,316.3

(1) Primarily U.S. dollar denominated.

35

Fixed maturities, available-for-sale, were as follows as of December 31, 2006.

Amortized	Capital	Capital	Fair
Cost	Gains	Losses	Value

Fixed maturities:

U.S. Treasuries	$ 25.5	$ 0.1	$ -	$ 25.6
U.S. government agencies and authorities	276.6	3.6	3.3	276.9

State, municipalities, and political subdivisions	45.4	1.1	0.1	46.4

U.S. corporate securities:

Public utilities	1,111.4	9.1	15.7	1,104.8
Other corporate securities	4,281.8	47.6	62.3	4,267.1

Total U.S. corporate securities	5,393.2	56.7	78.0	5,371.9

Foreign securities(1):

Government	466.0	31.8	3.5	494.3
Other	2,000.4	28.3	33.3	1,995.4

Total foreign securities	2,466.4	60.1	36.8	2,489.7

Residential mortgage-backed securities	4,529.8	52.4	82.2	4,500.0
Commercial mortgage-backed securities	2,261.3	14.0	28.6	2,246.7

Other asset-backed securities	1,258.1	6.5	10.1	1,254.5

Total fixed maturities, including

fixed maturities pledged	16,256.3	194.5	239.1	16,211.7
Less: fixed maturities pledged	1,106.2	6.4	13.1	1,099.5

Total fixed maturities	$ 15,150.1	$ 188.1	$ 226.0	$ 15,112.2

(1) Primarily U.S. dollar denominated.

At December 31, 2007 and 2006, the Company’s carrying value of fixed maturities, available-for-sale, including securities pledged to creditors, (hereinafter referred to as
“total fixed maturities”) represented 79.6% and 85.3%, respectively, of the total general account invested assets. For the same periods, $10,179.9, or 71.4% of total fixed maturities, and $13,505.3, or 83.3% of total fixed maturities, respectively, supported experience-rated products.

It is management’s objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company’s portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. At December 31, 2007 and 2006, the average qualify rating of the
Company’s fixed maturities portfolio was AA-. Ratings are calculated using a rating hierarchy that considers S&P, Moody’s Investor’s Service, Inc., and internal ratings.

36

Total fixed maturities, including securities pledged to creditors, by quality rating category were as follows at December 31, 2007 and 2006.

	2007		2006

	Fair	% of	Fair	% of
	Value	Total	Value	Total

AAA	$ 6,446.7	45.3%	$ 7,824.0	48.2%
AA	956.4	6.7%	1,135.6	7.0%

A	2,114.4	14.8%	2,588.4	16.0%
BBB	3,932.9	27.6%	3,920.4	24.2%

BB	591.0	4.1%	652.8	4.0%
B and below	209.0	1.5%	90.5	0.6%

Total	$ 14,250.4	100.0%	$ 16,211.7	100.0%

94.4% and 95.4% of fixed maturities were invested in securities rated BBB and above
(Investment Grade) at December 31, 2007 and 2006, respectively.

Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

Total fixed maturities by market sector, including securities pledged to creditors, were as follows at December 31, 2007 and 2006.

	2007		2006

	Fair	% of	Fair	% of
	Value	Total	Value	Total

U.S. Treasuries	$ 11.9	0.1%	$ 25.6	0.2%
U.S. government agencies and authorities	0.6	0.0%	276.9	1.7%

U.S. corporate, state, and municipalities	4,944.3	34.7%	5,418.3	33.3%
Foreign	2,335.2	16.4%	2,489.7	15.4%

Residential mortgage-backed	4,184.4	29.4%	4,500.0	27.8%
Commercial mortgage-backed	1,885.7	13.2%	2,246.7	13.9%

Other asset-backed	888.3	6.2%	1,254.5	7.7%

Total	$ 14,250.4	100.0%	$ 16,211.7	100.0%

37

The amortized cost and fair value of fixed maturities as of December 31, 2007, are shown below by contractual maturity. Actual maturities may differ from contractual maturities as securities may be restructured, called, or prepaid.

	Amortized	Fair
	Cost	Value

Due to mature:

One year or less	$ 363.4	$ 363.6
After one year through five years	2,440.7	2,451.6

After five years through ten years	2,779.9	2,761.2
After ten years	1,733.2	1,715.6

Mortgage-backed securities	6,073.4	6,070.1
Other asset-backed securities	924.3	888.3

Less: securities pledged to creditors	940.2	934.1

Fixed maturities, excluding securities pledged to creditors	$ 13,374.7	$ 13,316.3

The Company did not have any investments in a single issuer, other than obligations of the U.S. government and government agencies, with a carrying value in excess of
10% of the Company’s shareholder’s equity at December 31, 2007 or 2006.

At December 31, 2007 and 2006, fixed maturities with fair values of $13.9 and $11.2, respectively, were on deposit as required by regulatory authorities.

The Company invest in various categories of collateralized mortgage obligations
(“CMOs”) that are subject to different degrees of risk from changes in interest rates and, for CMOs that are not agency-backed, defaults. The principal risks inherent in holding CMOs are prepayment and extension risks related to dramatic decreases and increases in interest rates resulting in the prepayment of principal from the underlying mortgages, either earlier or later than originally anticipated. At December 31, 2007 and 2006, approximately 11.3% and 8.4%, respectively, of the Company’s CMO holdings were invested in those types of CMOs which are subject to more prepayment and extension risk than traditional CMOs, such as interest-only or principal-only strips.

Equity Securities

Equity securities, available-for-sale, included investments with fair values of $279.5 and $219.5 in ING proprietary funds as of December 31, 2007 and 2006, respectively.

Subprime Mortgage Exposure

Credit markets have recently become more turbulent amid concerns about subprime mortgages and collateralized debt obligations (“CDOs”). This in turn has resulted in a general widening of credit spreads, reduced price transparency, reduced liquidity, increased rating agency downgrades and increased volatility across certain markets.

To date, this market disruption has had a limited impact on the Company, which does not originate or purchase subprime or Alt-A whole-loan mortgages. Subprime lending is the origination of loans to customers with weaker credit profiles. The Company defines Alt-A Loans to include residential mortgage loans to customers who have strong credit profiles but lack some element(s), such as documentation to substantiate

38

income. Commencing in the fourth quarter of 2007, the Company expanded its definition of Alt-A loans to include residential mortgage loans to borrowers that would otherwise be classified as prime but whose loan structure provides repayment options to the borrower that increase the risk of default. Further, during the fourth quarter, the industry coalesced around classifying any residential mortgage backed securities (“RMBS”) not clearly identifiable as prime or subprime into the Alt-A category and the Company is following that lead.

The following summarizes the

Company’s exposure to subprime and Alt-A mortgages as of December 31, 2007.

As of December 31, 2007, the fair value and gross unrealized losses related to the
Company’s exposure to subprime mortgages was $410.2 and $32.9, respectively, representing 2.3% of total investments. 95.5% of these securities were rated “AAA”
or “AA”. This exposure was primarily in the form of asset-backed securities (“ABS”)
structures, collateralized by subprime residential mortgages (“ABS Home Equity”)
and one CDO position backed by ABS Home Equity. Of the total subprime residential mortgage backed securities portfolio, 35.7% were issued in 2007, 14.8% in
2006, and 49.5% in 2005 and prior. The ABS CDO had no unrealized loss and a fair value of $0.4 at December 31, 2007.

The Company’s exposure to Alt-A mortgages was concentrated in RMBS, and the fair value and gross unrealized losses aggregated to $1.3 billion and $38.1, respectively, representing 7.2% of total investments at December 31, 2007. 99.9% of these securities were AAA-rated. The Alt-A mortgage backed securities portfolio included 28.4% issued in 2007, 12.9% in 2006, and 58.7% in 2005 and prior.

Total RMBS (including CMO and ABS structures) was $4.2 billion with 9.8%
consisting of subprime residential mortgage backed securities and 30.4% consisting of Alt-A mortgage backed securities. The RMBS portfolio is of high credit quality with 100.0% of the portfolio rated AAA. Further, 12.4% of the RMBS portfolio was issued by the Government National Mortgage Association (“GNMA” or “Ginnie
Mae”), the Federal National Mortgage Association (“FNMA” or “Fannie Mae”), or
the Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”), which are government agencies or instrumentalities that guarantee the credit quality of the underlying mortgage pools.

Commercial Mortgage-backed and Other Asset-backed Securities

While the delinquency rates on commercial mortgages have been stable in recent years, commercial real estate rents and property values have recently become more volatile. In addition, there are growing concerns with consumer loans as a result of the current economic environment, which includes lower family income and higher unemployment rates.

At December 31, 2007, the fair value of the Company’s Commercial mortgage-
backed securities (“CMBS”) totaled $1.9 billion, and Other ABS, excluding subprime exposure, totaled $512.8. CMBS investments represent pools of commercial mortgages that are broadly diversified across property types and geographical areas.
The Other ABS is also broadly diversified both by type and issuer with credit card receivables, automobile receivables, public utility and collateralized loan obligations comprising 34.5%, 18.8%, 17.6% and 13.3%, respectively, of total Other ABS, excluding subprime exposure.

39

The following tables summarize the Company’s exposure to CMBS and Other ABS holdings by credit quality and vintage year as of December 31, 2007:

CMBS
% of Total CMBS		Vintage

AAA	84.1%	2007	25.4%
AA	9.3%	2006	11.5%

A	6.4%	2005 and prior	63.1%
BBB	0.2%

Other ABS
% of Total Other ABS		Vintage

AAA	60.1%	2007	26.2%
AA	5.8%	2006	12.9%

A	16.8%	2005 and prior	60.9%
BBB	16.7%

BB and below	0.6%

Mortgage Loans on Real Estate

Mortgage loans on real estate, primarily commercial mortgage loans, totaled $2,089.4 and $1,879.3 at December 31, 2007 and 2006, respectively. These loans are reported at amortized cost, less impairment write-downs. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect on all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows from the loan, discounted at the loan’s effective interest rate, or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write-down charged to Net realized capital gains (losses). At
December 31, 2007 and 2006, the Company had no allowance for mortgage loan credit losses. The properties collateralizing mortgage loans are geographically dispersed throughout the United States, with the largest concentration of 16.8% and
17.7% and of properties in California at December 31, 2007 and 2006, respectively.

Unrealized Capital Losses

Unrealized capital losses related to fixed maturities are analyzed in detail in the following tables.

Unrealized capital losses in fixed maturities, including securities pledged to creditors, for Investment Grade (“IG”) and Below Investment Grade (“BIG”) securities by duration were as follows at December 31, 2007 and 2006.

40

		2007				2006

		% of IG		% of IG		% of IG		% of IG
	IG	and BIG	BIG	and BIG	IG	and BIG	BIG	and BIG

Less than six

months below

amortized cost	$ 44.8	15.7%	$ 4.1	1.4%	$ 20.6	8.5%	$ 1.2	0.5%
More than six
months and less
than twelve months
below amortized cost	119.5	41.6%	11.8	4.1%	6.6	2.8%	0.7	0.3%

More than twelve

months below

amortized cost	102.0	35.5%	5.0	1.7%	208.9	87.4%	1.1	0.5%

Total unrealized capital loss	$ 266.3	92.8%	$ 20.9	7.2%	$ 236.1	98.7%	$ 3.0	1.3%

Unrealized capital losses in fixed maturities at December 31, 2007 and 2006, were primarily related to interest rate movement or spread widening to mortgage and other asset-backed securities. Mortgage and other asset-backed securities include U.S.
government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows. The following table summarizes the unrealized capital losses by duration and reason, along with the fair value of fixed maturities, including securities pledged to creditors, in unrealized capital loss positions at December 31, 2007 and 2006.

More than Six Months

	Less than	and less than	More than
	Six Months	Twelve Months	Twelve Months	Total
	Below	Below	Below	Unrealized
	Amortized	Amortized	Amortized	Capital
2007	Cost	Cost	Cost	Loss

Interest rate or spread widening	$ 18.8	$ 62.3	$ 48.8	$ 129.9
Mortgage and other asset-backed
securities	30.1	69.0	58.2	157.3

Total unrealized capital loss	$ 48.9	$ 131.3	$ 107.0	$ 287.2

Fair value	$ 2,256.2	$ 2,217.7	$ 3,612.1	$ 8,086.0

2006

Interest rate or spread widening	$ 10.8	$ 4.8	$ 102.6	$ 118.2
Mortgage and other asset-backed
securities	11.0	2.5	107.4	120.9

Total unrealized capital loss	$ 21.8	$ 7.3	$ 210.0	$ 239.1

Fair value	$ 2,447.4	$ 501.5	$ 6,726.2	$ 9,675.1

Unrealized capital losses in fixed maturities, including securities pledged to creditors, by market sector and duration were as follows at December 31, 2007 and 2006.

41

		More than
	Less than	Six Months	More than
	Six Months	and less than	Twelve Months	Total
	Below	Twelve Months	Below	Unrealized
	Amortized	Below Amortized	Amortized	Capital
2007	Cost	Cost	Cost	Loss

U.S. corporate, state, and

municipalities	$ 10.7	$ 40.7	$ 31.6	$ 83.0
Foreign	8.1	21.6	17.2	46.9

Residential mortgage-backed	17.3	18.2	28.0	63.5
Commercial mortgage-backed	4.2	33.4	14.7	52.3

Other asset-backed	8.6	17.4	15.5	41.5

Total unrealized capital loss	$ 48.9	$ 131.3	$ 107.0	$ 287.2

2006

U.S. government agencies and

authorities	$ 2.1	$ 1.1	$ 0.1	$ 3.3
U.S. corporate, state, and
municipalities	6.2	1.6	70.3	78.1

Foreign	2.5	2.1	32.2	36.8
Residential mortgage-backed	6.6	0.8	74.8	82.2

Commercial mortgage-backed	3.5	0.2	24.9	28.6
Other asset-backed	0.9	1.5	7.7	10.1

Total unrealized capital loss	$ 21.8	$ 7.3	$ 210.0	$ 239.1

Of the unrealized capital losses aged more than twelve months, the average market value of the related fixed maturities was 96.9% of the average book value as of
December 31, 2007. In addition, this category includes 761 securities, which have an average quality rating of AA. No other-than-temporary impairment loss was considered necessary for these fixed maturities as of December 31, 2007.

Other-Than-Temporary Impairments

The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis.
Management considers the length of time and the extent to which the fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, interest rate changes, and the Company’s intent to retain the investment for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

In addition, the Company invests in asset-backed securities. Determination of the required impairment is based on the analysis discussed in the preceding paragraph, as well as credit risk and the possibility of significant prepayment risk that restricts the
Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date.

42

When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value, and the loss is recorded in Net realized capital gains (losses).

The following table identifies the Company’s other-than-temporary impairments by type for the years ended December 31, 2007, 2006, and 2005.

	2007		2006		2005

		No. of		No. of		No. of
	Impairment	Securities	Impairment	Securities	Impairment	Securities

Limited partnerships	$ 3.0	1	$ -	-	$ -	-
U.S. treasuries	-	-	6.4	4	0.1	2

U.S. corporate	36.3	113	24.4	67	3.9	15
Foreign	19.1	54	4.2	10	0.3	1

Residential mortgage-backed	7.1	30	16.6	76	44.7	82
Other asset-backed	10.5	21	7.0	1	-	-

Equity securities	-	-	0.1	3	-	-

Total	$ 76.0	219	$ 58.7	161	$ 49.0	100

The above schedule includes $16.4, $16.1, and $43.3 for the years ended
December 31, 2007, 2006, and 2005, respectively, in other-than-temporary write-
downs related to the analysis of credit-risk and the possibility of significant prepayment risk. The remaining $59.6, $42.6, and $5.7 in write-downs for the years ended December 31, 2007, 2006, and 2005, respectively, are related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value. The following table summarizes these write-downs recognized by type for the years ended December 31, 2007, 2006, and 2005.

	2007		2006		2005

		No. of		No. of		No. of
	Impairment	Securities	Impairment	Securities	Impairment	Securities

U.S. Treasuries	$ -	-	$ 6.4	4	$ 0.1	2
U.S. corporate	31.6	102	24.4	67	2.3	13

Foreign	19.1	54	4.2	10	-	-
Residential mortgage-backed	2.6	2	0.6	1	3.3	2

Other asset-backed	6.3	16	7.0	1	-	-

Total	$ 59.6	174	$ 42.6	83	$ 5.7	17

The Company may sell securities during the period in which fair value has declined below amortized cost for fixed maturities or cost for equity securities. In certain situations new factors, including changes in the business environment, can change the
Company’s previous intent to continue holding a security.

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Net Realized Capital Gains (Losses)

Net realized capital gains (losses) are comprised of the difference between the amortized cost of investments and proceeds from sale and redemption, as well as losses incurred due to other-than-temporary impairment of investments and changes in fair value of derivatives. The cost of the investments on disposal is determined based on specific identification of securities. Net realized capital gains (losses) on investments were as follows for the years ended December 31, 2007, 2006, and 2005.

	2007	2006	2005

Fixed maturities, available-for-sale	$ (50.3)	$ (67.0)	$ 1.0
Equity securities, available-for-sale	6.4	9.3	12.4

Derivatives	(123.0)	(3.9)	17.9
Other	(2.6)	-	(0.3)

Less: allocation to experience-rated contracts	161.3	(64.6)	9.0

Net realized capital (losses) gains	$ (8.2)	$ 3.0	$ 22.0

After-tax net realized capital (losses) gains	$ (5.3)	$ 2.0	$ 14.3

The increase in Net realized capital losses for the year ended December 31, 2007, was primarily due to realized losses on derivatives, primarily related to losses on interest rate swaps and widening of credit spreads.

Net realized capital gains (losses) allocated to experience-rated contracts were deducted from Net realized capital gains (losses) and an offsetting amount was reflected in Future policy benefits and claim reserves on the Consolidated Balance
Sheets. Net unamortized realized capital gains allocated to experienced-rated contractowners were $53.8, $164.5, and $240.3, at December 31, 2007, 2006, and
2005, respectively.

Liquidity and Capital Resources

Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

Sources and Uses of Liquidity

The Company’s principal sources of liquidity are product charges, investment income, proceeds from the maturity and sale of investments, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest credits, investment purchases, and contract maturities, withdrawals, and surrenders.

The Company’s liquidity position is managed by maintaining adequate levels of liquid assets, such as cash, cash equivalents, and short-term investments.
Asset/liability management is integrated into many aspects of the Company’s operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners

44

bear the investment risk related to variable annuity products, subject, in limited cases, to certain minimum guaranteed rates.

The fixed account liabilities are supported by a general account portfolio, principally composed of fixed rate investments with matching duration characteristics that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This strategy enables the
Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The
Company’s asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

Liquidity and Capital Resources

Additional sources of liquidity include borrowing facilities to meet short-term cash requirements that arise in the ordinary course of business.

ILIAC maintains the

following agreements:

§	A reciprocal loan agreement with ING AIH, an affiliate, whereby either party can borrow from the other up to 3% of ILIAC’s statutory admitted assets as of the prior December 31. As of December 31, 2007 and 2006, ILIAC had no amount due to ING AIH under the reciprocal loan agreement. As of December 31, 2007, ILIAC had no amount due from ING AIH under the reciprocal loan agreement and $45.0 receivable from ING AIH as of December 31, 2006.

§	A $100.0 uncommitted, perpetual revolving note facility with the Bank of New York. At December 31, 2007 and 2006, ILIAC had no amounts outstanding under the revolving note facility.

§	A $75.0 uncommitted line-of-credit agreement with PNC Bank. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $75.0. At December 31, 2007 and 2006, ILIAC had no amounts outstanding under the line-of-credit agreement.

§	A $100.0 uncommitted line-of-credit agreement with Svenska Handelsbanken AB (Publ.), effective June 2, 2006. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $100.0. As of December 31, 2007 and 2006, ILIAC had no amounts outstanding under the line-of-credit agreement.

Management believes that these sources of liquidity are adequate to meet the
Company’s short-term cash obligations.

Financing Agreement

As of June 1, 2007, the State of Connecticut, acting by the Department of Economic and Community Development (“DECD”), loaned ILIAC $9.9 (the “DECD Loan”) in connection with the development of the Windsor Property. The loan has a term of twenty years and bears an annual interest rate of 1.00% . As long as no defaults have occurred under the loan, no payments of principal or interest are due for the initial ten years of the loan. For the second ten years of the DECD Loan term, ILIAC is obligated to make monthly payments of principal and interest.

45

The DECD Loan provides for loan forgiveness at varying amounts up to $4.0 if
ILIAC and its affiliates meet certain employment thresholds at the Windsor Property during the term of the loan. ILIAC’s obligations under the DECD Loan are secured by an unlimited recourse guaranty from its affiliate, ING North America Insurance
Corporation.

Capital Contributions and Dividends

During 2006, Lion contributed to ILIAC DSI, which had $50.5 in equity on the date of contribution and was accounted for in a manner similar to a pooling-of-interests.
During 2007, 2006, and 2005, ILIAC did not receive any cash capital contributions from its parent.

During 2007, 2006, and 2005, ILIAC paid $145.0, $256.0, and $20.5, respectively, in dividends on its common stock to its parent.

Separate Accounts

Separate account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

Separate account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to certain minimum guaranteed rates) under a contract, in shares of mutual funds that are managed by affiliates of the Company, or in other selected mutual funds not managed by affiliates of the Company.

Variable annuity deposits are allocated to various subaccounts established within the separate account. Each subaccount represents a different investment option into which the contractowner may allocate deposits. The account value of a variable annuity contract is equal to the aggregate value of the subaccounts selected by the contractowner (including the value allocated to any fixed account), less fees and expenses. The Company offers investment options for its variable annuity contracts covering a wide range of investment styles, including large, mid, and small cap equity funds, as well as fixed income alternatives. Therefore, unlike fixed annuities, under variable annuity contracts, contractowners bear the risk of investment gains and losses associated with the selected investment allocation. The Company, however, offers certain guaranteed benefits (described below) under which it bears specific risks associated with these benefits. Many of the variable annuities issued by the
Company are combination contracts offering both variable and fixed deferred annuity options under which some or all of the deposits may be allocated by the contractowner to a fixed account available under the contract.

46

The Company’s major source of income from variable annuities is the base contract mortality fees, expense fees, and guaranteed death benefit rider fees charged to the contractowner, less the cost of administering the product, as well as the cost of providing for the guaranteed death benefits.

Minimum Guarantees

Variable annuity contracts containing minimum guarantees expose the Company to additional risks. For guaranteed minimum death benefits, a decrease in the equity markets may cause a decrease in the account values, thereby increasing the possibility that the Company may be required to pay amounts to contractowners due to guaranteed death benefits.

An increase in the value of the equity markets may

increase account values for these contracts, thereby decreasing the Company’s risk associated with guaranteed death benefits.

The Company’s variable annuities offer one or more of the following guaranteed minimum benefits:

Guaranteed Minimum Death Benefits (“GMDBs”):

§	Standard - Guarantees that, upon death, the death benefit will be no less than the premiums paid by the contractowner, adjusted for any contract withdrawals.

§	Annual Ratchet - Guarantees that, upon death, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract anniversary value of the variable annuity.

§	Five Year Ratchet - Guarantees that, upon death, the death benefit will be no less than the greater of (1) Standard or (2) the maximum contract quinquennial anniversary value of the variable annuity.

§	Combination Annual Ratchet and 5% RollUp - Guarantees that, upon death, the death benefit will be no less than the greater of (1) Annual Ratchet or (2) aggregate premiums paid by the contractowner accruing interest at 5% per annum.

§	Combination Seven-Year Ratchet and 4% RollUp - Guarantees that, upon death, the death benefit will be no less than the greater of (1) a seven year ratchet or (2) aggregate premiums paid by the contractowner accruing interest at 4% per annum.

Products offering Annual Ratchet, Five Year Ratchet, Combination Ratchet and 5%
RollUp, and Combination Seven-Year Ratchet and 4% RollUp, guarantees are no longer being sold by the Company. Most contracts with GMDBs are reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits.

Other Minimum Guarantees

Other variable annuity contracts contain minimum interest rate guarantees and allow the contractholder to select either the market value of the account or the book value of the account at termination. The book value of the account is equal to deposits plus interest, less any withdrawals. These guarantees are accounted for as derivatives under FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”
(“FAS No. 133”). At December 31, 2007, the fair value of the guaranteed benefits was $78.1. The guaranteed benefits had no fair value at December 31, 2006.

47

Reinsurance

The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses from GMDBs in its annuity insurance business. Reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the
Company’s primary liability as direct insurer of the risks. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial strength and credit ratings of its reinsurers.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments, at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments.

At December 31, 2007, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $357.8, $226.6 of which was with related parties. At December 31, 2006, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $706.8, $322.3 of which was with related parties. During 2007 and 2006, $87.3 and $79.4, respectively, was funded to related parties under these commitments.

The Company has entered into various credit default swaps to assume credit exposure to certain assets that the Company does not own. Credit default swaps involve a transfer of credit risk from one party to another in exchange for periodic payments.
In the event of a default on the underlying credit exposure, the Company will either receive an additional payment (purchased credit protection) or will be required to make an additional payment (sold credit protection) equal to the notional value of the swap contract. At December 31, 2007, the fair value of credit default swaps of $7.9 and $16.8 was included in Other investments and Other liabilities, respectively, on the Balance Sheets. As of December 2007, the maximum potential future exposure to the Company on the sale of credit protection under credit default swaps was $136.2.

The Company owns a 3-year credit-linked note arrangement, whereby the Company agrees to reimburse the guaranteed party upon payment default of the referenced obligation. Upon such default, the Company reimburses the guaranteed party for the loss under the reference obligation, and the Company receives that reference obligation in settlement. The Company can then seek recovery of any losses under the agreement by sale or collection of the received reference obligation. As of
December 31, 2007, the maximum potential future exposure to the Company under the guarantee was $30.0.

48

As of December 31, 2007, the Company had certain contractual obligations due over a period of time as summarized in the following table.

Payments Due by Period

		Less than			More than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years

Operating lease obligations(1)	$ 13.5	$ 4.6	$ 5.9	$ 2.5	$ 0.5
Purchase obligations(2)	357.8	357.8	-	-	-

Reserves for insurance

obligations(3)	60,301.9	9,128.7	17,813.3	17,110.8	16,249.1
Construction agreement
obligations(4)	6.8	6.8	-	-	-

Pension obligations(5)	97.4	14.9	23.9	21.2	37.4

Total	$ 60,777.4	$ 9,512.8	$ 17,843.1	$ 17,134.5	$ 16,287.0

(1)	Operating lease obligations relate to the rental of office space under various noncancelable operating lease agreements, the longest term of which expires in April of 2014.

(2)	Purchase obligations consist primarily of outstanding commitments under limited partnerships that may occur any time within the terms of the partnership.

The exact timing, however, of funding these commitments cannot be estimated. Therefore, the total amount of the commitments is included in the category “Less than 1 Year.”

(3)	Reserves for insurance obligations consist of amounts required to meet the Company’s future obligations under its variable annuity, fixed annuity, and other investment and retirement products.

(4)	Construction agreement obligations relate to the construction and development of the Windsor Property under various agreements, which was substantially complete by October 1, 2007, with final payments to be made in the second quarter of 2008.

(5)	Pension obligations consist of actuarially-determined pension obligations, contribution matching obligations, and other supplemental retirement and insurance obligations, under various benefit plans.

Repurchase Agreements

The Company engages in dollar repurchase agreements (“dollar rolls”) and repurchase agreements to increase its return on investments and improve liquidity.
These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities, and the offsetting collateral liability is included in
Borrowed money on the Consolidated Balance Sheets. At December 31, 2007 and
2006, the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions was $757.6 and $832.4, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreement transactions is included in Securities pledged on the Consolidated Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $734.8 and $833.2 at December 31, 2007 and 2006, respectively. The repurchase obligation related to

49

dollar rolls and repurchase agreements is included in Borrowed money on the
Consolidated Balance Sheets.

The Company also enters into reverse purchase agreements. These transactions involve a purchase of securities and an agreement to sell substantially the same securities as those purchased. Company policies require a minimum of 102% of the fair value of securities pledged under reverse repurchase agreements to be pledged as collateral. At December 31, 2007 and 2006, the Company did not have reverse repurchase agreements.

The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The
Company’s exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was immaterial at December 31, 2007. The Company believes the counterparties to the dollar roll, repurchase, and reverse repurchase agreements are financially responsible and that the counterparty risk is minimal.

Securities Lending

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company’s guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

Derivatives

The Company’s use of derivatives is limited mainly to hedging purposes to reduce the
Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. Generally, derivatives are not accounted for using hedge accounting treatment under FAS No. 133, as the Company has not historically sought hedge accounting treatment.

The Company enters into interest rate, equity market, credit default, and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks associated with changes in value, yield, price, cash flow, or exchange rates of assets or liabilities held or intended to be held, or to assume or reduce credit exposure associated with a referenced asset, index, or pool. The Company also utilizes options and futures on equity indices to reduce and manage risks associated with its annuity products. Open derivative contracts are reported as either Other investments or Other liabilities, as appropriate, on the Consolidated Balance Sheets. Changes in the fair value of such derivatives are recorded in Net realized capital gains (losses) in the
Consolidated Statements of Operations.

50

The Company also had investments in certain fixed maturity instruments, and has issued certain retail annuity products, that contain embedded derivatives whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads.

Embedded derivatives within fixed maturity instruments are included in Fixed maturities, available-for-sale, on the Consolidated Balance Sheets, and changes in fair value are recorded in Net realized capital gains (losses) in the Consolidated
Statements of Operations.

Embedded derivatives within retail annuity products are included in Future policy benefits and claims reserves on the Consolidated Balance Sheets, and changes in the fair value are recorded in Interest credited and benefits to contractowners in the
Consolidated Statements of Operations.

Risk-Based Capital

The National Association of Insurance Commissioners (“NAIC”) risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company’s operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors.
ILIAC has complied with the NAIC’s risk-based capital reporting requirements.
Amounts reported indicate that, as of December 31, 2007, ILIAC has total adjusted capital above all required capital levels.

Income Taxes

On September 25, 2007, the Internal Revenue Service (“IRS”) issued Revenue Ruling
2007-61, which announced its intention to issue regulations with respect to certain computational aspects of the dividend received deduction (“DRD”) on separate account assets held in connection with variable annuity and life insurance contracts.
Revenue Ruling 2007-61 suspended Revenue Ruling 2007-54 issued in August 2007 that purported to change accepted industry and IRS interpretations of the statutes governing these computational questions. Any regulations that the IRS ultimately proposes for issuance in this area will be subject to public notice and comment, at which time insurance companies and other members of the public will have the opportunity to raise legal and practical questions about the content, scope and application of such regulations. As a result, the ultimate timing, substance, and effective date of any such regulations are unknown, but they could result in the elimination of some or all of the separate account DRD tax benefit that the Company receives. Management believes that such regulations would apply prospectively.

Income tax obligations include the allowance on uncertain tax benefits related to IRS tax audits and state tax exams that have not been completed. The current liability of
$42.2 may be paid in less than one year, upon completion of such audits and exams.
The timing of the payment of the remaining allowance of $18.6 cannot be reliably estimated.

51

Recently Adopted Accounting Standards

(See the Organization and Significant Accounting Policies footnote to the consolidated financial statements for further information.)

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB
Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”),
which creates a single model to address the accounting for the uncertainty in income tax positions recognized in a company’s financial statements. FIN 48 prescribes a recognition threshold and measurement criteria that must be satisfied to recognize a financial statement benefit of tax positions taken, or expected to be taken, on an income tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

FIN 48 was adopted by the Company on January 1, 2007. As a result of implementing FIN 48, the Company recognized a cumulative effect of change in accounting principle of $2.9 as a reduction to January 1, 2007 Retained earnings
(deficit).

Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection
with Modifications or Exchanges of Insurance Contracts

In September 2005, the American Institute of Certified Public Accountants
("AICPA") issued Statement of Position 05-1, “Accounting by Insurance Enterprises
for Deferred Acquisition Costs in Connection with Modifications or Exchanges of
Insurance Contracts”, which states that when an internal replacement transaction results in a substantially changed contract, the unamortized deferred acquisition costs, unearned revenue liabilities, and deferred sales inducement assets, related to the replaced contract should not be deferred in connection with the new contract.
Contract modifications that meet various conditions defined by SOP 05-1 and result in a new contract that is substantially unchanged from the replaced contract, however, should be accounted for as a continuation of the replaced contract.

SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverage that occurs by the exchange of a contract for a new contract, by amendment, endorsement, or rider, to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 applies to internal replacements made primarily to contracts defined by FAS No. 60, “Accounting and Reporting by
Insurance Enterprises” (“FAS No. 60”), as short-duration and long-duration insurance contracts, and by FAS No. 97, “Accounting and Reporting by Insurance Enterprises
for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments”, as investment contracts.

52

SOP 05-1 was adopted by the Company on January 1, 2007, and is effective for internal replacements occurring on or after that date. As a result of implementing
SOP 05-1, the Company recognized a cumulative effect of change in accounting principle of $43.4, before tax, or $28.2, net of $15.2 of income taxes, as a reduction to
January 1, 2007 Retained earnings (deficit). In addition, the Company revised its accounting policy on the amortization of DAC and VOBA to include internal replacements.

Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans

In September 2006, the FASB issued FAS No. 158, “Employers' Accounting for
Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB
Statements No. 87, 88, 106, and 132R” (“FAS No. 158”). FAS No. 158 requires an employer to:

§	Recognize in the statement of financial position, an asset for a plan’s overfunded status or a liability for a plan’s underfunded status;

§	Measure a plan’s assets and obligations that determine its funded status as of the end of the fiscal year; and

§	Recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur, reporting such changes in comprehensive income.

On December 31, 2006, the Company adopted the recognition and disclosure provisions of FAS No. 158. The effect of adopting FAS No. 158 on the Company’s financial condition at December 31, 2006 is included in the accompanying consolidated financial statements. FAS No. 158 did not have a significant effect on the Company’s financial condition at December 31, 2006. The provisions regarding the change in the measurement date of postretirement benefit plans were not applicable, as the Company already used a measurement date of December 31 for its pension plans.

The incremental effects of adopting the provisions of FAS No. 158 on the Company’s
Consolidated Balance Sheets at December 31, 2006 was $(0.5) .

New Accounting Pronouncements

Business Combinations

In December 2007, the FASB issued FAS No. 141 (revised 2007), “Business
Combinations” (“FAS No. 141R”), which replaces FAS No. 141, “Business
Combinations,” as issued in 2001. FAS No. 141R requires most identifiable assets, liabilities, noncontrolling interest, and goodwill acquired in a business combination to be recorded at full fair value as of the acquisition date, even for acquisitions achieved in stages. In addition, the statement requires:

§	Acquisition-related costs to be recognized separately and generally expensed;

§	Non-obligatory restructuring costs to be recognized separately when the liability is incurred;

§	Contractual contingencies acquired to be recorded at acquisition-date fair values;

53

§	A bargain purchase, which occurs when the fair value of net assets acquired exceeds the consideration transferred plus any non-controlling interest in the acquiree, to be recognized as a gain; and

§	The nature and financial effects of the business combination to be disclosed.

FAS No. 141R also amends or eliminates various other authoritative literature.

The provisions of FAS No. 141R are effective for fiscal years beginning on or after
December 15, 2008 for all business combinations occurring on or after that date. As such, this standard will impact any Company acquisitions that occur on or after
January 1, 2009.

The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for
Financial Assets and Financial Liabilities” (“FAS No. 159”), which allows a company to make an irrevocable election, on specific election dates, to measure eligible items at fair value. The election to measure an item at fair value may be determined on an instrument by instrument basis, with certain exceptions. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date, and any upfront costs and fees related to the item will be recognized in earnings as incurred. Items eligible for the fair value option include:

§	Certain recognized financial assets and liabilities;

§	Rights and obligations under certain insurance contracts that are not financial instruments;

§	Host financial instruments resulting from the separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument; and

§	Certain commitments.

FAS No. 159 is effective for fiscal years beginning after November 15, 2007. As of the effective date, the fair value option may be elected for eligible items that exist on that date. The effect of the first remeasurement to fair value shall be reported as a cumulative effect adjustment to the opening balance of Retained earnings (deficit).
The Company will not be electing the fair value option for any eligible assets or liabilities in existence on January 1, 2008.

Fair Value Measurements

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements”
(“FAS No. 157”). FAS No. 157 provides guidance for using fair value to measure assets and liabilities whenever other standards require (or permit) assets or liabilities to be measured at fair value. FAS No. 157 does not expand the use of fair value to any new circumstances.

54

Under FAS No. 157, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.
In support of this principle, FAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop such assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. FAS No. 157 also requires separate disclosure of fair value measurements by level within the hierarchy and expanded disclosure of the effect on earnings for items measured using unobservable data.

The provisions of FAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007.

The Company is in the process of

determining the impact of adoption of FAS No. 157.

Legislative Initiatives

Legislative proposals, which have been or are being considered by Congress, include repealing/modifying the estate tax, reducing the taxation on annuity benefits, changing the tax treatment of insurance products relative to other financial products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material adverse effect on life insurance, annuity, and other retirement savings product sales, while others could have a material beneficial effect. There are no indications at the present time, however, that Congress will enact tax changes that will adversely effect the Company’s products in 2008. Legislation has also been introduced in the House of Representatives to increase disclosure of 401(k) and other defined contribution plan fees charged by plan investment and service providers. In addition, the Department of Labor and the SEC have several regulatory initiatives underway to improve fee disclosures in defined contribution plans and mutual funds.
Legislative or regulatory action to change fee disclosure requirements could adversely impact the market for certain of the Company’s defined contribution retirement services products, but the timing and content of such changes are uncertain at this time. The IRS and the Treasury have published final regulations, effective in 2009, that update and consolidate the rules applicable to 403(b) tax deferred annuity arrangements. The final regulations impose broad written plan document and operational compliance requirements on all 403(b) programs and contain new restrictions on annuity exchanges. The final regulations have the potential to change the marketplace for 403(b) service providers in a fundamental way and could have a material beneficial effect on providers that position themselves to assist 403(b)
sponsors with plan document and operational compliance or otherwise assist with streamlining overall plan administration. For a description of Revenue Ruling 2007-
61 issued by the IRS in September of 2007, see the “Liquidity and Capital Resources,
Income Taxes” section of “Management’s Narrative Analysis of the Results of
Operations and Financial Condition” above.

55

Other Regulatory Matters

Regulatory Matters

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

Insurance and Retirement Plan Products and Other Regulatory Matters

Federal and state regulators, and self-regulatory agencies, are conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing, and other sales incentives; potential conflicts of interest; potential anti-competitive activity; reinsurance; sales and marketing practices (including sales to seniors);
specific product types (including group annuities and indexed annuities); and
disclosure. It is likely that the scope of these industry investigations will further broaden before they conclude. The Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

Investment Product Regulatory Issues

Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision; arrangements with service providers; pricing;
compliance and controls; adequacy of disclosure; and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in
ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by
ING investment professionals and other ING personnel.

56

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

Action may be taken with respect to certain ING affiliates before investigations relating to fund trading are completed.

The potential outcome of such action is

difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S.-based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the
SEC. Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or
ING’s U.S.-based operations, including the Company.

For further discussion of the risks to the Company as a result of recent regulatory inquiries and possible changes in U.S. regulation, see Part I, Item 1A. Risk Factors.

57

Item 7A. Quantitative and Qualitative Disclosure About Market Risk

(Dollar amounts in millions, unless otherwise stated)

Asset/liability management is integrated into many aspects of the Company’s operations, including investment strategy, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows.
Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject to the minimum guaranteed death benefits included in these contracts.

The fixed account liabilities are supported by a general account portfolio principally composed of fixed income investments that can generate predictable, steady rates of return. The duration and convexity profile of the portfolio is managed relative to the liabilities. The assets are classified as available-for-sale, which enables the Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company’s asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

Interest Rate Risk

The Company defines interest rate risk as the risk of an economic loss due to adverse changes in interest rates. This risk arises from the Company’s primary activity of investing fixed annuity premiums received in interest-sensitive assets and carrying these funds as interest-sensitive liabilities. The Company manages the interest rate risk in its general account investments relative to the interest rate risk in its liabilities.
The current product portfolio also includes products where interest rate risks are entirely or partially passed on to the contractowner, thereby reducing the Company’s exposure to interest rate movements. Changes in interest rates can impact present and future earnings, the levels of new sales, surrenders, or withdrawals.

The following schedule demonstrates the potential changes in the 2007 earnings from an instantaneous parallel increase/decrease in interest rates of 1% on December 31,
2007. These changes to income could relate to future investment income, interest paid to contractowners, market-value adjustments, amortization of DAC and VOBA, sales levels, or any other net income item that would be affected by interest rate changes. The effect of interest rate changes is different by product. A significant portion of the Company’s contracts are close to the minimum contractual guaranteed credited rates. In a down interest rate environment, the Company’s ability to reduce credited rates is limited, which will cause margin compression and accelerate the amortization of DAC and VOBA. In addition, the Company has estimated the impact to December 31, 2007 Shareholder’s equity from the same instantaneous change in interest rates. The effect on Shareholder’s equity includes the impact of interest rate

58

fluctuations on income, unrealized capital gains (losses) on available-for-sale securities, and DAC and VOBA adjustments for unrealized capital gains (losses) on available-for-sale securities.

Interest rate sensitivity and effect on Net income and Shareholder’s equity:

		Effect on
		Shareholder's
	Effect on Net	Equity as of
	Income for	December 31,
	2007	2007

Increase of 1%	$ 2.8	$ 2.8
Decrease of 1%	(7.0)	(7.0)

The above analysis includes the following changes in DAC and VOBA related to an instantaneous, parallel increase/decrease in interest rates. Interest rate sensitivity and effect on DAC and VOBA:

	Effect on	Effect on
	Amortization of	DAC and VOBA
	DAC and VOBA	Assets as of
	for	December 31,
	2007	2007

Increase of 1%	$ 2.3	$ 8.8
Decrease of 1%	0.6	(17.4)

Equity Market Risk

The Company’s operations are significantly influenced by changes in the equity markets. The Company’s profitability depends largely on the amount of assets under management (“AUM”), which is primarily driven by the level of sales, equity market appreciation and depreciation, and the persistency of the in force block of business.

Prolonged and precipitous declines in the equity markets can have a significant impact on the Company’s operations. As a result, sales of variable products may decline and surrender activity may increase, as contractowner sentiment towards the equity market turns negative. Lower AUM will have a negative impact on the
Company’s financial results, primarily due to lower fee income on variable annuities.
Furthermore, the Company may experience a reduction in profit margins if a significant portion of the assets held in the variable annuity separate account move to the general account and the Company is unable to earn an acceptable margin, particularly in light of the low interest rate environment and the presence of contractually guaranteed interest credited rates.

In addition, prolonged declines in the equity market may also decrease the
Company’s expectations of future gross profits, which are utilized to determine the amount of DAC and VOBA to be amortized in a given financial statement period. A significant decrease in the Company’s estimated gross profits would require the
Company to accelerate the amount of amortization of DAC and VOBA in a given period, potentially causing a material adverse deviation in the period’s Net income.

59

The following schedule demonstrates the potential changes in 2007 earnings resulting from an instantaneous increase/decrease in equity markets of 10% on December 31,
2007. These changes to income could relate to future fee income, unrealized or realized capital gains (losses), amortization of DAC and VOBA, sales levels, or any other net income item that would be affected by a substantial change to equity markets. In addition, the Company has estimated the impact to Shareholder’s equity as of December 31, 2007 from the same instantaneous change in equity markets. The effect on shareholder’s equity includes the impact of equity market fluctuations on income, unrealized capital gains (losses) on available-for-sale securities, and DAC and VOBA adjustments for unrealized capital gains (losses) on available-for-sale securities.

Equity sensitivity and effect on Net income and Shareholder’s equity:

		Effect on
		Shareholder's
	Effect on Net	Equity as of
	Income for	December 31,
	2007	2007

Increase of 10%	$ 27.0	$ 27.0
Decrease of 10%	(27.7)	(27.7)

The above analysis includes the following changes in DAC and VOBA related to an instantaneous increase/decrease in equity markets. Equity sensitivity and effect on DAC and VOBA:

	Effect on	Effect on
	Amortization of	DAC and VOBA
	DAC and VOBA	Assets as of
	for	December 31,
	2007	2007

Increase of 10%	$ (10.3)	$ 45.8
Decrease of 10%	10.8	(48.2)

60

Item 8. Financial Statements and Supplementary Data

Index to Consolidated Financial Statements

Page

Report of Independent Registered Public Accounting Firm	62
Consolidated Financial Statements:
Consolidated Statements of Operations for the years ended
December 31, 2007, 2006, and 2005	63
Consolidated Balance Sheets as of
December 31, 2007 and 2006	64
Consolidated Statements of Changes in Shareholder's Equity
for the years ended December 31, 2007, 2006, and 2005	66
Consolidated Statements of Cash Flows for the years ended
December 31, 2007, 2006, and 2005	67
Notes to Consolidated Financial Statements	69

Report of Independent Registered Public Accounting Firm

The Board of Directors
ING Life Insurance and Annuity Company

We have audited the accompanying consolidated balance sheets of ING Life Insurance and
Annuity Company and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting
Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ING Life Insurance and Annuity Company and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S.
generally accepted accounting principles.

As discussed in Note 14 to the financial statements, the Company restated 2006 and 2005 retained earnings (deficit), asset, and liability amounts presented in their consolidated balance sheets and changes in shareholder’s equity.

/s/ Ernst & Young LLP

Atlanta, Georgia March 25, 2008

ING Life Insurance and Annuity Company and Subsidiaries (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Statements of Operations (In millions)

	Year Ended December 31,
	2007	2006	2005

Revenue:

Net investment income	$ 1,054.7	$ 1,029.7	$ 1,037.1
Fee income	789.3	714.8	609.6

Premiums	46.8	37.5	43.2
Broker-dealer commission revenue	568.4	429.2	378.1

Net realized capital gains (losses)	(8.2)	3.0	22.0
Other income	0.9	15.7	7.7

Total revenue	2,451.9	2,229.9	2,097.7

Benefits and expenses:

Interest credited and other benefits

to contractowners	822.2	783.7	739.6
Operating expenses	652.2	568.3	524.3

Broker-dealer commission expense	568.4	429.2	378.1
Amortization of deferred policy acquisition
cost and value of business acquired	129.2	21.3	159.9

Interest expense	5.5	2.9	1.6

Total benefits and expenses	2,177.5	1,805.4	1,803.5

Income before income taxes	274.4	424.5	294.2
Income tax expense	56.0	122.7	21.5

Net income	$ 218.4	$ 301.8	$ 272.7

The accompanying notes are an integral part of these consolidated financial statements.

63

ING Life Insurance and Annuity Company and Subsidiaries (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Balance Sheets (In millions, except share data)

	As of December 31,
	2007	2006

		(Restated)
Assets
Investments:

Fixed maturities, available-for-sale, at fair value

(amortized cost of $13,374.7 at 2007 and $15,150.1 at 2006)	$ 13,316.3	$ 15,112.2
Equity securities, available-for-sale, at fair value
(cost of $440.1 at 2007 and $233.6 at 2006)	446.4	251.7

Mortgage loans on real estate	2,089.4	1,879.3
Policy loans	273.4	268.9

Limited partnerships/corporations	636.1	359.2
Other investments	202.7	39.7

Securities pledged (amortized cost of $940.2 at 2007 and $1,106.2 at 2006)	934.1	1,099.5

Total investments	17,898.4	19,010.5

Cash and cash equivalents	252.3	311.2
Short-term investments under securities loan agreement	183.9	283.1

Accrued investment income	168.3	180.4
Receivables for securities sold	5.6	90.1

Reinsurance recoverable	2,594.4	2,715.4
Deferred policy acquisition costs	728.6	622.6

Value of business acquired	1,253.2	1,340.2
Notes receivable from affiliate	175.0	175.0

Short-term loan to affiliate	-	45.0
Due from affiliates	10.6	9.1

Property and equipment	147.4	75.1
Other assets	112.1	73.8

Assets held in separate accounts	48,091.2	43,550.8

Total assets	$ 71,621.0	$ 68,482.3

The accompanying notes are an integral part of these consolidated financial statements.

64

ING Life Insurance and Annuity Company and Subsidiaries (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Balance Sheets (In millions, except share data)

	As of December 31,
	2007	2006

		(Restated)
Liabilities and Shareholder's Equity

Future policy benefits and claims reserves	$ 18,569.1	$ 19,984.1
Payables for securities purchased	0.2	42.6

Payables under securities loan agreement	165.1	283.1
Notes payable	9.9	-

Borrowed money	738.4	833.2
Due to affiliates	130.7	82.8

Current income taxes	56.8	59.8
Deferred income taxes	275.9	261.1

Other liabilities	542.7	371.1
Liabilities related to separate accounts	48,091.2	43,550.8

Total liabilities	68,580.0	65,468.6

Shareholder's equity

Common stock (100,000 shares authorized; 55,000

issued and outstanding; $50 per share value)	2.8	2.8
Additional paid-in capital	4,159.3	4,299.5

Accumulated other comprehensive loss	(33.8)	(14.0)
Retained earnings (deficit)	(1,087.3)	(1,274.6)

Total shareholder's equity	3,041.0	3,013.7

Total liabilities and shareholder's equity	$ 71,621.0	$ 68,482.3

The accompanying notes are an integral part of these consolidated financial statements.

65

ING Life Insurance and Annuity Company and Subsidiaries (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.) Consolidated Statements of Changes in Shareholder’s Equity (In millions)

			Accumulated	Retained	Total
		Additional	Other	Earnings	Shareholder's
	Common	Paid-In	Comprehensive	(Deficit)	Equity
	Stock	Capital	Income (Loss)	(Restated)	(Restated)

Balance at December 31, 2004	$ 2.8	$ 4,566.8	$ 67.1	$ (1,877.1)	$ 2,759.6
Prior period adjustment ($43.1 pretax)	-	-	-	28.0	28.0

Balance at January 1, 2005	2.8	4,566.8	67.1	(1,849.1)	2,787.6
Comprehensive income:

Net income	-	-	-	272.7	272.7
Other comprehensive loss, net of tax:

Change in net unrealized capital gains (losses)

on securities ($(108.4) pretax)	-	-	(77.5)	-	(77.5)
Minimum pension liability ($(1.1) pretax)	-	-	5.1	-	5.1

Total comprehensive income					200.3

Dividends paid	-	(20.5)	-	-	(20.5)

Employee share-based payments	-	3.3	-	-	3.3

Balance at December 31, 2005	2.8	4,549.6	(5.3)	(1,576.4)	2,970.7

Comprehensive income:
Net income	-	-	-	301.8	301.8

Other comprehensive loss, net of tax:
Change in net unrealized capital gains (losses)
on securities ($(23.4) pretax)	-	-	(10.7)	-	(10.7)

Pension liability and FAS No. 158

transition adjustment ($3.9 pretax)	-	-	2.5	-	2.5

					293.6

Total comprehensive income

Cumulative effect of change in accounting

principle ($(0.8) pretax)			(0.5)	-	(0.5)
Dividends paid	-	(256.0)	-	-	(256.0)

Employee share-based payments	-	5.9	-	-	5.9

Balance at December 31, 2006	2.8	4,299.5	(14.0)	(1,274.6)	3,013.7

Cumulative effect of change in

accounting principle	-	-	-	(31.1)	(31.1)

Balance at January 1, 2007	2.8	4,299.5	(14.0)	(1,305.7)	2,982.6

Comprehensive income:
Net income	-	-	-	218.4	218.4

Other comprehensive loss, net of tax:
Change in net unrealized capital gains (losses)
on securities ($(27.7) pretax), including
tax valuation allowance of $(6.4)	-	-	(24.4)	-	(24.4)

Pension liability ($7.1 pretax)	-	-	4.6	-	4.6

Total comprehensive income					198.6

Dividends paid	-	(145.0)	-	-	(145.0)
Employee share-based payments	-	4.8	-	-	4.8

Balance at December 31, 2007	$ 2.8	$ 4,159.3	$ (33.8)	$ (1,087.3)	$ 3,041.0

The accompanying notes are an integral part of these consolidated financial statements.

66

ING Life Insurance and Annuity Company and Subsidiaries (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Statements of Cash Flows (In millions)

	Year Ended December 31,
	2007	2006	2005

Cash Flows from Operating Activities:

Net income	$ 218.4	$ 301.8	$ 272.7
Adjustments to reconcile net income to
net cash provided by operating activities:

Capitalization of deferred policy acquisition costs, value

of business acquired, and sales inducements	(193.4)	(191.0)	(174.0)
Amortization of deferred policy acquisition costs,
value of business acquired, and sales inducements	133.9	25.9	165.8

Net accretion/decretion of discount/premium	72.7	83.8	115.5
Future policy benefits, claims reserves, and
interest credited	599.0	662.5	634.2

Provision for deferred income taxes	30.4	75.6	11.0
Net realized capital losses (gains)	8.2	(3.0)	(22.0)

Depreciation	18.2	12.6	12.0
Change in:

Accrued investment income	12.1	23.2	(21.6)
Reinsurance recoverable	121.0	81.3	104.6

Other receivable and assets accruals	(37.0)	(20.1)	2.6
Due to/from affiliates	46.4	20.4	4.6

Other payables and accruals	17.8	86.3	(49.8)
Other, net	(16.4)	5.9	3.3

Net cash provided by operating activities	1,031.3	1,165.2	1,058.9

Cash Flows from Investing Activities:

Proceeds from the sale, maturity, or redemption of:
Fixed maturities, available-for-sale	10,235.6	10,355.2	19,232.3

Equity securities, available-for-sale	113.8	91.7	119.8
Mortgage loans on real estate	205.4	197.0	179.0

Acquisition of:
Fixed maturities, available-for-sale	(8,425.5)	(8,802.1)	(19,435.9)

Equity securities, available-for-sale	(243.9)	(149.1)	(120.4)
Mortgage loans on real estate	(415.1)	(680.3)	(484.8)

Policy loans	(4.5)	(6.5)	0.3
Derivatives, net	32.2	1.4	4.2

Limited partnerships, net	(279.5)	(237.6)	(46.3)
Other investments	(182.1)	(4.0)	(1.5)

Purchases of property and equipment, net	(90.5)	(54.5)	(14.2)

Net cash provided by (used in) investing activities	945.9	711.2	(567.5)

The accompanying notes are an integral part of these consolidated financial statements.

67

ING Life Insurance and Annuity Company and Subsidiaries (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Consolidated Statements of Cash Flows (In millions)

	Year Ended December 31,
	2007	2006	2005

Cash Flows from Financing Activities:

Deposits received for investment contracts	1,600.0	1,875.7	2,024.2
Maturities and withdrawals from investment contracts	(3,451.2)	(3,420.7)	(2,237.5)

Short-term loans to affiliates	45.0	86.0	(106.0)
Short-term borrowings	(94.8)	(107.9)	(116.3)

Notes payable	9.9	-	-
Dividends to Parent	(145.0)	(256.0)	(20.5)

Net cash used in financing activities	(2,036.1)	(1,822.9)	(456.1)

Net (decrease) increase in cash and cash equivalents	(58.9)	53.5	35.3

Cash and cash equivalents, beginning of year	311.2	257.7	222.4

Cash and cash equivalents, end of year	$ 252.3	$ 311.2	$ 257.7

Supplemental cash flow information:
Income taxes paid, net	$ 45.1	$ 37.6	$ 47.1

Interest paid	$ 44.6	$ 40.8	$ 32.0

The accompanying notes are an integral part of these consolidated financial statements.

68

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

1. Organization and Significant Accounting Policies

Basis of Presentation ING Life Insurance and Annuity Company (“ILIAC”) is a stock life insurance company domiciled in the state of Connecticut.

ILIAC and its wholly-owned subsidiaries

(collectively, the “Company”) are providers of financial products and services in the
United States. ILIAC is authorized to conduct its insurance business in all states and in the District of Columbia.

The consolidated financial statements include ILIAC and its wholly-owned subsidiaries,
ING Financial Advisers, LLC (“IFA”) and Directed Services LLC (“DSL”). ILIAC is a
direct, wholly-owned subsidiary of Lion Connecticut Holdings Inc. (“Lion” or “Parent”),
which is an indirect, wholly-owned subsidiary of ING Groep N.V. (“ING”). ING is a global financial services holding company based in The Netherlands, with American
Depository Shares listed on the New York Stock Exchange under the symbol “ING.”

On December 1, 2006, Lion contributed to ILIAC, Directed Services, Inc. (“DSI”), a
New York corporation registered as a broker-dealer under the Securities Exchange Act of
1934 and as an investment advisor under the Investment Advisors Act of 1940, whose primary functions were the distribution of variable insurance products and investment advisory services for open-end mutual funds. Additionally, on December 12, 2006,
ILIAC organized DSL as a wholly-owned Delaware limited liability company. On
December 31, 2006, DSI merged with and into DSL and ceased to exist. Upon merger, the operations and broker-dealer and investment advisor registrations of DSI were consolidated into DSL, the surviving company. Effective January 1, 2007, ILIAC’s investment advisory agreement with certain variable funds offered in Company products was assigned to DSL.

Statement of Financial Accounting Standards (“FAS”) No. 141, “Business
Combinations”, excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles
Board (“APB”) Opinion No. 16, “Business Combinations”, provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The consolidated financial statements give effect to the DSL consolidation transactions as if they had occurred on January 1, 2004 and include the following:

69

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

	2006		2005

Total revenue	$ 594.9		$ 507.7
Net income		35.8		28.2

Additional paid-in capital:
Dividends paid		25.0		20.5

Employee share-based payments		0.1		0.2

On May 11, 2006, ILIAC organized NWL as a wholly-owned subsidiary for the purpose of purchasing, constructing, developing, leasing, and managing a new corporate office facility to be located at One Orange Way, Windsor, Connecticut (the “Windsor
Property”). Effective October 1, 2007, the principal executive office of ILIAC was changed to One Orange Way, Windsor, Connecticut.

On October 31, 2007, ILIAC’s subsidiary, NWL merged with and into ILIAC. As of the merger date, NWL ceased to exist, and ILIAC became the surviving corporation. The merger did not have an impact on ILIAC’s consolidated results of operations and financial position, as NWL was a wholly-owned subsidiary and already included in the consolidated financial statements for all periods presented since its formation.

Description of Business

The Company offers qualified and nonqualified annuity contracts that include a variety of funding and payout options for individuals and employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, 408, and 457, as well as nonqualified deferred compensation plans. The Company’s products are offered primarily to individuals, pension plans, small businesses, and employer-sponsored groups in the health care, government, and education markets (collectively “not-for-profit”
organizations) and corporate markets. The Company’s products are generally distributed through pension professionals, independent agents and brokers, third party administrators, banks, dedicated career agents, and financial planners.

Products offered by the Company include deferred and immediate (payout annuities)
annuity contracts. Company products also include programs offered to qualified plans and nonqualified deferred compensation plans that package administrative and record-
keeping services along with a variety of investment options, including affiliated and nonaffiliated mutual funds and variable and fixed investment options. In addition, the
Company offers wrapper agreements entered into with retirement plans, which contain certain benefit responsive guarantees (i.e. liquidity guarantees of principal and previously accrued interest for benefits paid under the terms of the plan) with respect to portfolios of plan-owned assets not invested with the Company. The Company also offers investment advisory services and pension and retirement savings plan administrative services.

The Company has one operating segment.

70

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Recently Adopted Accounting Standards Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB
Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which creates a single model to address the accounting for the uncertainty in income tax positions recognized in a company’s financial statements.

FIN 48 prescribes a

recognition threshold and measurement criteria that must be satisfied to recognize a financial statement benefit of tax positions taken, or expected to be taken, on an income tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

FIN 48 was adopted by the Company on January 1, 2007. As a result of implementing
FIN 48, the Company recognized a cumulative effect of change in accounting principle of
$2.9 as a reduction to January 1, 2007 Retained earnings (deficit).

Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with
Modifications or Exchanges of Insurance Contracts

In September 2005, the American Institute of Certified Public Accountants ("AICPA")
issued Statement of Position ("SOP") 05-1, “Accounting by Insurance Enterprises for
Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance
Contracts” (“SOP 05-1”), which states that when an internal replacement transaction results in a substantially changed contract, the unamortized deferred acquisition costs, unearned revenue liabilities, and deferred sales inducement assets, related to the replaced contract should not be deferred in connection with the new contract. Contract modifications that meet various conditions defined by SOP 05-1 and result in a new contract that is substantially unchanged from the replaced contract, however, should be accounted for as a continuation of the replaced contract.

SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverage that occurs by the exchange of a contract for a new contract, by amendment, endorsement, or rider, to a contract, or by the election of a feature or coverage within a contract. SOP 05-1 applies to internal replacements made primarily to contracts defined by FAS No. 60, “Accounting and Reporting by Insurance Enterprises”
(“FAS No. 60”), as short-duration and long-duration insurance contracts, and by FAS No.
97, “Accounting and Reporting by Insurance Enterprises for Certain Long-Duration
Contracts and for Realized Gains and Losses from the Sale of Investments” (“FAS No.
97”), as investment contracts.

71

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

SOP 05-1 was adopted by the Company on January 1, 2007, and is effective for internal replacements occurring on or after that date. As a result of implementing SOP 05-1, the
Company recognized a cumulative effect of change in accounting principle of $43.4, before tax, or $28.2, net of $15.2 of income taxes, as a reduction to January 1, 2007
Retained earnings (deficit). In addition, the Company revised its accounting policy on the amortization of deferred policy acquisition costs ("DAC") and value of business acquired ("VOBA") to include internal replacements.

Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans

In September 2006, the FASB issued FAS No. 158, “Employers' Accounting for Defined
Benefit Pension and Other Postretirement Plans - An Amendment of FASB Statements
No. 87, 88, 106, and 132R” (“FAS No. 158”). FAS No. 158 requires an employer to:

§	Recognize in the statement of financial position, an asset for a plan’s overfunded status or a liability for a plan’s underfunded status;

§	Measure a plan’s assets and obligations that determine its funded status as of the end of the fiscal year; and

§	Recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur, reporting such changes in comprehensive income.

On December 31, 2006, the Company adopted the recognition and disclosure provisions of FAS No. 158. The effect of adopting FAS No. 158 on the Company’s financial condition at December 31, 2006 is included in the accompanying consolidated financial statements. FAS No. 158 did not have a significant effect on the Company’s financial condition at December 31, 2006. The provisions regarding the change in the measurement date of postretirement benefit plans are not applicable, as the Company already uses a measurement date of December 31 for its pension plans.

The incremental effects of adopting the provisions of FAS No. 158 on the Company’s
Consolidated Balance Sheets at December 31, 2006 was $(0.5) .

Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued FAS No. 155, “Accounting for Certain Hybrid
Financial Instruments - an amendment of FASB Statements No. 133 and 140” (“FAS No.
155”), which permits the application of fair value accounting to certain hybrid financial instruments in their entirety if they contain embedded derivatives that would otherwise require bifurcation under FAS No. 133, “Accounting for Derivative Instruments and
Hedging Activities” (“FAS No. 133”). Under this approach, changes in fair value would be recognized currently in earnings. In addition, FAS No. 155 does the following:

72

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

§	Clarifies which interest-only strips and principal-only strips are not subject to derivative accounting under FAS No. 133;

§	Requires that interests in securitized financial assets be analyzed to identify interests that are freestanding derivatives or that are hybrid instruments that contain embedded derivatives requiring bifurcation;

§	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

§	Allows a qualifying special-purpose entity to hold derivative financial instruments that pertain to beneficial interests, other than another derivative financial instrument.

FAS No. 155 was adopted by the Company on January 1, 2007, and is effective for all instruments acquired, issued, or subject to a remeasurement event, occurring on or after that date. The adoption of FAS No. 155 did not have a material effect on the Company’s financial position, results of operations, or cash flows.

New Accounting Pronouncements

Business Combinations

In December 2007, the FASB issued FAS No. 141 (revised 2007), “Business
Combinations” (“FAS No. 141R”), which replaces FAS No. 141, “Business
Combinations,” as issued in 2001. FAS No. 141R requires most identifiable assets, liabilities, noncontrolling interest, and goodwill, acquired in a business combination to be recorded at full fair value as of the acquisition date, even for acquisitions achieved in stages. In addition, the statement requires:

§	Acquisition-related costs to be recognized separately and generally expensed;

§	Non-obligatory restructuring costs to be recognized separately when the liability is incurred;

§	Contractual contingencies acquired to be recorded at acquisition-date fair values;

§	A bargain purchase, which occurs when the fair value of net assets acquired exceeds the consideration transferred plus any non-controlling interest in the acquiree, to be recognized as a gain; and

§	The nature and financial effects of the business combination to be disclosed.

FAS No. 141R also amends or eliminates various other authoritative literature.

The provisions of FAS No. 141R are effective for fiscal years beginning on or after
December 15, 2008 for all business combinations occurring on or after that date. As such, this standard will impact any Company acquisitions that occur on or after
January 1, 2009.

73

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial
Assets and Financial Liabilities” (“FAS No. 159”), which allows a company to make an irrevocable election, on specific election dates, to measure eligible items at fair value.
The election to measure an item at fair value may be determined on an instrument by instrument basis, with certain exceptions. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date, and any upfront costs and fees related to the item will be recognized in earnings as incurred.
Items eligible for the fair value option include:

§	Certain recognized financial assets and liabilities;

§	Rights and obligations under certain insurance contracts that are not financial instruments;

§	Host financial instruments resulting from the separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument; and

§	Certain commitments.

FAS No. 159 is effective for fiscal years beginning after November 15, 2007. As of the effective date, the fair value option may be elected for eligible items that exist on that date. The effect of the first remeasurement to fair value shall be reported as a cumulative effect adjustment to the opening balance of Retained earnings (deficit). The Company will not be electing the fair value option for any eligible assets or liabilities in existence on January 1, 2008.

Fair Value Measurements

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements” (“FAS
No. 157”). FAS No. 157 provides guidance for using fair value to measure assets and liabilities whenever other standards require (or permit) assets or liabilities to be measured at fair value. FAS No. 157 does not expand the use of fair value in any new circumstances.

Under FAS No. 157, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, FAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop such assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. FAS No. 157 also requires separate disclosure of fair value measurements by level within the hierarchy and expanded disclosure of the effect on earnings for items measured using unobservable data.

The provisions of FAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of determining the impact of adoption of FAS No. 157.

74

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

Reclassifications

Certain reclassifications have been made to prior year financial information to conform to the current year classifications.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, money market instruments, and other debt issues with a maturity of 90 days or less when purchased.

Investments

All of the Company’s fixed maturities and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized capital gains (losses) on these securities are recorded directly in Shareholder’s equity, after adjustment for related changes in experience-rated contract allocations, DAC,
VOBA, and deferred income taxes.

Other-Than-Temporary Impairments

The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis.
Management considers the length of time and the extent to which fair value has been less than amortized cost, the issuer’s financial condition and near-term prospects, future economic conditions and market forecasts, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for recovery in fair value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other-than-temporary impairment is considered to have occurred.

In addition, the Company invests in structured securities that meet the criteria of the
Emerging Issues Task Force (“EITF”) Issue No. 99-20 “Recognition of Interest Income
and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial
Assets” (“EITF 99-20”). Under EITF 99-20, a further determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company’s ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been adverse change in cash flow since the last remeasurement date.

75

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value, and the loss is accounted for as a change in Net realized capital gains (losses).

Experience-Rated Products

Included in available-for-sale securities are investments that support experience-rated products. Experience-rated products are products where the customer, not the Company, assumes investment (including realized capital gains and losses) and other risks, subject to, among other things, minimum principal and interest guarantees. Unamortized realized capital gains (losses) on the sale of and unrealized capital gains (losses) on investments supporting these products are included in Future policy benefits and claims reserves on the Consolidated Balance Sheets. Net realized capital gains (losses) on all other investments are reflected in the Consolidated Statements of Operations. Unrealized
capital gains (losses) on all other investments are reflected in Accumulated other comprehensive income (loss) in Shareholder’s equity, net of DAC and VOBA adjustments for unrealized capital gains (losses), and related income taxes.

Purchases and Sales

Purchases and sales of fixed maturities and equity securities, excluding private placements, are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

Valuation

The fair value for fixed maturities is largely determined by one of two pricing methods:
published price quotations or valuation techniques with market inputs. Security pricing is applied using a hierarchy or “waterfall” approach, whereby prices are first sought from published price quotations, including independent pricing services or broker-dealer quotations. Published price quotations may be unavailable or deemed unreliable due to a limited market for securities that are rarely traded or are traded only in privately negotiated transactions. As such, fair values for the remaining securities, consisting primarily of privately placed bonds, are then determined using risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security.

The fair values for actively traded equity securities are based on quoted market prices.
For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value, where applicable.

76

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Mortgage loans on real estate are reported at amortized cost, less impairment write-
downs. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected cash flows from the loan, discounted at the loan’s effective interest rate, or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write-down recorded in Net realized capital gains (losses). At
December 31, 2007 and 2006, the Company had no allowance for mortgage loan credit losses. The properties collateralizing mortgage loans are geographically dispersed throughout the United States, with the largest concentration of and 16.8% and 17.7% of properties in California at December 31, 2007 and 2006, respectively.

Policy loans are carried at unpaid principal balances.

Short-term investments, consisting primarily of money market instruments and other fixed maturity issues purchased with an original maturity of 91 days to one year, are considered available-for-sale and are carried at fair value.

Derivative instruments are reported at fair value primarily using the Company’s derivative accounting system. The system uses key financial data, such as yield curves, exchange rates, Standard & Poor’s (“S&P”) 500 Index prices, and London Inter Bank
Offered Rates (“LIBOR”), which are obtained from third party sources and uploaded into the system. For those derivatives that are unable to be valued by the accounting system, the Company typically utilizes values established by third party brokers. Embedded derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models or market quotations.

Repurchase Agreements

The Company engages in dollar repurchase agreements (“dollar rolls”) and repurchase agreements to increase the return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities, and the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions is included in Securities pledged on the Consolidated Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements is included in
Borrowed money on the Consolidated Balance Sheets.

77

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

The Company also enters into reverse repurchase agreements. These transactions involve a purchase of securities and an agreement to sell substantially the same securities as those purchased. Company policies require a minimum of 102% of the fair value of securities pledged under reverse repurchase agreements to be pledged as collateral. Reverse repurchase agreements are included in Cash and cash equivalents on the Consolidated
Balance Sheets.

Securities Lending

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company’s guidelines to generate additional income.
The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

Derivatives

The Company’s use of derivatives is limited mainly to hedging purposes to reduce the
Company’s exposure to cash flow variability of assets and liabilities, interest rate risk, credit risk, and market risk. Generally, derivatives are not accounted for using hedge accounting treatment under FAS No. 133, as the Company has not historically sought hedge accounting treatment.

The Company enters into interest rate, equity market, credit default, and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks associated with changes in value, yield, price, cash flow, or exchange rates of assets or liabilities held or intended to be held, or to assume or reduce credit exposure associated with a referenced asset, index, or pool. The Company also utilizes options and futures on equity indices to reduce and manage risks associated with its annuity products. Open derivative contracts are reported as either Other investments or Other liabilities, as appropriate, on the Consolidated Balance Sheets. Changes in the fair value of such derivatives are recorded in Net realized capital gains (losses) in the Consolidated
Statements of Operations.

The Company also has investments in certain fixed maturity instruments, and has issued certain retail annuity products, that contain embedded derivatives whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads.

Embedded derivatives within fixed maturity instruments are included in Fixed maturities, available-for-sale, on the Consolidated Balance Sheets, and changes in fair value are recorded in Net realized capital gains (losses) in the Consolidated Statements of
Operations.

78

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Embedded derivatives within retail annuity products are included in Future policy benefits and claims reserves on the Consolidated Balance Sheets, and changes in the fair value are recorded in Interest credited and benefits to contractowners in the Consolidated
Statements of Operations.

Deferred Policy Acquisition Costs and Value of Business Acquired

General

DAC represents policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and certain agency expenses, related to the production of new and renewal business.

VOBA represents the outstanding value of in force business capitalized in purchase accounting when the Company was acquired and is subject to amortization. The value is based on the present value of estimated net cash flows embedded in the Company’s contracts.

FAS No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts in relation to the present value of estimated future gross profits from investment, mortality, and expense margins, plus surrender charges.

Internal Replacements

Contractowners may periodically exchange one contract for another, or make modifications to an existing contract. Beginning January 1, 2007, these transactions are identified as internal replacements and are accounted for in accordance with Statement of
Position 05-1.

Internal replacements that are determined to result in substantially unchanged contracts are accounted for as continuations of the replaced contracts. Any costs associated with the issuance of the new contracts are considered maintenance costs and expensed as incurred. Unamortized DAC and VOBA related to the replaced contracts continue to be deferred and amortized in connection with the new contracts. For deferred annuities, the estimated future gross profits of the new contracts are treated as revisions to the estimated future gross profits of the replaced contracts in the determination of amortization.

Internal replacements that are determined to result in contracts that are substantially changed are accounted for as extinguishments of the replaced contracts, and any unamortized DAC and VOBA related to the replaced contracts are written off to Net amortization of deferred policy acquisition costs and value of business acquired in the
Consolidated Statements of Operations.

79

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

As a result of implementing SOP 05-1, the Company recognized a cumulative effect of change in accounting principle of $43.4, before tax, or $28.2, net of $15.2 of income taxes, as a reduction to January 1, 2007 Retained earnings (deficit).

Unlocking

Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings.
Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

Due to the relative size and sensitivity to minor changes in underlying assumptions of
DAC and VOBA balances, the Company performs quarterly and annual analyses of DAC and VOBA. The DAC and VOBA balances are evaluated for recoverability.

At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated future gross profits requires that the amortization rate be revised
(“unlocking”), retroactively to the date of the policy or contract issuance. The cumulative unlocking adjustment is recognized as a component of current period amortization. In general, sustained increases in investment, mortality, and expense margins, and thus estimated future gross profits, lower the rate of amortization.
Sustained decreases in investment, mortality, and expense margins, and thus estimated future gross profits, however, increase the rate of amortization.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation. Expenditures for replacements and major improvements are capitalized; maintenance and repair expenditures are expensed as incurred.

At December 31, 2007 and 2006, total accumulated depreciation and amortization was
$120.7 and $107.5, respectively. Depreciation on property and equipment is provided on a straight-line basis over the estimated useful lives of the assets with the exception of land and artwork, which are not depreciated or amortized. The Company’s property and equipment are depreciated using the following estimated useful lives.

80

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Estimated Useful Lives
Buildings	40 years
Furniture and fixtures	5 years
Leasehold improvements	10 years, or the life of the lease, whichever is shorter
Equipment	3 years
Software	3 years

Reserves

The Company records as liabilities reserves to meet the Company’s future obligations under its variable annuity and fixed annuity products.

Future policy benefits and claims reserves include reserves for deferred annuities and immediate annuities with and without life contingent payouts.

Reserves for individual and group deferred annuity investment contracts and individual immediate annuities without life contingent payouts are equal to cumulative deposits, less charges and withdrawals, plus credited interest thereon, net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. Reserves interest rates vary by product and ranged from 1.6% to 7.8% for the years 2007, 2006, and 2005. Certain reserves also include unrealized gains and losses related to investments and unamortized realized gains and losses on investments for experience-
rated contracts. Reserves on experienced-rated contracts reflect the rights of contractowners, plan participants, and the Company. Reserves for group immediate annuities without life contingent payouts are equal to the discount value of the payment at the implied break-even rate.

Reserves for individual immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity type plan, year of issue, and policy duration. For the years 2007, 2006, and 2005, reserve interest rates ranged from 5.1% to 5.9% .

The Company has a significant concentration of reinsurance arising from the disposition of its individual life insurance business. In 1998, the Company entered into an indemnity reinsurance arrangement with certain subsidiaries of Lincoln National Corporation
(“Lincoln”). Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the Company under the reinsurance transaction. The Company includes an amount in Reinsurance recoverable on the Consolidated Balance Sheets, which equals the
Company’s total individual life reserves. Individual life reserves are included in Future policy benefits and claims reserves on the Consolidated Balance Sheets.

Unpaid claims and claim expenses for all lines of insurance include benefits for reported losses and estimates of benefits for losses incurred but not reported.

81

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Certain variable annuities offer guaranteed minimum death benefits (“GMDB”). The
GMDB is accrued in the event the contractowner account value at death is below the guaranteed value and is included in reserves.

Revenue Recognition

For most annuity contracts, charges assessed against contractowner funds for the cost of insurance, surrenders, expenses, and other fees are recorded as revenue as charges are assessed. Other amounts received for these contracts are reflected as deposits and are not recorded as premiums or revenue. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected in both
Premiums and Interest credited and other benefits to contractowners in the Consolidated
Statements of Operations.

Premiums on the Consolidated Statements of Operations primarily represent amounts received for immediate annuities with life contingent payouts.

Separate Accounts

Separate account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company or its affiliates.

Separate account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract, in shares of mutual funds that are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates.

Separate account assets and liabilities are carried at fair value and shown as separate captions in the Consolidated Balance Sheets. Deposits, investment income, and net realized and unrealized capital gains (losses) of the separate accounts, however, are not reflected in the Consolidated Statements of Operations (with the exception of realized and unrealized capital gains (losses) on the assets supporting the guaranteed interest option). The Consolidated Statements of Cash Flows do not reflect investment activity of the separate accounts.

82

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Assets and liabilities of separate account arrangements that do not meet the criteria for separate presentation in the Consolidated Balance Sheets (primarily the guaranteed interest option), and revenue and expenses related to such arrangements, are consolidated in the financial statements with the general account. At December 31, 2007 and 2006, unrealized capital losses of $11.0 and $7.3, respectively, after taxes, on assets supporting a guaranteed interest option are reflected in Shareholder’s equity.

Reinsurance

The Company utilizes indemnity reinsurance agreements to reduce its exposure to losses from GMDBs in its annuity insurance business.

Reinsurance permits recovery of a

portion of losses from reinsurers, although it does not discharge the Company’s primary liability as the direct insurer of the risks. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial strength and credit ratings of its reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company’s Consolidated Balance Sheets.

Of the Reinsurance recoverable on the Consolidated Balance Sheets, $2.6 billion and
$2.7 billion at December 31, 2007 and 2006, respectively, is related to the reinsurance recoverable from certain subsidiaries of Lincoln arising from the disposal of the
Company’s individual life insurance business in 1998 (see the Reinsurance footnote).
Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the
Company under the reinsurance transaction.

Income Taxes

The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

83

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

2.	Investments

	Fixed Maturities and Equity Securities

	Fixed maturities and equity securities, available-for-sale, were as follows as of
	December 31, 2007.

			Gross	Gross
			Unrealized	Unrealized
		Amortized	Capital	Capital	Fair
		Cost	Gains	Losses	Value

	Fixed maturities:

	U.S. Treasuries	$ 11.2	$ 0.7	$ -	$ 11.9
	U.S. government agencies and authorities	0.6	-	-	0.6

	State, municipalities, and political subdivisions	66.1	0.1	2.2	64.0

	U.S. corporate securities:

	Public utilities	1,049.1	10.8	15.6	1,044.3
	Other corporate securities	3,855.1	46.1	65.2	3,836.0

	Total U.S. corporate securities	4,904.2	56.9	80.8	4,880.3

	Foreign securities(1):

	Government	379.3	17.1	6.6	389.8
	Other	1,955.8	29.9	40.3	1,945.4

	Total foreign securities	2,335.1	47.0	46.9	2,335.2

	Residential mortgage-backed securities	4,146.1	101.8	63.5	4,184.4
	Commercial mortgage-backed securities	1,927.3	10.7	52.3	1,885.7

	Other asset-backed securities	924.3	5.5	41.5	888.3

	Total fixed maturities, including

	securities pledged	14,314.9	222.7	287.2	14,250.4
	Less: securities pledged	940.2	8.0	14.1	934.1

	Total fixed maturities	13,374.7	214.7	273.1	13,316.3
	Equity securities	440.1	13.8	7.5	446.4

	Total investments, available-for-sale	$ 13,814.8	$ 228.5	$ 280.6	$ 13,762.7

	(1) Primarily U.S. dollar denominated.

84

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Fixed maturities and equity securities, available-for-sale, were as follows as of December 31, 2006.

		Gross	Gross
		Unrealized	Unrealized
	Amortized	Capital	Capital	Fair
	Cost	Gains	Losses	Value

Fixed maturities:

U.S. Treasuries	$ 25.5	$ 0.1	$ -	$ 25.6
U.S. government agencies and authorities	276.6	3.6	3.3	276.9

State, municipalities, and political subdivisions	45.4	1.1	0.1	46.4

U.S. corporate securities:

Public utilities	1,111.4	9.1	15.7	1,104.8
Other corporate securities	4,281.8	47.6	62.3	4,267.1

Total U.S. corporate securities	5,393.2	56.7	78.0	5,371.9

Foreign securities(1):

Government	466.0	31.8	3.5	494.3
Other	2,000.4	28.3	33.3	1,995.4

Total foreign securities	2,466.4	60.1	36.8	2,489.7

Residential mortgage-backed securities	4,529.8	52.4	82.2	4,500.0
Commercial mortgage-backed securities	2,261.3	14.0	28.6	2,246.7

Other asset-backed securities	1,258.1	6.5	10.1	1,254.5

Total fixed maturities, including
securities pledged	16,256.3	194.5	239.1	16,211.7

Less: securities pledged	1,106.2	6.4	13.1	1,099.5

Total fixed maturities	15,150.1	188.1	226.0	15,112.2

Equity securities	233.6	20.4	2.3	251.7

Total investments, available-for-sale	$ 15,383.7	$ 208.5	$ 228.3	$ 15,363.9

(1) Primarily U.S. dollar denominated.

At December 31, 2007 and 2006, net unrealized losses were $58.2 and $26.5, respectively, on total fixed maturities, including securities pledged to creditors, and equity securities. At December 31, 2007 and 2006, $16.4 and $52.4, respectively, of net unrealized capital gains (losses) was related to experience-rated contracts and was not reflected in Shareholder’s equity but in Future policy benefits and claim reserves.

85

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

The amortized cost and fair value of total fixed maturities as of December 31, 2007, are shown below by contractual maturity. Actual maturities may differ from contractual maturities as securities may be restructured, called, or prepaid.

	Amortized	Fair
	Cost	Value

Due to mature:

One year or less	$ 363.4	$ 363.6
After one year through five years	2,440.7	2,451.6

After five years through ten years	2,779.9	2,761.2
After ten years	1,733.2	1,715.6

Mortgage-backed securities	6,073.4	6,070.1
Other asset-backed securities	924.3	888.3

Less: securities pledged	940.2	934.1

Fixed maturities, excluding securities pledged	$ 13,374.7	$ 13,316.3

The Company did not have any investments in a single issuer, other than obligations of the U.S. government and government agencies, with a carrying value in excess of 10% of the Company’s Shareholder’s equity at December 31, 2007 or 2006.

At December 31, 2007 and 2006, fixed maturities with fair values of $13.9 and $11.2, respectively, were on deposit as required by regulatory authorities.

The Company invests in various categories of collateralized mortgage obligations
(“CMOs”) that are subject to different degrees of risk from changes in interest rates and, for CMOs that are not agency-backed, defaults. The principal risks inherent in holding
CMOs are prepayment and extension risks related to dramatic decreases and increases in interest rates resulting in the prepayment of principal from the underlying mortgages, either earlier or later than originally anticipated. At December 31, 2007 and 2006, approximately 11.3% and 8.4%, respectively, of the Company’s CMO holdings were invested in those types of CMOs which are subject to more prepayment and extension risk than traditional CMOs, such as interest-only or principal-only strips.

Equity Securities

Equity securities, available-for-sale, included investments with fair values of $279.5 and
$219.5 in ING proprietary funds as of December 31, 2007 and 2006, respectively.

Repurchase Agreements

The Company engages in dollar repurchase agreements (“dollar rolls”) and repurchase agreements. At December 31, 2007 and 2006, the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions was $757.6 and $832.4, respectively. The repurchase obligation related to dollar rolls and repurchase agreements totaled $734.8 and $833.2 at December 31, 2007 and 2006, respectively.

86

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

The Company also engages in reverse repurchase agreements. At December 31, 2007 and 2006, the Company did not have any reverse repurchase agreements.

The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company’s exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was immaterial at December 31,
2007 and 2006. The Company believes the counterparties to the dollar rolls, repurchase, and reverse repurchase agreements are financially responsible and that the counterparty risk is minimal.

Unrealized Capital Losses

Unrealized capital losses in fixed maturities at December 31, 2007 and 2006, were primarily related to interest rate movement or spread widening to mortgage and other asset-backed securities. Mortgage and other asset-backed securities include U.S.
government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows. The following table summarizes the unrealized capital losses by duration and reason, along with the fair value of fixed maturities, including securities pledged, in unrealized capital loss positions at
December 31, 2007 and 2006.

	Less than	More than	More than
	Six	Six Months	Twelve
	Months	and less than	Months	Total
	Below	Twelve Months	Below	Unrealized
	Amortized	Below Amortized	Amortized	Capital
2007	Cost	Cost	Costs	Loss

Interest rate or spread widening	$ 18.8	$ 62.3	$ 48.8	$ 129.9
Mortgage and other
asset-backed securities	30.1	69.0	58.2	157.3

Total unrealized capital losses	$ 48.9	$ 131.3	$ 107.0	$ 287.2

Fair value	$ 2,256.2	$ 2,217.7	$ 3,612.1	$ 8,086.0

87

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

	Less than	More than	More than
	Six	Six Months	Twelve
	Months	and less than	Months	Total
	Below	Twelve Months	Below	Unrealized
	Amortized	Below Amortized	Amortized	Capital
2006	Cost	Cost	Costs	Loss

Interest rate or spread widening	$ 10.8	$ 4.8	$ 102.6	$ 118.2
Mortgage and other
asset-backed securities	11.0	2.5	107.4	120.9

Total unrealized capital losses	$ 21.8	$ 7.3	$ 210.0	$ 239.1

Fair value	$ 2,447.4	$ 501.5	$ 6,726.2	$ 9,675.1

Of the unrealized capital losses aged more than twelve months, the average market value of the related fixed maturities is 96.9% of the average book value. In addition, this category includes 761 securities, which have an average quality rating of AA. No other-
than-temporary impairment loss was considered necessary for these fixed maturities as of
December 31, 2007.

Other-Than-Temporary Impairments

The following table identifies the Company’s other-than-temporary impairments by type for the years ended December 31, 2007, 2006, and 2005.

	2007		2006		2005

		No. of		No. of		No. of
	Impairment	Securities	Impairment	Securities	Impairment	Securities

Limited partnerships	$ 3.0	1	$ -	-	$ -	-
U.S. Treasuries	-	-	6.4	4	0.1	2

U.S. corporate	36.3	113	24.4	67	3.9	15
Foreign	19.1	54	4.2	10	0.3	1

Residential mortgage-backed	7.1	30	16.6	76	44.7	82
Other asset-backed	10.5	21	7.0	1	-	-

Equity securities	-	-	0.1	3	-	-

Total	$ 76.0	219	$ 58.7	161	$ 49.0	100

The above schedule includes $16.4, $16.1, and $43.3 for the years ended December 31,
2007, 2006, and 2005, respectively, in other-than-temporary write-downs related to the analysis of credit-risk and the possibility of significant prepayment risk. The remaining
$59.6, $42.6, and $5.7 in write-downs for the years ended December 31, 2007, 2006, and
2005, respectively, are related to investments that the Company does not have the intent to retain for a period of time sufficient to allow for recovery in fair value. The following table summarizes these write-downs recognized by type for the years ended
December 31, 2007, 2006, and 2005.

88

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

	2007		2006		2005

		No. of		No. of		No. of
	Impairment	Securities	Impairment	Securities	Impairment	Securities

U.S. Treasuries	$ -	-	$ 6.4	4	$ 0.1	2
U.S. corporate	31.6	102	24.4	67	2.3	13

Foreign	19.1	54	4.2	10	-	-
Residential mortgage-backed	2.6	2	0.6	1	3.3	2

Other asset-backed	6.3	16	7.0	1	-	-

Total	$ 59.6	174	$ 42.6	83	$ 5.7	17

The remaining fair value of the fixed maturities with other-than-temporary impairments at December 31, 2007, 2006, and 2005 was $1,210.8, $704.4, and $475.0, respectively.

The Company may sell securities during the period in which fair value has declined below amortized cost for fixed maturities or cost for equity securities. In certain situations new factors, including changes in the business environment, can change the
Company’s previous intent to continue holding a security.

Net Investment Income

Sources of Net investment income were as follows for the years ended December 31,
2007, 2006, and 2005.

Fixed maturities, available-for-sale
Equity securities, available-for-sale
Mortgage loans on real estate
Policy loans
Short-term investments and cash equivalents
Other
Gross investment income
Less: investment expenses
Net investment income

2007	2006	2005

$ 895.5	$ 969.0	$ 978.9
38.5	10.5	9.7

118.5	93.6	73.0
14.1	13.2	30.0

2.2	2.4	2.7
88.3	44.5	38.7

1,157.1	1,133.2	1,133.0
102.4	103.5	95.9

$ 1,054.7	$ 1,029.7	$ 1,037.1

Net Realized Capital Gains (Losses)

Net realized capital gains (losses) are comprised of the difference between the amortized cost of investments and proceeds from sale and redemption, as well as losses incurred due to other-than-temporary impairment of investments and changes in fair value of derivatives. The cost of the investments on disposal is determined based on specific identification of securities. Net realized capital gains (losses) on investments were as follows for the years ended December 31, 2007, 2006, and 2005.

89

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

	2007	2006	2005

Fixed maturities, available-for-sale	$ (50.3)	$ (67.0)	$ 1.0
Equity securities, available-for-sale	6.4	9.3	12.4

Derivatives	(123.0)	(3.9)	17.9
Other	(2.6)	-	(0.3)

Less: allocation to experience-rated contracts	161.3	(64.6)	9.0

Net realized capital (loss) gains	$ (8.2)	$ 3.0	$ 22.0

After-tax net realized capital (loss) gains	$ (5.3)	$ 2.0	$ 14.3

The increase in Net realized capital losses for the year ended December 31, 2007, was primarily due to realized losses on derivatives, primarily related to losses on interest rate swaps and widening of credit spreads.

Net realized capital gains (losses) allocated to experience-rated contracts were deducted from Net realized capital gains (losses) and an offsetting amount was reflected in Future policy benefits and claim reserves on the Consolidated Balance Sheets. Net unamortized realized capital gains allocated to experienced-rated contractowners were $53.8, $164.5,
$240.3, at December 31, 2007, 2006, and 2005, respectively.

Proceeds from the sale of fixed maturities and equity securities, available-for-sale, and the related gross gains and losses, excluding those related to experience-related contracts, were as follows for the years ended December 31, 2007, 2006, and 2005.

	2007	2006	2005

Proceeds on sales	$ 5,738.8	$ 6,481.2	$ 10,062.3
Gross gains	66.4	109.0	161.1

Gross losses	(101.2)	110.9	93.9

3. Financial Instruments

Estimated Fair Value

The following disclosures are made in accordance with the requirements of FAS No. 107,
“Disclosures about Fair Value of Financial Instruments” (“FAS No. 107”). FAS No. 107
requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.
In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument.

90

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

FAS No. 107 excludes certain financial instruments, including insurance contracts, and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following valuation methods and assumptions were used by the Company in estimating the fair value of the following financial instruments:

Fixed maturities, available-for-sale: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices or dealer quotes. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. Also considered are factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees, and the Company’s evaluation of the borrower's ability to compete in their relevant market. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond.

Equity securities, available-for-sale: Fair values of these securities are based upon quoted market price. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion price, where applicable.

Mortgage loans on real estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

Cash and cash equivalents, Short-term investments under securities loan agreement, and
Policy loans: The carrying amounts for these assets approximate the assets’ fair values.

Assets held in separate accounts: Assets held in separate accounts are reported at the quoted fair values of the individual securities in the separate accounts.

Investment contract liabilities (included in Future policy benefits and claim reserves):

With a fixed maturity: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

Without a fixed maturity: Fair value is estimated as the amount payable to the contractowner upon demand. However, the Company has the right under such contracts to delay payment of withdrawals, which may ultimately result in paying an amount different than that determined to be payable on demand.

91

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Other financial instruments reported as assets and liabilities: The carrying amounts for these financial instruments (primarily derivatives and limited partnerships) approximate the fair values of the assets and liabilities. Derivatives are carried at fair value, which is determined using the Company’s derivative accounting system in conjunction with key financial data from third party sources or through values established by third party brokers, on the Consolidated Balance Sheets.

The carrying values and estimated fair values of certain of the Company’s financial instruments were as follows at December 31, 2007 and 2006.

		2007		2006

	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value

Assets:

Fixed maturities, available-for-sale,

including securities pledged	$ 14,250.4	$ 14,250.4	$ 16,211.7	$ 16,211.7
Equity securities, available-for-sale	446.4	446.4	251.7	251.7

Mortgage loans on real estate	2,089.4	2,099.3	1,879.3	1,852.6
Policy loans	273.4	273.4	268.9	268.9

Cash, cash equivalents, and

short-term investments under

securities loan agreement	436.2	436.2	594.3	594.3
Other investments	838.8	838.8	398.9	398.9

Assets held in separate accounts	48,091.2	48,091.2	43,550.8	43,550.8
Liabilities:

Investment contract liabilities:
With a fixed maturity	1,251.1	1,308.7	1,475.1	1,529.2

Without a fixed maturity	13,421.9	13,379.1	14,407.2	14,367.8
Derivatives	200.3	200.3	45.1	45.1

Fair value estimates are made at a specific point in time, based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized capital gains (losses). In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the
Company’s management of interest rate, price, and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

92

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Derivative Financial Instruments

	Notional Amount		Fair Value

	2007	2006	2007	2006

Interest Rate Swaps
Interest rate swaps are used to manage the interest
rate risk in the Company’s fixed maturities portfolio,
as well as the Company’s liabilities. Interest rate
swaps represent contracts that require the exchange
of cash flows at regular interim periods, typically
monthly or quarterly.	$ 7,680.0	$ 3,277.8	$ (111.6) $	16.4

Foreign Exchange Swaps
Foreign exchange swaps are used to reduce the risk
of a change in the value, yield, or cash flow with
respect to invested assets. Foreign exchange
swaps represent contracts that require the
exchange of foreign currency cash flows for
U.S. dollar cash flows at regular interim periods,
typically quarterly or semi-annually.	224.5	204.4	(45.3)	(30.9)

Credit Default Swaps
Credit default swaps are used to reduce the credit loss
exposure with respect to certain assets that the
Company owns, or to assume credit exposure to
certain assets that the Company does not own.
Payments are made to or received from the
counterparty at specified intervals and amounts
for the purchase or sale of credit protection.
In the event of a default on the underlying credit
exposure, the Company will either receive
an additional payment (purchased credit
protection) or will be required to make an additional
payment (sold credit protection) equal to the notional
value of the swap contract.	335.9	756.8	(8.8)	(2.5)

Total Return Swaps
Total return swaps are used to assume credit
exposure to a referenced index or asset pool.
The difference between different floating-rate
interest amounts calculated by reference to an
agreed upon notional principal amount is exchanged
with other parties at specified intervals.	-	139.0	-	0.3

93

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

	Notional Amount		Fair Value

	2007	2006	2007	2006

Swaptions
Swaptions are used to manage interest rate risk in the
Company’s collateralized mortgage obligation portfolio.
Swaptions are contracts that give the Company the
option to enter into an interest rate swap at a specific
future date.	$ 542.3	$ 1,112.0	$ 0.2 $	5.2

Embedded Derivatives
The Company also has investments in certain fixed

maturity instruments that contain embedded derivatives whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term),
exchange rates, prepayment rates, equity rates, or
credit ratings/spreads.
Within securities	N/A*	N/A*	40.8	(2.7)
Within annuity products	N/A*	N/A*	78.1	-

* N/A - not applicable. Credit Default Swaps

As of December 31, 2007, the maximum potential future exposure to the Company on the sale of credit protection under credit default swaps was $136.2.

94

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

4. Deferred Policy Acquisition Costs and Value of Business Acquired

Activity within DAC was as follows for the years ended December 31, 2007, 2006, and

2005.

Balance at January 1, 2005	$ 414.5
Prior period adjustment	(1.0)

Balance at January 1, 2005 (restated)	413.5
Deferrals of commissions and expenses	123.1

Amortization:
Amortization	(59.6)

Interest accrued at 5% to 7%	30.7

Net amortization included in the Consolidated Statements of Operations	(28.9)

Change in unrealized capital gains (losses) on available-for-sale securities	3.7

Balance at December 31, 2005	511.4

Deferrals of commissions and expenses	136.0
Amortization:

Amortization	(62.1)
Interest accrued at 6% to 7%	37.5

Net amortization included in the Consolidated Statements of Operations	(24.6)
Change in unrealized capital gains (losses) on available-for-sale securities	(0.2)

Balance at December 31, 2006	622.6
Deferrals of commissions and expenses	147.1

Amortization:
Amortization	(80.9)

Interest accrued at 5% to 7%	44.8

Net amortization included in the Consolidated Statements of Operations	(36.1)

Change in unrealized capital gains (losses) on available-for-sale securities	1.0
Implementation of SOP 05-01	(6.0)

Balance at December 31, 2007	$ 728.6

The estimated amount of DAC to be amortized, net of interest, is $45.1, $44.1, $46.0,
$42.4, and $42.1, for the years 2008, 2009, 2010, 2011 and 2012, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

95

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Activity within VOBA was as follows for the years ended December 31, 2007, 2006, and

2005.

Balance at January 1, 2005	$ 1,365.2
Prior period adjustment	(2.7)

Balance at January 1, 2005 (restated)	1,362.5
Deferrals of commissions and expenses	49.3

Amortization:
Amortization	(219.4)

Interest accrued at 5% to 7%	88.4

Net amortization included in the Consolidated Statements of Operations	(131.0)

Change in unrealized capital gains (losses) on available-for-sale securities	10.9

Balance at December 31, 2005	1,291.7

Deferrals of commissions and expenses	46.2
Amortization:

Amortization	(82.4)
Interest accrued at 5% to 7%	85.7

Net amortization included in the Consolidated Statements of Operations	3.3
Change in unrealized capital gains (losses) on available-for-sale securities	(1.0)

Balance at December 31, 2006	1,340.2
Deferrals of commissions and expenses	40.5

Amortization:
Amortization	(177.3)

Interest accrued at 5% to 7%	84.2

Net amortization included in the Consolidated Statements of Operations	(93.1)

Change in unrealized capital gains (losses) on available-for-sale securities	2.9
Implementation of SOP 05-1	(37.3)

Balance at December 31, 2007	$ 1,253.2

The estimated amount of VOBA to be amortized, net of interest, is $99.4, $90.8, $88.0,
$82.4, and $77.1, for the years 2008, 2009, 2010, 2011, and 2012, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

Analysis of DAC and VOBA

The increase in Amortization of DAC and VOBA for the year ended December 31, 2007, was primarily driven by unfavorable unlocking of $131.3 attributable to an increase in actual gross profits related to higher fee income and fixed margins in 2007. In addition, amortization for the year ended December 31, 2006 was lower due to favorable unlocking, as a result of prospective expense assumption changes.

96

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

The decrease in Amortization of DAC and VOBA in 2006 is primarily driven by favorable unlocking of $83.3, resulting from the refinements of the Company’s estimates of persistency, expenses and other assumptions. In addition, the decrease in amortization reflects lower actual gross profits, primarily due to a legal settlement incurred in 2006.

Amortization of DAC and VOBA increased in 2005 primarily due to increased gross profits, which were driven by higher fixed margins and variable fees because of higher average assets under management (“AUM”), partially offset by higher expenses. The
Company revised long-term separate account return and certain contractowner withdrawal behavior assumptions, as well as reflected current experience during 2005, resulting in a deceleration of amortization of DAC and VOBA of $11.7.

5. Dividend Restrictions and Shareholder’s Equity

ILIAC’s ability to pay dividends to its parent is subject to the prior approval of insurance regulatory authorities of the State of Connecticut for payment of any dividend, which, when combined with other dividends paid within the preceding 12 months, exceeds the greater of (1) ten percent (10%) of ILIAC’s statutory surplus at the prior year end or (2)
ILIAC’s prior year statutory net gain from operations.

During 2007, 2006, and 2005, ILIAC paid $145.0, $256.0, and $20.5, respectively, in dividends on its common stock to its parent.

During 2006, Lion contributed to ILIAC DSI, which had $50.5 in equity on the date of contribution and was accounted for in a manner similar to a pooling-of-interests. During
2007, 2006, and 2005, ILIAC did not receive any cash capital contributions from its parent.

The Insurance Department of the State of Connecticut (the “Department”) recognizes as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from accounting principles generally accepted in the United States.
Statutory net income was $245.5, $138.3, and $258.5, for the years ended December 31,
2007, 2006, and 2005, respectively. Statutory capital and surplus was $1,388.0 and
$1,447.5 as of December 31, 2007 and 2006, respectively.

As of December 31, 2007, ILIAC did not utilize any statutory accounting practices that are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affect statutory capital and surplus.

97

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

6.	Additional Insurance Benefits and Minimum Guarantees

The Company calculates an additional liability for certain GMDBs and other minimum guarantees in order to recognize the expected value of these benefits in excess of the projected account balance over the accumulation period based on total expected assessments.

The Company regularly evaluates estimates used to adjust the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised.

As of December 31, 2007, the separate account liability for guaranteed minimum benefits and the additional liability recognized related to minimum guarantees were $7.1 billion and $80.4, respectively. As of December 31, 2006, the separate account liability for guaranteed minimum benefits and the additional liability recognized related to minimum guarantees were $6.4 billion and $0.7, respectively.

The aggregate fair value of equity securities, including mutual funds, supporting separate accounts with additional insurance benefits and minimum investment return guarantees as of December 31, 2007 and 2006 was $7.1 billion and $6.4 billion, respectively.

7.	Income Taxes

Effective January 1, 2006, ILIAC files a consolidated federal income tax return with ING America Insurance Holdings (“ING AIH”) and certain other subsidiaries of ING AIH that are eligible corporations qualified to file consolidated federal income tax returns as part of the ING AIH affiliated group. Effective January 1, 2006, ILIAC is party to a federal tax allocation agreement with ING AIH and its subsidiaries that are part of the group whereby ING AIH charges its subsidiaries for federal taxes each subsidiary would have incurred were it not a member of the consolidated group and credits each subsidiary for losses at the statutory federal tax rate. For calendar year 2005, ILIAC filed a consolidated federal income tax return with its (former) subsidiary, ING Insurance Company of America.

	2007	2006	2005

Current tax expense (benefit):

Federal	$ 28.6	$ 23.3	$ 4.9
State	(9.0)	20.0	4.9

Total current tax expense	19.6	43.3	9.8

Deferred tax expense:

Federal	36.4	79.4	11.7

Total deferred tax expense	36.4	79.4	11.7

Total income tax expense	$ 56.0	$ 122.7	$ 21.5

98

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Income taxes were different from the amount computed by applying the federal income tax rate to income before income taxes for the following reasons for the years ended
December 31, 2007, 2006 and 2005:

	2007	2006	2005

Income before income taxes	$ 274.4	$ 424.5	$ 294.2
Tax rate	35.0%	35.0%	35.0%

Income tax at federal statutory rate	96.0	148.6	103.0
Tax effect of:

Dividend received deduction	(26.2)	(36.5)	(25.8)
IRS audit settlement	-	-	(58.2)

State audit settlement	(21.8)	-	-
State tax expense	-	13.0	3.2

Other	8.0	(2.4)	(0.7)

Income tax expense	$ 56.0	$ 122.7	$ 21.5

Temporary Differences

The tax effects of temporary differences that give rise to Deferred tax assets and Deferred tax liabilities at December 31, 2007 and 2006, are presented below.

	2007	2006

Deferred tax assets:

Insurance reserves	$ 216.6	$ 250.3
Net unrealized capital loss	6.4	-

Unrealized losses allocable to experience-rated contracts	5.7	18.3
Investments	6.7	3.5

Postemployment benefits	75.9	74.7
Compensation	27.3	25.1

Other	32.4	19.9

Total gross assets before valuation allowance	371.0	391.8

Less: valuation allowance	(6.4)	-

Assets, net of valuation allowance	364.6	391.8

Deferred tax liabilities:
Value of business acquired	(436.7)	(469.1)

Net unrealized capital gains	-	(15.9)
Deferred policy acquisition costs	(203.8)	(167.9)

Total gross liabilities	(640.5)	(652.9)

Net deferred income tax liability	$ (275.9)	$ (261.1)

Net unrealized capital gains and losses are presented as a component of other comprehensive income (loss) in Shareholder’s equity, net of deferred taxes.

99

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Valuation allowances are provided when it is considered unlikely that deferred tax assets will be realized. As of December 31, 2007, the Company had a $6.4 valuation allowance related to unrealized capital losses on investments, which is included in Accumulated other comprehensive income (loss). The Company had no valuation allowance as of
December 31, 2006.

Tax Sharing Agreement

ILIAC had a payable of $ 56.8 and $ 59.8 to ING AIH at December 31, 2007 and 2006,
respectively, for federal income taxes under the inter-company tax sharing agreement.

See Related Party Transactions footnote for more information.

Unrecognized Tax Benefits

As a result of implementing FIN 48, the Company recognized a cumulative effect of change in accounting principle of $2.9 as a reduction to January 1, 2007 Retained earnings (deficit). In addition, the Company had $68.0 of unrecognized tax benefits as of
January 1, 2007, of which $52.1 would affect the Company’s effective tax rate if recognized.

A reconciliation of the change in the unrecognized income tax benefits for the year is as follows:

Balance at January 1, 2007	$ 68.0
Additions for tax positions related to current year	2.9

Additions (reductions) for tax positions related to prior years	(23.5)
Balance at December 31, 2007	$ 47.4

The Company had $42.6 of unrecognized tax benefits as of December 31, 2007 that would affect the Company’s effective tax rate if recognized.

Interest and Penalties

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in Current income taxes and Income tax expense on the Balance Sheets and
Statements of Operations, respectively. The Company had accrued interest of $16.9 as of
December 31, 2007.

Regulatory Matters

The Company is under audit by the Internal Revenue Service (“IRS”) for tax years 2002 through 2005, and is subject to state audit in New York for years 1995 through 2000. It is anticipated that the IRS audit of tax years 2002 and 2003 will be finalized within the next twelve months. Upon finalization of the IRS exam, it is reasonably possible that the unrecognized tax benefits will decrease by up to $17.7. It is also reasonably possible that

100

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

the aforementioned state tax audits may be settled within the next twelve months. It is reasonably possible that the unrecognized tax benefit on uncertain tax positions related to the New York state tax audit will decrease by up to $11.4. The timing of the settlement and any potential future payment of the remaining allowance of $18.3 cannot be reliably estimated.

On September 25, 2007, the IRS issued Revenue Ruling 2007-61, which announced its intention to issue regulations with respect to certain computational aspects of the dividend received deduction (“DRD”) on separate account assets held in connection with variable annuity and life insurance contracts. Revenue Ruling 2007-61 suspended
Revenue Ruling 2007-54 issued in August 2007 that purported to change accepted industry and IRS interpretations of the statutes governing these computational questions.
Any regulations that the IRS ultimately proposes for issuance in this area will be subject to public notice and comment, at which time insurance companies and other members of the public will have the opportunity to raise legal and practical questions about the content, scope and application of such regulations. As a result, the ultimate timing, substance, and effective date of any such regulations are unknown, but they could result in the elimination of some or all of the separate account DRD tax benefit that the
Company receives.

Under prior law, life insurance companies were allowed to defer from taxation a portion of income. Deferred income of $17.2 was accumulated in the Policyholders Surplus
Account and would only become taxable under certain conditions, which management believed to be remote. In 2004, Congress passed the American Jobs Creation Act of
2004 allowing certain tax-free distributions from the Policyholders’ Surplus Account during 2005 and 2006. During 2006, the Company made a dividend distribution of
$256.0, which eliminated the $17.2 balance in the Policyholders Surplus Account and, therefore, any potential tax on the accumulated balance.

8. Benefit Plans

Defined Benefit Plan

ING North America Insurance Corporation (“ING North America”) sponsors the ING
Americas Retirement Plan (the “Retirement Plan”), effective as of December 31, 2001.
Substantially all employees of ING North America and its affiliates (excluding certain employees) are eligible to participate, including the Company’s employees other than
Company agents. The Retirement Plan is a tax-qualified defined benefit plan, the benefits of which are guaranteed (within certain specified legal limits) by the Pension
Benefit Guaranty Corporation (“PBGC”). As of January 1, 2002, each participant in the
Retirement Plan (except for certain specified employees) earns a benefit under a final average compensation formula. Subsequent to December 31, 2001, ING North America is responsible for all Retirement Plan liabilities. The costs allocated to the Company for its employees’ participation in the Retirement Plan were $17.2, $23.8, and $22.5, for
2007, 2006, and 2005, respectively, and are included in Operating expenses in the
Consolidated Statements of Operations.

101

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Defined Contribution Plan

ING North America sponsors the ING Americas Savings Plan and ESOP (the “Savings
Plan”). Substantially all employees of ING North America and its affiliates (excluding certain employees, including but not limited to Career Agents) are eligible to participate, including the Company’s employees other than Company agents. Career Agents are certain, full-time insurance salespeople who have entered into a career agent agreement with the Company and certain other individuals who meet specified eligibility criteria.
The Savings Plan is a tax-qualified profit sharing and stock bonus plan, which includes an employee stock ownership plan (“ESOP”) component. Savings Plan benefits are not guaranteed by the PBGC. The Savings Plan allows eligible participants to defer into the
Savings Plan a specified percentage of eligible compensation on a pre-tax basis. ING
North America matches such pre-tax contributions, up to a maximum of 6% of eligible compensation. Matching contributions are subject to a 4-year graded vesting schedule
(although certain specified participants are subject to a 5-year graded vesting schedule).
All contributions made to the Savings Plan are subject to certain limits imposed by applicable law. Pre-tax charges to operations of the Company for the Savings Plan were
$10.1 , $9.7, and $8.9, for the years ended December 31, 2007, 2006, and 2005, respectively, and are included in Operating expenses in the Consolidated Statements of
Operations.

Non-Qualified Retirement Plans

Through December 31, 2001, the Company, in conjunction with ING North America, offered certain eligible employees (other than Career Agents) a Supplemental Executive
Retirement Plan and an Excess Plan (collectively, the “SERPs”). Benefit accruals under the SERPs ceased, effective as of December 31, 2001. Benefits under the SERPs are determined based on an eligible employee’s years of service and average annual compensation for the highest five years during the last ten years of employment.

The Company, in conjunction with ING North America, sponsors the Pension Plan for
Certain Producers of ING Life Insurance and Annuity Company (formerly the Pension
Plan for Certain Producers of Aetna Life Insurance and Annuity Company) (the “Agents
Non-Qualified Plan”). This plan covers certain full-time insurance salespeople who have entered into a career agent agreement with the Company and certain other individuals who meet the eligibility criteria specified in the plan (“Career Agents”). The Agents
Non-Qualified Plan was terminated effective January 1, 2002. In connection with the termination, all benefit accruals ceased and all accrued benefits were frozen.

102

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

The SERPs and Agents Non-Qualified Plan, are non-qualified defined benefit pension plans, which means all the SERPs benefits are payable from the general assets of the
Company and Agents Non-Qualified Plan benefits are payable from the general assets of the Company and ING North America. These non-qualified defined benefit pension plans are not guaranteed by the PBGC.

Obligations and Funded Status

The following tables summarize the benefit obligations, fair value of plan assets, and funded status, for the SERPs and Agents Non-Qualified Plan, for the years ended
December 31, 2007 and 2006.

	2007	2006

Change in Projected Benefit Obligation:

Projected benefit obligation, January 1	$ 97.7	$ 106.8
Interest cost	5.4	5.5

Benefits paid	(9.3)	(8.3)
Actuarial loss on obligation	(8.2)	(6.3)

Projected benefit obligation, December 31	$ 85.6	$ 97.7

Fair Value of Plan Assets:
Fair value of plan assets, December 31	$ -	$ -

Amounts recognized in the Consolidated Balance Sheets consist of:

	2007	2006

Accrued benefit cost	$ (85.6)	$ (97.7)
Intangible assets	-	-

Accumulated other comprehensive income	4.9	14.1

Net amount recognized	$ (80.7)	$ (83.6)

At December 31, 2007 and 2006, the projected benefit obligation was $85.6 and $97.7, respectively.

Assumptions

The weighted-average assumptions used in the measurement of the December 31, 2007 and 2006 benefit obligation for the SERPs and Agents Non-Qualified Plan, were as follows:

	2007	2006

Discount rate at beginning of period	5.90%	5.50%
Rate of compensation increase	4.20%	4.00%

103

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

In determining the discount rate assumption, the Company utilizes current market information provided by its plan actuaries (particularly the Citigroup Pension Discount
Curve Liability Index), including a discounted cash flow analysis of the Company’s pension obligation and general movements in the current market environment. The discount rate modeling process involves selecting a portfolio of high quality, noncallable bonds that will match the cash flows of the Retirement Plan. Based upon all available information, it was determined that 6.5% was the appropriate discount rate as of
December 31, 2007, to calculate the Company’s accrued benefit liability. Accordingly, as prescribed by SFAS No. 87, “Employers’ Accounting for Pensions”, the 6.5% discount rate will also be used to determine the Company’s 2008 pension expense. December 31 is the measurement date for the SERP’s and Agents Non-Qualified Plan.

The weighted-average assumptions used in calculating the net pension cost were as follows:

	2007	2006	2005

Discount rate	6.50%	5.90%	6.00%
Rate of increase in compensation levels	4.20%	4.00%	4.00%

The weighted average assumptions used in calculating the net pension cost for 2007 were, as indicated above, a 6.5% discount rate and a 4.2% rate of compensation increase.
Since the benefit plans of the Company are unfunded, an assumption for return on plan assets is not required.

Net Periodic Benefit Costs

Net periodic benefit costs for the SERPs and Agents Non-Qualified Plan, for the years ended December 31, 2007, 2006, and 2005, were as follows:

	2007	2006	2005

Interest cost	$ 5.4	$ 5.5	$ 6.0
Net actuarial loss recognized in the year	0.7	2.0	1.3

Unrecognized past service cost recognized in the year	-	0.2	0.2
The effect of any curtailment or settlement	0.4	0.4	0.3

Net periodic benefit cost	$ 6.5	$ 8.1	$ 7.8

Cashflows

In 2008, the employer is expected to contribute $5.5 to the SERPs and Agents Non-
Qualified Plan. Future expected benefit payments related to the SERPs, and Agents Non-
Qualified Plan, for the years ended December 31, 2008 through 2012, and thereafter through 2017, are estimated to be $5.5, $4.0, $4.0, $4.3, $4.4 and $21.1, respectively.

104

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Other

On October 4, 2004, the President signed into law The Jobs Creation Act (“Jobs Act”).
The Jobs Act affects nonqualified deferred compensation plans, such as the Agents
Nonqualified Plan. ING North America will make changes to impacted nonqualified deferred compensation plans, as necessary to comply with the requirements of the Jobs
Act.

Stock Option and Share Plans

ING sponsors the ING Group Long Term Equity Ownership Plan (“leo”), which provides employees of the Company who are selected by the ING Board of Directors to be granted options and/or performance shares. The terms applicable to an award under leo are set out in an award agreement, which is signed by the participant when he or she accepts the award.

Options granted under leo are nonqualified options on ING shares in the form of
American Depository Receipts (“ADRs”). Leo options have a ten (10) year term and vest three years from the grant date. Options awarded under leo may vest earlier in the event of the participant’s death, permanent disability or retirement. Retirement for purposes of leo means a participant terminates service after attaining age 55 and completing 5 years of service. Early vesting in all or a portion of a grant of options may also occur in the event the participant is terminated due to redundancy or business divestiture. Unvested options are generally subject to forfeiture when a participant voluntarily terminates employment or is terminated for cause (as defined in leo). Upon vesting, participants generally have up to seven years in which to exercise their vested options. A shorter exercise period applies in the event of termination due to redundancy, business divestiture, voluntary termination or termination for cause. An option gives the recipient the right to purchase an ING share in the form of ADRs at a price equal to the fair market value of one ING share on the date of grant. On exercise, participant’s have three options
(i) retain the shares and remit a check for applicable taxes due on exercise, (ii) request the administrator to remit a cash payment for the value of the options being exercised, less applicable taxes, or (iii) retain some of the shares and have the administrator liquidate sufficient shares to satisfy the participant’s tax obligation. The share price is in Euros and converted to U.S. dollars, as determined by ING.

Awards of performance shares may also be made under leo. Performance shares are a contingent grant of ING stock, and, on vesting, the participant has the right to receive a cash amount equal to the closing price per ING share on the Euronext Amsterdam Stock
Market on the vesting date times the number of vested Plan shares. Performance shares generally vest three years from the date of grant, with the amount payable based on
ING’s share price on the vesting date. Payments made to participants on vesting are based on the performance targets established in connection with leo and payments can range from 0% to 200% of target. Performance is based on ING’s total shareholder return relative to a peer group as determined at the end of the vesting period. To vest, a participant must be actively employed on the vesting date, although vesting will continue

105

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

to occur in the event of the participant’s death, disability or retirement. If a participant is terminated due to redundancy or business divestiture, vesting will occur but in only a portion of the award. Unvested shares are generally subject to forfeiture when an employee voluntarily terminates employment or is terminated for cause (as defined in leo). Upon vesting, participants have three options (i) retain the shares and remit a check for applicable taxes due on exercise, (ii) request the administrator to remit a cash payment for the value of the shares, less applicable taxes, or (iii) retain some of the shares and have the administrator liquidate sufficient shares to satisfy the participant’s tax obligation. The amount is converted from Euros to U.S. dollars based on the daily average exchange rate between the Euro and the U.S. dollar, as determined by ING.

The Company recognized compensation expense for the leo options and performance shares of $4.5, $10.1, and $5.6 for the years ended December 31, 2007, 2006, and 2005 respectively.

For leo, the Company recognized tax benefits of $3.2, $0.1, and $0.3 in 2007, 2006, and
2005, respectively.

Other Benefit Plans

In addition, the Company, in conjunction with ING North America, sponsors the following benefit plans:

§	The ING 401(k) Plan for ILIAC Agents, which allows participants to defer a specified percentage of eligible compensation on a pre-tax basis. Effective January 1, 2006, the Company match equals 60% of a participant’s pre-tax deferral contribution, with a maximum of 6% of the participant’s eligible pay.

§	The Producers’ Incentive Savings Plan, which allows participants to defer up to a specified portion of their eligible compensation on a pre-tax basis. The Company matches such pre-tax contributions at specified amounts.

§	The Producers’ Deferred Compensation Plan, which allows participants to defer up to a specified portion of their eligible compensation on a pre-tax basis.

§	Certain health care and life insurance benefits for retired employees and their eligible dependents. The post retirement health care plan is contributory, with retiree contribution levels adjusted annually. The life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage.

The benefit charges allocated to the Company related to these plans for the years ended December 31, 2007, 2006, and 2005, were $0.4, $1.4, and $1.3, respectively.

9. Related Party Transactions

Operating Agreements ILIAC has certain agreements whereby it generates revenues and expenses with affiliated entities, as follows:

106

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

§	Investment Advisory agreement with ING Investment Management LLC (“IIM”), an affiliate, in which IIM provides asset management, administrative, and accounting services for ILIAC’s general account. ILIAC incurs a fee, which is paid quarterly, based on the value of the assets under management. For the years ended December 31, 2007, 2006, and 2005, expenses were incurred in the amounts of $60.5, $62.2, and $61.7, respectively.

§	Services agreement with ING North America for administrative, management, financial, and information technology services, dated January 1, 2001 and amended effective January 1, 2002. For the years ended December 31, 2007, 2006, and 2005, expenses were incurred in the amounts of $167.9, $175.3, and $138.5, respectively.

§	Services agreement between ILIAC and its U.S. insurance company affiliates dated January 1, 2001, and amended effective January 1, 2002 and December 31, 2007.

For the years ended December 31, 2007, 2006, and 2005, net expenses related to the agreement were incurred in the amount of $21.7, $12.4, and $17.8, respectively.

Management and service contracts and all cost sharing arrangements with other affiliated companies are allocated in accordance with the Company’s expense and cost allocation methods.

DSL has certain agreements whereby it generates revenues and expenses with affiliated entities, as follows:

§	Underwriting and distribution agreements with ING USA Annuity and Life Insurance Company (“ING USA”) and ReliaStar Life Insurance Company of New York (“RLNY”), affiliated companies, whereby DSL serves as the principal underwriter for variable insurance products. In addition, DSL is authorized to enter into agreements with broker-dealers to distribute the variable insurance products and appoint representatives of the broker-dealers as agents. For the years ended December 31, 2007, 2006, and 2005, commissions were collected in the amount of $568.4, $429.2, and $378.1. Such commissions are, in turn, paid to broker-dealers.

§	Services agreements with ING USA and RLNY, whereby DSL receives managerial and supervisory services and incurs a fee that is calculated as a percentage of average assets of each company’s variable separate accounts deposited in ING

Investors Trust. On August 9, 2007, DSL and ING USA entered into an amendment to the service agreement effective July 31, 2007 to modify the method for calculating the compensation owed to ING USA under the service agreement. As a result of this amendment, DSL pays ING USA the total net revenue associated with ING USA deposits into ING Investors Trust. For the years ended December 31, 2007, 2006, and 2005, expenses were incurred under these services agreements in the amount of $124.4, $70.8, and $46.3, respectively.

107

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

§	Administrative and advisory services agreements with ING Investment LLC and IIM, affiliated companies, in which DSL receives certain services for a fee. The fee for these services is calculated as a percentage of average assets of ING Investors Trust. For the years ended December 31, 2007, 2006, and 2005, expenses were incurred in the amounts of $13.1, $8.8, and $6.4, respectively.

Investment Advisory and Other Fees

During 2006 and 2005, ILIAC served as investment advisor to certain variable funds offered in Company products (collectively, the “Company Funds”). The Company Funds paid ILIAC, as investment advisor, daily fees that, on an annual basis, ranged, depending on the Fund, from 0.5% to 1.0% of their average daily net assets. Each of the Company
Funds managed by ILIAC were subadvised by investment advisors, in which case ILIAC paid a subadvisory fee to the investment advisors, which included affiliates. Effective
January 1, 2007, ILIAC’s investment advisory agreement with the Company Funds was assigned to DSL. ILIAC is also compensated by the separate accounts for bearing mortality and expense risks pertaining to variable life and annuity contracts. Under the insurance and annuity contracts, the separate accounts pay ILIAC daily fees that, on an annual basis are, depending on the product, up to 3.4% of their average daily net assets.
The total amount of compensation and fees received by the Company from the Company
Funds and separate accounts totaled $312.7, $289.9, and $263.0, (excludes fees paid to
ING Investment Management Co.) in 2007, 2006, and 2005, respectively.

DSL has been retained by ING Investors Trust (the “Trust”), an affiliate, pursuant to a management agreement to provide advisory, management, administrative and other services to the Trust. Under the management agreement, DSL provides or arranges for the provision of all services necessary for the ordinary operations of the Trust. DSL earns a monthly fee based on a percentage of average daily net assets of the Trust. DSL has entered into an administrative services subcontract with ING Fund Services, LLC, an affiliate, pursuant to which ING Fund Services, LLC, provides certain management, administrative and other services to the Trust and is compensated a portion of the fees received by DSL under the management agreement. For the years ended December 31,
2007, 2006, and 2005, revenue received by DSL under the management agreement
(exclusive of fees paid to affiliates) was $343.8, $233.9, and $174.6, respectively. At
December 31, 2007 and 2006, DSL had $26.7 and $22.1, respectively, receivable from the Trust under the management agreement.

Financing Agreements

ILIAC maintains a reciprocal loan agreement with ING AIH, an affiliate, to facilitate the handling of unanticipated short-term cash requirements that arise in the ordinary course of business. Under this agreement, which became effective in June 2001 and expires on
April 1, 2011, either party can borrow from the other up to 3% of ILIAC’s statutory admitted assets as of the preceding December 31. Interest on any ILIAC borrowing is charged at the rate of ING AIH’s cost of funds for the interest period, plus 0.15% .

108

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration.

Under this agreement, ILIAC incurred interest expense of $3.9, $1.8, and $0.7, for the years ended December 31, 2007, 2006, and 2005, respectively, and earned interest income of $1.7, $3.3, and $1.1, for the years ended December 31, 2007, 2006, and 2005, respectively. Interest expense and income are included in Interest expense and Net investment income, respectively, on the Consolidated Statements of Operations. At
December 31, 2007, ILIAC had no amount due from ING AIH under the reciprocal loan agreement and $45.0 receivable from ING AIH at December 31, 2006.

Note with Affiliate

On December 29, 2004, ING USA issued a surplus note in the principal amount of
$175.0 (the “Note”) scheduled to mature on December 29, 2034, to ILIAC, in an offering that was exempt from the registration requirements of the Securities Act of 1933.
ILIAC’s $175.0 Note from ING USA bears interest at a rate of 6.26% per year. Any payment of principal and/or interest is subject to the prior approval of the Iowa Insurance
Commissioner. Interest is scheduled to be paid semi-annually in arrears on June 29 and
December 29 of each year, commencing on June 29, 2005. Interest income for the years ended December 31, 2007 and 2006 was $11.1.

Tax Sharing Agreements

Effective January 1, 2006, ILIAC is a party to a federal tax allocation agreement with
ING AIH and its subsidiaries that are part of the ING AIH consolidated group. Under the federal tax allocation agreement, ING AIH charges its subsidiaries for federal taxes each subsidiary would have incurred were it not a member of the consolidated group and credits each subsidiary for losses at the statutory federal tax rate.

For the years ended December 31, 2006 and 2005, DSI, which merged with and into DSL on December 31, 2006, was party to the ING AIH federal tax allocation agreement, as described above. Income from DSL, a single member limited liability company, is taxed at the member level (ILIAC).

ILIAC has also entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax, or other tax return on a consolidated, combined, or unitary basis.

109

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

10.	Financing Agreements

ILIAC maintains a $100.0 uncommitted, perpetual revolving note facility with the Bank of New York ("BONY"). Interest on any of ILIAC’s borrowing accrues at an annual rate equal to a rate quoted by BONY to ILIAC for the borrowing. Under this agreement, ILIAC incurred minimal interest expense for the years ended December 31, 2007, 2006, and 2005. At December 31, 2007 and 2006, ILIAC had no amounts outstanding under the revolving note facility.

ILIAC also maintains a $75.0 uncommitted line-of-credit agreement with PNC Bank (“PNC”), effective December 19, 2005. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $75.0. Interest on any of ILIAC’s borrowing accrues at an annual rate equal to a rate quoted by PNC to ILIAC for the borrowing. Under this agreement, ILIAC incurred minimal interest expense for the years ended December 31, 2007 and 2006. At December 31, 2007 and 2006, ILIAC had no amounts outstanding under the line-of-credit agreement.

ILIAC also maintains $100.0 uncommitted line-of-credit agreement with Svenska Handelsbanken AB (Publ.), effective June 2, 2006. Borrowings are guaranteed by ING AIH, with maximum aggregate borrowings outstanding at anytime to ING AIH and its affiliates of $100.0. Interest on any of the Company’s borrowing accrues at an annual rate equal to the rate quoted by Svenska to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the year ended December 31, 2007. At December 31, 2007, ILIAC had no amounts outstanding under the line-of-credit agreement.

Also see Financing Agreements in the Related Party Transactions footnote.

11.	Reinsurance

At December 31, 2007, the Company had reinsurance treaties with 8 unaffiliated reinsurers covering a significant portion of the mortality risks and guaranteed death benefits under its variable contracts. At December 31, 2007, the Company did not have any outstanding cessions under any reinsurance treaties with affiliated reinsurers. The Company remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

On, October 1, 1998, the Company disposed of its individual life insurance business under an indemnity reinsurance arrangement with certain subsidiaries of Lincoln for $1.0 billion in cash. Under the agreement, Lincoln contractually assumed from the Company certain policyholder liabilities and obligations, although the Company remains obligated to contractowners. Effective March 1, 2007, the reinsurance agreements were assigned to a single subsidiary of Lincoln, and that subsidiary established a trust to secure its obligations to the Company under the reinsurance transaction.

110

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

The Company assumed $25.0 of premium revenue from Aetna Life, for the purchase and administration of a life contingent single premium variable payout annuity contract. In addition, the Company is also responsible for administering fixed annuity payments that are made to annuitants receiving variable payments. Reserves of $16.1 and $17.4 were maintained for this contract as of December 31, 2007 and 2006, respectively.

Reinsurance ceded in force for life mortality risks were $20.9 billion and $22.4 billion at
December 31, 2007 and 2006, respectively. At December 31, 2007 and 2006, net receivables were comprised of the following:

	2007	2006

Claims recoverable from reinsurers	$ 2,595.2	$ 2,727.1
Payable for reinsurance premiums	(0.9)	(1.2)

Reinsured amounts due to reinsurer	(5.9)	(0.5)
Reserve credits	0.1	0.8

Other	5.9	(10.8)

Total	$ 2,594.4	$ 2,715.4

Premiums and Interest credited and other benefits to contractowners were reduced by the following amounts for reinsurance ceded for the years ended December 31, 2007, 2006, and 2005.

	2007	2006	2005

Deposits ceded under reinsurance	$ 188.5	$ 199.0	$ 215.5
Premiums ceded under reinsurance	0.4	0.5	0.4

Reinsurance recoveries	419.7	359.0	363.7

12. Commitments and Contingent Liabilities

Leases

The Company leases certain office space and certain equipment under various operating leases, the longest term of which expires in 2014.

For the years ended December 31, 2007, 2006, and 2005, rent expense for leases was
$17.7, $17.8, and $17.4, respectively. The future net minimum payments under noncancelable leases for the years ended December 31, 2008 through 2012 are estimated to be $4.6, $3.5, $2.4, $1.7, and $0.8, respectively, and $0.5, thereafter. The Company pays substantially all expenses associated with its leased and subleased office properties.
Expenses not paid directly by the Company are paid for by an affiliate and allocated back to the Company.

111

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Commitments

Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments, at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments.

At December 31, 2007, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $357.8, $226.6 of which was with related parties.
At December 31, 2006, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $706.8, $322.3 of which was with related parties.
During 2007 and 2006, $87.3 and $79.4, respectively, was funded to related parties under off-balance sheet commitments.

Financial Guarantees

The Company owns a 3-year credit-linked note arrangement, whereby the Company will reimburse the guaranteed party upon payment default of the referenced obligation. Upon such default, the Company reimburses the guaranteed party for the loss under the reference obligation, and the Company receives that reference obligation in settlement.
The Company can then seek recovery of any losses under the agreement by sale or collection of the received reference obligation. As of December 31, 2007, the maximum liability to the Company under the guarantee was $30.0.

Windsor Property Construction

During the second half of 2006, NWL entered into agreements for site development and facility construction at the Windsor Property (collectively, the "Construction
Agreements"). Construction of the Windsor Property is complete, and costs incurred under the Construction Agreements and other agreements associated with the construction, acquisition, and development of the corporate office facility totaled $62.4 and $27.6 for the years ended December 31, 2007 and 2006, respectively. These costs were capitalized in Property and equipment on the Consolidated Balance Sheets.

Litigation

The Company is involved in threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential, or punitive damages, and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance, and established reserves,

112

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company’s operations or financial position.

Other Regulatory Matters

Regulatory Matters

As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the
Company and its affiliates have been and are providing full cooperation.

Insurance and Retirement Plan Products and Other Regulatory Matters

Federal and state regulators, and self-regulatory agencies, are conducting broad inquiries and investigations involving the insurance and retirement industries. These initiatives currently focus on, among other things, compensation, revenue sharing, and other sales incentives; potential conflicts of interest; potential anti-competitive activity; reinsurance;
sales and marketing practices (including sales to seniors); specific product types
(including group annuities and indexed annuities); and disclosure. It is likely that the scope of these industry investigations will further broaden before they conclude. The
Company and certain of its U.S. affiliates have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information. Some of these matters could result in regulatory action involving the
Company. These initiatives also may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the
Company is engaged. In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to their business practices are appropriate.

Investment Product Regulatory Issues

Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares; directed brokerage; compensation; sales practices, suitability, and supervision; arrangements with service providers; pricing; compliance and controls; adequacy of disclosure; and document retention.

In addition to responding to governmental and regulatory requests on fund trading issues,
ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

113

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of certain affiliates of the Company, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange
Act of 1934, as amended.

Action may be taken with respect to certain ING affiliates before investigations relating to fund trading are completed. The potential outcome of such action is difficult to predict but could subject certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of any such action will have a material adverse effect on ING or ING’s U.S.-based operations, including the Company.

ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING’s internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC.
Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING’s
U.S.-based operations, including the Company.

114

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

13.	Accumulated Other Comprehensive Income (Loss)

	Shareholder’s equity included the following components of Accumulated other
	comprehensive income (loss) as of December 31, 2007, 2006, and 2005.

		2007	2006	2005

	Net unrealized capital gains (losses):

	Fixed maturities, available-for-sale	$ (64.5)	$ (44.6)	$ (18.0)
	Equity securities, available-for-sale	6.3	18.1	3.2

	DAC/VOBA adjustment on

	available-for-sale securities	7.8	3.9	5.1
	Sales inducements adjustment on
	available-for-sale securities	0.2	0.1	0.1

	Premium deficiency reserve adjustment	-	(37.5)	(23.6)
	Other investments	(0.7)	0.8	1.2

	Less: allocation to experience-rated contracts	(16.4)	(52.4)	(48.6)

	Unrealized capital gains (losses), before tax	(34.5)	(6.8)	16.6

	Deferred income tax asset (liability)	12.1	2.4	(10.3)
	Asset valuation allowance	(6.4)	-	-

	Net unrealized capital gains (losses)	(28.8)	(4.4)	6.3
	Pension liability, net of tax	(5.0)	(9.6)	(11.6)

	Accumulated other comprehensive

	(loss) income	$ (33.8)	$ (14.0)	$ (5.3)

Net unrealized capital gains (losses) allocated to experience-rated contracts of $(16.4)
and $(52.4) at December 31, 2007 and 2006, respectively, are reflected on the
Consolidated Balance Sheets in Future policy benefits and claims reserves and are not included in Shareholder’s equity.

115

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

Changes in Accumulated other comprehensive income (loss), net of DAC, VOBA, and tax (excluding the tax valuation allowance), related to changes in unrealized capital gains
(losses) on securities, including securities pledged and excluding those related to experience-rated contracts, were as follows for the years ended December 31, 2007,
2006, and 2005.

	2007	2006	2005

Fixed maturities, available-for-sale	$ (19.9)	$ (26.6)	$ (500.1)
Equity securities, available-for-sale	(11.8)	14.9	(5.5)

DAC/VOBA adjustment on

available-for-sale securities	3.9	(1.2)	14.6
Sales inducements adjustment on
available-for-sale securities	0.1	-	0.2

Premium deficiency reserve adjustment	37.5	(13.9)	(23.6)
Other investments	(1.5)	(0.4)	(0.1)

Less: allocation to experience-rated contracts	36.0	(3.8)	(406.1)

Unrealized capital gains (losses), before tax	(27.7)	(23.4)	(108.4)

Deferred income tax asset (liability)	9.7	12.7	30.9

Net change in unrealized capital gains (losses)	$ (18.0)	$ (10.7)	$ (77.5)

	2007	2006	2005

Net unrealized capital holding gains (losses) arising

during the year (1)	$ (66.9)	$ (43.6)	$ (38.2)
Less: reclassification adjustment for gains
(losses) and other items included in Net income(2)	(48.9)	(32.9)	39.3

Net change in unrealized capital gains (losses) on securities $	(18.0)	$ (10.7)	$ (77.5)

(1)	Pretax unrealized holding gains (losses) arising during the year were $(102.9), $(95.4), and $(53.4), for the years ended December 31, 2007, 2006, and 2005, respectively.

(2)	Pretax reclassification adjustments for gains (losses) and other items included in Net income were $(75.2), $(72.0), and $55.0, for the years ended December 31, 2007, 2006, and 2005, respectively.

116

ING Life Insurance and Annuity Company and Subsidiaries
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
(Dollar amount in millions, unless otherwise stated)

14. Changes to Prior Years Presentation

During 2007, the Company identified $43.1 in unreconciled net liabilities. While the correction of this error is not material to the prior period financial statements, correction of the error through the current period income statement would be material to the 2007
Statements of Operations. In accordance with the guidance provided in SEC Staff
Accounting Bulletin (“SAB”) Topic IN, “Financial Statements - Considering the Effects
of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial
Statements” (“SAB 108”), the Company has restated the prior period financial statements to correct this error by adjusting January 1, 2005 Retained earnings and December 31,
2006 DAC, VOBA, Future policy benefits and claims reserves, Other liabilities, and
Deferred taxes as follows:

	Previously
	Reported	Adjustment	Restated

January 1, 2005

Retained earnings (net of tax)	$ (1,877.1)	$ 28.0	$ (1,849.1)
Total shareholder's equity (net of tax)	2,759.6	28.0	2,787.6

December 31, 2006

Deferred policy acquisition cost	$ 623.6	$ (1.0)	$ 622.6
Value of business acquired	1,342.9	(2.7)	1,340.2

Total assets	68,486.0	(3.7)	68,482.3

Future policy benefits and claims reserves	$ 19,995.8	$ (11.7)	$ 19,984.1
Other liabilities	406.2	(35.1)	371.1

Deferred taxes	246.0	15.1	261.1
Total liabilities	65,500.3	(31.7)	65,486.6

117

QUARTERLY DATA (UNAUDITED)
(Dollar amounts in millions, unless otherwise stated)

2007	First	Second	Third	Fourth

Total revenue	$ 579.1	$ 594.9	$ 601.4	$ 676.5

Income (loss) before income taxes	100.7	115.8	85.8	(27.9)

Income tax expense (benefit)	28.5	33.6	22.3	(28.4)

Net income	$ 72.2	$ 82.2	$ 63.5	$ 0.5

2006	First*	Second*	Third*	Fourth

Total revenue	$ 532.5	$ 551.2	$ 548.5	$ 597.7

Income before income taxes	80.4	116.9	84.3	142.9

Income tax expense	21.6	34.2	16.6	50.3

Net income	$ 58.8	$ 82.7	$ 67.7	$ 92.6

*Amounts have been restated to reflect the contribution of Directed Services, Inc. on December 1, 2006. See the "Organization
and Significant Accounting Policies" footnote for further information regarding the contribution.

118

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial

Disclosure None.

Item 9A. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief
Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive
Officer and the Chief Financial Officer have concluded that the Company’s current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company’s periodic SEC filings is made known to them in a timely manner.

Management’s Report on Internal Control Over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and
15d-15(f) under the Exchange Act) for the Company. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements of the Company in accordance with U.S. generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that:

§	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;

§	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors; and

§	provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

119

Management has assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007. In making its assessment, management has used the criteria set forth in “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based
upon its assessment, management has concluded that the Company’s internal control over financial reporting was effective as of December 31, 2007.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting.
Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange
Commission that permit the Company to provide only management’s report in this annual report.

Changes in Internal Control Over Financial Reporting

There has not been any change in the internal controls over financial reporting of the
Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

Item 9B. Other Information

None.

120

PART III

Item 10. Directors, Executive Officers, and Corporate Governance

Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

a)	Code of Ethics for Financial Professionals

The Company has approved and adopted a Code of Ethics for Financial Professionals (which was filed as Exhibit 14 to the Company’s Form 10-K, as filed with the Securities and Exchange Commission on March 29, 2004, File No. 033-23376), pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8-K filing.

b)	Designation of Board Financial Expert

The Company has designated David A. Wheat, Director, Executive Vice President and Chief Financial Officer of the Company, as its Board Financial Expert, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002. Because the Company is not subject to the requirements of Exchange Act Rule 10A-3, it does not have any outside directors sitting on its board.

Item 11. Executive Compensation

Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related
Stockholder Matters

Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 13. Certain Relationships, Related Transactions, and Director Independence

Omitted pursuant to General Instruction I(2) of Form 10-K.

121

Item 14. Principal Accounting Fees and Services

(Dollar amounts in millions, unless otherwise stated)

In 2007 and 2006, Ernst & Young LLP (“Ernst & Young”) served as the principal external auditing firm for ING, including ILIAC. ING subsidiaries, including ILIAC, are allocated Ernst & Young fees attributable to services rendered by Ernst & Young to each subsidiary. Ernst & Young fees allocated to the Company for the years ended
December 31, 2007 and 2006 are detailed below, along with a description of the services rendered by Ernst & Young to the Company.

	2007		2006

Audit fees	$ 3.3	$ 3.7
Audit-related fees	0.2			0.1

Tax fees	-	*		-	*
All other fees	-	*		-	*

	$ 3.5	$ 3.8

*Less than $0.1.

Audit Fees

Fees for audit services include fees associated with professional services rendered by the auditors for the audit of the annual financial statements of the Company and review of the Company’s interim financial statements.

Audit-related Fees

Audit-related fees were allocated to ILIAC for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the audit fee item above. These services consisted primarily of the audit of SEC product filings.

Tax Fees

There were minimal tax fees allocated to ILIAC in 2007 and 2006. Tax fees allocated to ILIAC were primarily for tax compliance and accounting for income taxes. These services consist of tax compliance, including the review of tax disclosures and proper completion of tax forms, assistance with questions regarding tax audits, and tax planning and advisory services relating to common forms of domestic taxation (i.e., income tax and capital tax).

All Other Fees

There were minimal fees allocated to ILIAC in 2007and 2006 under the category “all other fees.” Other fees allocated to ILIAC under this category typically include fees paid for products and services other than the audit fees, audit-related fees, and tax fees described above, and consist primarily of non-recurring support and advisory services.

122

Pre-approval Policies and Procedures

ILIAC has adopted the pre-approval policies and procedures of ING. Audit, audit-
related, and non-audit, services provided to the Company by ING’s independent auditors are pre-approved by ING’s audit committee. Pursuant to ING’s pre-approval policies and procedures, the ING audit committee is required to pre-approve all services provided by ING’s independent auditors to ING and its affiliates, including the Company. The ING pre-approval policies and procedures distinguish five types of services: (1) audit services, (2) audit-related services, (3) tax services, (4) other services that are not audit, audit-related, tax, or prohibited services, and (5) prohibited services (as described in the Sarbanes-Oxley Act).

The ING pre-approval procedures consist of a general pre-approval procedure and a specific pre-approval procedure.

General Pre-approval Procedure

ING’s audit committee pre-approves audit, audit-related, tax, and other, services to be provided by ING’s external audit firms on an annual basis. The audit committee also sets the maximum annual amount for such pre-approved services. Throughout the year, ING’s audit committee receives from ING’s external audit firms an overview of all services provided, including related fees and supported by sufficiently detailed information. ING’s audit committee evaluates this overview periodically on a retrospective basis during the year. Additionally, ING’s external audit firms and
Corporate Audit Services monitor the amounts paid versus the pre-approved amounts throughout the year.

Specific Pre-approval Procedure

In addition to the general pre-approval procedures, each proposed independent auditor engagement that is expected to generate fees in excess of the pre-approved amounts, must be approved by the audit committee after recommendation of local management on a case-by-case basis.

In 2007 and 2006, 100% of each of the audit-related services, tax services, and all other services were pre-approved by ING’s audit committee.

123

PART IV

Item 15. Exhibits, Financial Statement Schedules

(a)	The following documents are filed as part of this report:

	1.	Financial statements. See Item 8. on page 61.

	2.	Financial statement schedules. See Index to Consolidated Financial Statement Schedules on page 125.

	3.	Exhibits. See Exhibit Index on page 130.

124

	Index to Consolidated Financial Statement Schedules

		Page
Report of Independent Registered Public Accounting Firm		126
I.	Summary of Investments - Other than Investments in Affiliates as of
	December 31, 2007	127
IV.	Reinsurance Information as of and for the years ended
	December 31, 2007, 2006, and 2005	128
Schedules other than those listed above are omitted because they are not required or not applicable.

125

Report of Independent Registered Public Accounting Firm

The Board of Directors ING Life Insurance and Annuity Company

We have audited the consolidated financial statements of ING Life Insurance and Annuity
Company as of December 31, 2007 and 2006, and for each of the three years in the period ended
December 31, 2007, and have issued our report thereon dated March 25, 2008. Our audits also included the financial statement schedules listed in Item 15. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Ernst & Young LLP

Atlanta, Georgia March 25, 2008

126

ING Life Insurance and Annuity Company and Subsidiaries (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Schedule I

Summary of Investments – Other than Investments in Affiliates As of December 31, 2007 (In millions)

			Amount
			Shown on
			Consolidated
Type of Investments	Cost	Value*	Balance Sheets

Fixed maturities, available-for-sale:

U.S. Treasuries	$ 11.2	$ 11.9	$ 11.9
U.S. government agencies and authorities	0.6	0.6	0.6

State, municipalities, and political subdivisions	66.1	64.0	64.0
Public utilities securities	1,049.1	1,044.3	1,044.3

Other U.S. corporate securities	3,855.1	3,836.0	3,836.0
Foreign securities (1)	2,335.1	2,335.2	2,335.2

Residential mortgage-backed securities	4,146.1	4,184.4	4,184.4
Commercial mortgage-backed securities	1,927.3	1,885.7	1,885.7

Other asset-backed securities	924.3	888.3	888.3

Total fixed maturities, available-for-sale, including
securities pledged to creditors	$ 14,314.9	$ 14,250.4	$ 14,250.4

Equity securities, available-for-sale	$ 440.1	$ 446.4	$ 446.4

Mortgage loans on real estate	$ 2,089.4	$ 2,099.3	$ 2,089.4
Policy loans	273.4	273.4	273.4

Other investments	808.4	838.8	838.8

Total investments	$ 17,926.2	$ 17,908.3	$ 17,898.4

* See Notes 2 and 3 of Notes to Consolidated Financial Statements.

(1)	The term “foreign” includes foreign governments, foreign political subdivisions, foreign public utilities, and all other bonds of foreign issuers. Substantially all of the Company’s foreign securities are denominated in U.S. dollars.

127

ING Life Insurance and Annuity Company and Subsidiaries (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

Schedule IV

Reinsurance Information As of and for the years ended December 31, 2007, 2006, and 2005 (In millions)

					Percentage
					of Assumed
	Gross	Ceded	Assumed	Net	to Net

Year Ended December 31, 2007

Life insurance in force	$ 20,379.0	$ 20,938.9	$ 559.9	$ -	NM
Premiums:

Life	1.2	-	-	1.2
Accident and health insurance	0.4	0.4	-	-

Annuities	45.4	-	0.2	45.6

Total premiums	$ 47.0	$ 0.4	$ 0.2	$ 46.8

Year Ended December 31, 2006

Life insurance in force	$ 21,844.6	$ 22,450.5	$ 605.9	$ -	NM
Premiums:

Accident and health insurance	0.5	0.5	-	-
Annuities	37.3	-	0.2	37.5

Total premiums	$ 37.8	$ 0.5	$ 0.2	$ 37.5

Year Ended December 31, 2005

Life insurance in force	$ 24,151.5	$ 24,151.5	$ -	$ -	0.0%
Premiums:

Accident and health insurance	0.4	0.4	-	-
Annuities	43.2	-	-	43.2

Total premiums	$ 43.6	$ 0.4	$ -	$ 43.2

NM - Not meaningful

128

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 25, 2008	ING Life Insurance and Annuity Company
(Date)	(Registrant)

By: /s/

David A. Wheat David A. Wheat

Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 25, 2008.

	Signatures	Title

/s/	David A. Wheat	Director, Executive Vice President and

	David A. Wheat	Chief Financial Officer

/s/	Bridget M. Healy	Director

Bridget M. Healy

/s/	Robert G. Leary	Director

Robert G. Leary

/s/	Thomas J. McInerney	Director and Chairman

Thomas J. McInerney

/s/	Kathleen A. Murphy	Director

Kathleen A. Murphy

/s/	Catherine H. Smith	Director

Catherine H. Smith

/s/	Brian D. Comer	President

Brian D. Comer

/s/	Steven T. Pierson	Senior Vice President and

	Steven T. Pierson	Chief Accounting Officer

129

ING LIFE INSURANCE AND ANNUITY COMPANY
FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2007
Exhibit Index

Exhibit	Description of Exhibit
Number

3.1+	Certificate of Incorporation as amended and restated October 1, 2007.

3.2+	Amended and Restated ING Life Insurance and Annuity Company By-Laws,
effective October 1, 2007.

4.1	Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75964), as filed on July 29, 1997.

4.2	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75980), as filed on February 12, 1997.

4.3	Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75964), as filed on February 11, 1997.

4.4	Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-75986), as filed on April 12, 1996.

4.5	Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 4, 1999.

4.6	Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-75988), as filed on April 15, 1996.

4.7	Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 17, 1996.

4.8	Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-91846), as filed on April 15, 1996.

4.9	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-91846), as filed on August 6, 1996.

4.10	Incorporated by reference to Registration Statement on Form N-4 (File No. 333- 01107), as filed on February 21, 1996.

4.11	Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75982), as filed on February 20, 1997.

4.12	Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-75992), as filed on February 13, 1997.

4.13	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75974), as filed on February 28, 1997.

130

4.14	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 17, 1996.

4.15	Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 17, 1998.

4.16	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75982), as filed on April 22, 1996.

4.17	Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-75980), as filed on August 19, 1997.

4.18	Incorporated by reference to Registration Statement on Form N-4 (File No. 333- 56297), as filed on June 8, 1998.

4.19	Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-79122), as filed on August 16, 1995.

4.20	Incorporated by reference to Post-Effective Amendment No. 32 to Registration Statement on Form N-4 (File No. 33-34370), as filed on December 16, 1997.

4.21	Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-34370), as filed on September 29, 1997.

4.22	Incorporated by reference to Post-Effective Amendment No. 26 to Registration Statement on Form N-4 (File No. 33-34370), as filed on February 21, 1997.

4.23	Incorporated by reference to Post-Effective Amendment No. 35 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 17, 1998.

4.24	Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-87932), as filed on September 19, 1995.

4.25	Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 17, 1998.

4.26	Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 22, 1997.

4.27	Incorporated by reference to Post-Effective Amendment No. 21 to Registration Statement on Form N-4 (File No. 33-75996), as filed on February 16, 2000.

4.28	Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 7, 1999.

4.29	Incorporated by reference to Post-Effective Amendment No. 37 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 9, 1999.

4.30	Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-87305), as filed on December 13, 1999.

131

4.31	Incorporated by reference to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-56297), as filed on August 30, 2000.

4.32	Incorporated by reference to Post-Effective Amendment No.17 to Registration Statement on Form N-4 (File No. 33-75996), as filed on April 7, 1999.

4.33	Incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement on From N-4 (File No. 333-01107), as filed on February 16, 2000.

4.34	Incorporated by reference to the Registration Statement on Form S-2 (File No. 33- 64331), as filed on November 16, 1995.

4.35	Incorporated by reference to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-2 (File No. 33-64331), as filed on January 17, 1996.

4.36	Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-75988), as filed on December 30, 2003.

4.37	Incorporated by reference to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-75980), as filed on April 16, 2003.

4.38	Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 10, 2002.

4.39	Incorporated by reference to Post-Effective Amendment No. 24 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 11, 2003.

4.40	Incorporated by reference to Registration Statement on Form N-4 (File No. 333- 109860), as filed on October 21, 2003.

4.41	Incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement on Form N-4 (File No. 33-75962), as filed on December 17, 2004.

4.42	Incorporated by reference to Initial Registration Statement on Form N-4 (File No. 333-130822), as filed on January 3, 2006.

4.43	Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-87131), as filed on December 15, 1999.

4.44	Incorporated by reference to Registration Statement on Form N-4 (File No. 33- 59749), as filed on June 1, 1995.

4.45	Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-59749), as filed on April 16, 1997.

4.46	Incorporated by reference to Post-Effective Amendment No. 9 to Registration Statement on Form N-4 (File No. 33-80750), as filed on April 17, 1998.

4.47	Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-80750), as filed on April 23, 1997.

132

4.48	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-59749), as filed on November 26, 1997.

4.49	Incorporated by reference to Registration Statement on Form S-2 (File No. 33- 63657), as filed on October 25, 1995.

4.50	Incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on January 17, 1996.

4.51	Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-63657), as filed on November 24, 1997.

4.52	Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-2 (File No. 33-64331), as filed on November 24, 1997.

4.53	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-59749), as filed on November 26, 1997.

4.54	Incorporated by reference to Registration Statement on Form N-4 (File No. 33- 59749), as filed on June 1, 1995.

4.55	Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-59749), as filed on April 16, 1997.

10.1	Tax Sharing Agreement, dated as of December 13, 2000, among Aetna Inc. renamed Lion, Aetna U.S. Healthcare, Inc. renamed Aetna Inc. and ING America Insurance Holdings, Inc., incorporated by reference to the Company’s Form 10-K filed on March 30, 2001 (File No. 33-23376).

10.2	Lease Agreement, dated as of December 13, 2000, by and between Aetna Life Insurance Company and ILIAC, incorporated by reference to the Company’s Form 10-K filed on March 30, 2001 (File No. 33-23376).

10.3	Real Estate Services Agreement, dated as of December 13, 2000, between Aetna Inc. and ILIAC, incorporated by reference to the Company’s Form 10-K filed on March 30, 2001 (File No. 33-23376).

10.4	Tax Sharing Agreement between ILIAC and ING Insurance Company of America, effective January 1, 2001, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

10.5	Tax Sharing Agreement between ILIAC, ING America Insurance Holdings, Inc. and affiliated companies, effective January 1, 2001, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

10.6	Investment Advisory Agreement between ILIAC and ING Investment Management LLC, dated March 31, 2001, as amended effective January 1, 2003, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033- 23376).

133

10.7	Reciprocal Loan Agreement between ILIAC and ING America Insurance Holdings, Inc., effective June 1, 2001, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

10.8	Services Agreement between ILIAC and the affiliated companies listed in Exhibit B to the Agreement, dated as of January 1, 2001, as amended effective January 1, 2002, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

10.9	Services Agreement between ILIAC and ING North America Insurance Corporation, dated as of January 1, 2001, as amended effective January 1, 2002, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033- 23376).

10.10	Services Agreement between ILIAC and ING Financial Advisers, LLC., effective June 1, 2002, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

10.11	Administrative Services Agreement between ILIAC, ReliaStar Life Insurance Company of New York and the affiliated companies specified in Exhibit A to the Agreement, effective March 1, 2003, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

10.12	First Amendment to the Administrative Services Agreement between ILIAC, RLNY and the affiliated companies specified in Exhibit A to the Agreement, effective as of August 1, 2004, incorporated by reference to the Company’s Form 10-K filed on March 31, 2005 (File No. 033-23376).

10.13	Amendment to Investment Advisory Agreement between ILIAC and ING Investment Management LLC, effective October 14, 2003, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

10.14	Surplus Note for $175,000,000 aggregate principal amount, dated December 29, 2004 issued by ING USA Annuity and Life Insurance Company to its affiliate, ILIAC, incorporated by reference to the Company’s Form 10-K filed on March 31, 2005 (File No. 033-23376).

10.15	Joinder Number 2006-1 to Tax Sharing Agreement, dated January 20, 2006, between ILIAC and ING America Insurance Holdings, Inc. and its subsidiaries, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2006 (File No. 033- 23376).

10.16	Amendment Number 2006-1 to Services Agreement, dated as of September 11, 2006, between ILIAC and ING North America Insurance Corporation, incorporated by reference to the Company’s Form 10-Q filed on November 13, 2006 (File No. 033- 22376).

10.17	First Amendment, dated August 14, 2006, to Lease Agreement, dated as of December 13, 2000, between Aetna Life Insurance Company and ILIAC, incorporated by reference to the Company’s Form 10-Q filed on November 13, 2006 (File No. 033- 23376).

134

10.18	Second Amendment, dated October 13, 2006, to the Lease Agreement, dated as of December 13, 2000, between Aetna Life Insurance Company and ILIAC, incorporated by reference to the Company’s Form 10-K filed on April 2, 2007 (File No. 033-23376).

10.19	Agreement A1A document A111-1997 Standard Form of Agreement between Owner and Contractor, as modified, dated September 6, 2006 between Northfield Windsor LLC and John Moriarty & Associates, Inc., incorporated by reference to the Company’s Form 8-K filed on September 11, 2006 (File/Film No. 033- 23376/061083829).

10.20	Form of Agreement, titled Assurance of Discontinuance Pursuant to Executive Law Sec. 63(15), between the Attorney General of the State of New York and ING Life Insurance and Annuity Company dated October 10, 2006, incorporated by reference to the Company’s Form 8-K filed on October 11, 2006 (File No. 033-23376).

10.21	Form of Agreement, titled Consent Agreement among the State of New Hampshire, Department of State, Bureau of Securities Regulation, ING Life Insurance and Annuity Company, and ING Financial Advisors, LLC dated October 10, 2006, incorporated by reference to the Company’s Form 8-K filed on October 11, 2006 (File No. 033-23376).

10.22+	Amendment Number 2007-1 to Reciprocal Loan Agreement, dated as of December
31, 2007, between ILIAC and ING America Insurance Holdings, Inc.

10.23+	Amendment Number 2007-1 to Services Agreement, dated as of December 31, 2007, between ILIAC and affiliated insurance companies listed on Exhibit B to the
Agreement.

10.24	Administrative Services Agreement, dated as of October 1, 1998, among Aetna Life Insurance and Annuity Company (nka ILIAC), Aetna Life Insurance Company and The Lincoln National Life Insurance Company, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

10.25	Administrative Services Agreement, dated as of October 1, 1998, among Aetna Life Insurance and Annuity Company (nka ILIAC), Aetna Life Insurance Company and Lincoln Life & Annuity Company of New York, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

10.26	Coinsurance Agreement, dated as of October 1, 1998, between Aetna Life Insurance and Annuity Company (nka ILIAC) and The Lincoln National Life Insurance Company, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

10.27	Coinsurance Agreement, dated as of October 1, 1998, between Aetna Life Insurance and Annuity Company (nka ILIAC) and Lincoln Life & Annuity Company of New York, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

135

10.28	Modified Coinsurance Agreement, dated as of October 1, 1998, between Aetna Life Insurance and Annuity Company (nka ILIAC) and The Lincoln National Life Insurance Company, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

10.29	Modified Coinsurance Agreement, dated as of October 1, 1998, between Aetna Life Insurance and Annuity Company (nka ILIAC) and Lincoln Life & Annuity Company of New York, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

10.30	Assignment and Assumption Agreement, dated as of March 19, 2007, effective as of March 1, 2007, between ILIAC, The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

10.31	Amendment No. 1 to Coinsurance Agreement, effective March 1, 2007, between ILIAC and Lincoln Life & Annuity Company of New York, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

10.32	Amendment No. 1 to Coinsurance Agreement, effective March 1, 2007, between ILIAC and Lincoln Life & Annuity Company of New York, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

10.33	Grantor Trust Agreement, dated as of March 19, 2007 and effective as of March 1, 2007, among ILIAC, Lincoln Life & Annuity Company of New York and The Bank of New York, incorporated by reference to the Company’s Form 10-Q filed on May 15, 2007 (File No. 033-23376).

10.34	+ Services Agreement, effective as of January 1, 1994 and dated March 7, 1995, as amended March 7, 1995 and as amended July 31, 2007, between Golden American
Life Insurance Company (nka ING USA Annuity and Life Insurance Company) &
Directed Services Inc. (nka Directed Services LLC).

14.	ING Code of Ethics for Financial Professionals, incorporated by reference to the Company’s Form 10-K filed on March 29, 2004 (File No. 033-23376).

31.1	+ Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley Act of

2002.

31.2+	Certificate of Brian D. Comer pursuant to Section 302 of the Sarbanes-Oxley Act of
2002.

32.1+	Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley Act of
2002.

32.2+	Certificate of Brian D. Comer pursuant to Section 906 of the Sarbanes-Oxley Act of
2002.

+ Filed herewith.

136

Exhibit 31.1

CERTIFICATION

I, David A. Wheat, certify that:

1.	I have reviewed this annual report on Form 10-K of ING Life Insurance and Annuity Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

	a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

	c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

	a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	March 25, 2008

By: /s/	David A. Wheat

David A. Wheat
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Exhibit 31.2

CERTIFICATION

I, Brian D. Comer, certify that:

1.	I have reviewed this annual report on Form 10-K of ING Life Insurance and Annuity Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

	a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

	b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

	c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

	a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	March 25, 2008

By: /s/	Brian D. Comer

Brian D. Comer
President
(Duly Authorized Officer and Principal Officer)

Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING Life Insurance and Annuity Company
(the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 25, 2008	By: /s/	David A. Wheat

(Date)		David A. Wheat
Executive Vice President and
Chief Financial Officer

Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING Life Insurance and Annuity Company
(the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 25, 2008	By: /s/	Brian D. Comer

(Date)		Brian D. Comer
President

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Not Applicable.

Item 14. Indemnification of Directors and Officers

Section 33-779 of the Connecticut General Statutes (“CGS”) provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-
770 to 33-778, inclusive, of the Connecticut General Statutes, as amended by Sections 12 to 20, inclusive, of the
CGS. Reference is hereby made to Section 33-771(e) of the CGS regarding indemnification of directors and Section
33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against “liability” (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when (1) a determination is made pursuant to Section 33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or (2) a court has determined that indemnification is appropriate pursuant to Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by two or more disinterested directors, as defined in Section 33-
770(3); (b) by special legal counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 with Section 33-776 provide that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he is or was a director, officer, employee, or agent of the corporation. Pursuant to Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

Section 33-777 of the statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employee or agent of the corporation. Consistent with the statute, ING Groep N.V. maintains an umbrella insurance policy with an international insurer. The policy covers
ING Groep N.V. and any company in which ING Groep N.V. has controlling interest of 50% or more. This would encompass the principal underwriter as well as the depositor. The policy provides for the following types of coverage: errors and omissions, directors and officers, employment practices, fiduciary and fidelity

Section 20 of the ING Financial Advisers, LLC Limited Liability Company Agreement provides that ING Financial
Advisers, LLC will indemnify certain persons against any loss, damage, claim or expenses (including legal fees)
incurred by such person if he is made a party or is threatened to be made a party to a suit or proceeding because he was a member, officer, director, employee or agent of ING Financial Advisers, LLC, as long as he acted in good faith on behalf of ING Financial Advisers, LLC and in a manner reasonably believed to be within the scope of his authority. An additional condition requires that no person shall be entitled to indemnity if his loss, damage, claim or expense was incurred by reason of his gross negligence or willful misconduct. This indemnity provision is authorized by and is consistent with Title 8, Section 145 of the General Corporation Law of the State of Delaware.

Item 15. Recent Sales of Unregistered Securities

Not Applicable.

Item 16.		Exhibits and Financial Statement Schedules

(a)	Furnish the exhibits as required by Item 601 of Regulation S-K (§229.601):

	(1)(a)	Underwriting Agreement dated November 17, 2000 between Aetna Life Insurance and
Annuity Company and Aetna Investment Services, LLC · Incorporated by reference to Pre-
Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-49176), as
filed on November 30, 2000.

	(1)(b)	Confirmation of Underwriting Agreement · Incorporated by reference to Registration
Statement on Form S-1 (File No. 333-133158, Accession No. 0000836687-06-000199), as
filed on April 10, 2006.

	(3)(i)	Restated Certificate of Incorporation (amended and restated as of January 1, 2002) of ING
Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity
Company) · Incorporated by reference to ING Life Insurance and Annuity Company annual report on Form 10-K (File No. 033-23376), as filed on March 28, 2002.

	(3)(ii)	Amended and Restated By-Laws of ING Life Insurance and Annuity Company, effective
January 1, 2005 · Incorporated by reference to the ILIAC 10-Q, as filed on May 13, 2005
(File No. 033-23376, Accession No. 0001047469-05-014783).

	(4)	Instruments defining the rights security holders, including indentures:

	(4.1)	Variable Annuity Contract (G2-CDA-94(IR)) · Incorporated by reference to Registration
Statement on Form N-4 (File No. 33-59749), as filed on June 1, 1995.

	(4.2)	Variable Annuity Contract (G2-CDA-94(NQ)) · Incorporated by reference to Registration
Statement on Form N-4 (File No. 33-59749), as filed on June 1, 1995.

	(4.3)	Variable Annuity Contract (G-MP2 (5/96)) · Incorporated by reference to Post-Effective
Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-59749), as filed on
April 16, 1997.

	(4.4)	Certificate of Group Annuity Coverage (MP2CERT (5/96)) · Incorporated by reference to
Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-
59749), as filed on April 16, 1997.

	(4.5)	Variable Annuity Contract (G-CDA-GP2 (4/94)) · Incorporated by reference to Post-
Effective Amendment No. 9 to Registration Statement on Form N-4 (File No. 33-80750), as
filed on April 17, 1998.

	(4.6)	Variable Annuity Contract (I-CDA-GP2 (4/94)) · Incorporated by reference to Post-
Effective Amendment No. 9 to Registration Statement on Form N-4 (File No. 33-80750), as
filed on April 17, 1998.

	(4.7)	Certificate of Group Annuity Coverage (GP2CERT (4/94)) · Incorporated by reference to
Post-Effective Amendment No. 9 to Registration Statement on Form N-4 (File No. 33-
80750), as filed on April 17, 1998.

	(4.8)	Group Variable, Fixed, or Combination Annuity Contract (Nonparticipating) (G-GP2 (5/96))
· Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement
on Form N-4 (File No. 33-80750), as filed on April 23, 1997.

(4.9)	Individual Variable, Fixed or Combination Annuity Contract (Nonparticipating) (I-GP2
(5/96)) · Incorporated by reference to Post-Effective Amendment No. 8 to Registration
Statement on Form N-4 (File No. 33-80750), as filed on April 23, 1997.

(4.10)	Variable Annuity Contract (G-GP2 (5/97)) · Incorporated by reference to Post-Effective
Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-80750), as filed on
April 23, 1997.

(4.11)	Variable Annuity Contract (G-MP2 (5/97)) · Incorporated by reference to Post-Effective
Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-59749), as filed on
November 26, 1997.

(4.12)	Variable Annuity Certificate (MP2CERT (5/97)) · Incorporated by reference to Post-
Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-59749), as
filed on November 26, 1997.

(4.13)	Variable Annuity Contract (IMP2 (5/97)) · Incorporated by reference to Post-Effective
Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-59749), as filed on
November 26, 1997.

(4.14)	Certificate of Group Annuity Coverage (GP2CERT (5/97)) · Incorporated by reference to
Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-
80750), as filed on April 23, 1997.

(5)	Opinion as to Legality, attached.

(10)	Material Contracts are listed under Item 15 in the Company’s Form 10-K for the fiscal year ended December 31, 2007 (File No. 033-23376), as filed with the Commission on March 31,
2008. Each of the exhibits so listed is incorporated by reference as indicated in the Form 10
K.

(21)	Subsidiaries of the Registrant · Incorporated herein by reference to Item 26 in Post-Effective
Amendment No. 10 to Registration Statement on Form N-4 for Variable Annuity Account C
of ING Life Insurance and Annuity Company (File No. 333-105479), as filed with the
Securities and Exchange Commission on April 11, 2008.

(23)(a)	Consent of Independent Registered Public Accounting Firm, attached.

(23)(b)	Consent of Legal Counsel (included in Exhibit (5) above).

(24)(a)	Powers of Attorney, attached.

(24)(b)	Certificate of Resolution Authorizing Signature by Power of Attorney · Incorporated by
reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4
(File No. 33-75986), as filed on April 12, 1996.

(b)	ING Life Insurance and Annuity Company Form 10-K for the fiscal year ended December
31, 2007 is incorporated in Part I within the Prospectus.

Exhibits other than those listed above are omitted because they are not required or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)	Rule 415 offerings:

	(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-
effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(5)(ii)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Request for Acceleration of Effective Date:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective
Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-130833) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 21st day of April, 2008.

By:	ING LIFE INSURANCE AND ANNUITY COMPANY
(REGISTRANT)

By:

Richard T. Mason*
President

By:	/s/ John S. Kreighbaum

John S. (Scott) Kreighbaum as
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration
Statement has been signed by the following persons in the capacities indicated on April 21, 2008.

	Signature	Title

	Richard T. Mason*	President
(principal executive officer)
	Thomas J. McInerney*	Director and Chairman

	Kathleen A. Murphy*	Director

	Catherine H. Smith*	Director

	Bridget M. Healy*	Director

	Robert G. Leary*	Director

	David A. Wheat*	Director, Executive Vice President and Chief Financial Officer

	Steven T. Pierson*	Senior Vice President and Chief Accounting Officer
By:	/s/ John S. Kreighbaum

John S. (Scott) Kreighbaum as
Attorney-in-Fact

*Executed by John S. (Scott) Kreighbaum on behalf of those indicated pursuant to Powers of Attorney.

EXHIBIT INDEX

Exhibit No.	Exhibit

(5)	Opinion as to Legality	EX-5
(23)(a)	Consent of Independent Registered Public Accounting Firm	EX-23.A
(23)(b)	Consent of Legal Counsel	*
(24)(a)	Powers of Attorney	EX-24.A

*Included in Exhibit (5) above